1


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


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In re                                                :
                                                             Chapter 11 Case No.
FINE HOST CORPORATION,     :                         99 - 20 (PJW)

                                                     :
                           Debtor.
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                      SECOND AMENDED PLAN OF REORGANIZATION
                        FOR DEBTOR PURSUANT TO CHAPTER 11
                      OF THE UNITED STATES BANKRUPTCY CODE





















WEIL, GOTSHAL & MANGES LLP                    RICHARDS, LAYTON & FINGER, P.A.
767 Fifth Avenue                              One Rodney Square
New York, New York  10153                     Wilmington, Delaware  19899
(212) 310-8000                                (302) 658-6541
Attorneys for Debtor and                      Attorneys for Debtor and
   Debtor in Possession                           Debtor in Possession

                  Fine Host Corporation hereby proposes the following plan of reorganization pursuant to sections 1121(a) and (c) and 1123 of the Bankruptcy Code.

Article I

                                   DEFINITIONS

                  As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of terms defined:

1.1 Acquisition Debt Claim: Any Claim of a holder of a General Unsecured Claim for indebtedness arising from or related to the acquisition by the Debtor or an Affiliate of the capital stock, assets or business operations of an Entity.

1.2 Ad Hoc Committee: The informal committee of holders of Subordinated Note Claims formed prior to the Petition Date in connection with the negotiation and preparation of the Plan.

1.3 Administrative Expense Claim: Any Claim constituting a cost or expense of administration of the Chapter 11 Case asserted under section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the businesses of the Debtor in Possession, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its businesses or for the acquisition or lease of property or the procurement or rendition of services, any costs and expenses of the Debtor in Possession for the management, maintenance, preservation, sale or other disposition of any assets, the administration and implementation of the Plan, the administration, prosecution or defense of Claims by or against the Debtor and for distributions under the Plan, any Claims for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date or otherwise in accordance with the provisions of the Plan, fees and expenses of the Subordinated Notes Trustee arising during the period from and after the Petition Date and prior to the Effective Date, and any fees or charges assessed against the Debtor's estate under section 1930, chapter 123, Title 28, United States Code.

1.4 Affiliate: Any Entity that is an "affiliate" of the Debtor within the meaning of section 101(2) of the Bankruptcy Code.

1.5 Allowed Administrative Expense Claim: An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

1.6 Allowed Claim/Allowed Equity Interest: Any Claim against or Equity Interest in the Debtor, (a) (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim against or equity interests in the Debtor, (ii) if no proof of Claim or Equity Interest has been timely filed, which has been or hereafter is listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent or (iii) any Equity Interest registered in the stock register maintained by or on behalf of the Debtor as of the Record Date and, in each such case in clauses (i), (ii) and
(iii) above, a Claim or Equity Interest as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim or Equity Interest has been allowed in whole or in part by a Final Order or (b) in the case of Subordinated Note Claims, allowed pursuant to the terms of Section 6.1 hereof. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code.

1.7 Allowed Debenture Rescission Claim: A Debenture Rescission Claim, to the extent it is or has become an Allowed Claim.

1.8 Allowed Fine Host Equity Interest: A Fine Host Equity Interest, to the extent it is or has become an Allowed Equity Interest.

     1.9 Allowed General Unsecured Claim: A General Unsecured Claim, to the extent it is or has become an Allowed Claim.

     1.10 Allowed Priority Non-Tax Claim: A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

     1.11 Allowed Priority Tax Claim: A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

     1.12 Allowed Secured Claim: A Secured Claim, to the extent it is or has become an Allowed Claim.

     1.13 Allowed Statutorily Subordinated Claim: A Statutorily Subordinated Claim, to the extent it is or has become an Allowed Claim.

     1.14 Allowed Subordinated Note Claim: A Subordinated Note Claim, to the extent it is or has become an Allowed Claim.

     1.15 Allowed Unsecured Claim: An Unsecured Claim, to the extent it is or has become an Allowed Claim.

1.16 Amended Bylaws of Reorganized Fine Host: The amended bylaws of Reorganized Fine Host, which amended bylaws shall be in substantially the form included in the Plan Supplement.

1.17 Amended and Restated Certificate of Incorporation of Reorganized Fine Host:
The Certificate of Incorporation of Reorganized Fine Host, as amended, which certificate of incorporation shall be in substantially the form included in the Plan Supplement.

1.18 Available Cash: An amount equal to the Debtor's actual Cash on hand and Cash Equivalents on the Effective Date minus (a) the amount of Cash necessary to satisfy, whether on the Effective Date or thereafter, (i) the amount of all Allowed Administrative Expense Claims, (ii) the amount of all Allowed Priority Tax Claims not otherwise extended in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, (iii) the amount of all Allowed Priority Non-Tax Claims,
(iv) the amount of all Allowed Secured Claims to be satisfied in Cash under the Plan and (v) the amount of all Allowed General Unsecured Claims, other than Allowed General Unsecured Claims relating to that portion of Acquisition Debt Claims which become due and payable in the ordinary course after the Effective Date, and (b) One Million Dollars ($1,000,000.00) necessary to fund the Litigation Trust. In determining the exact amount of Available Cash, the Debtor shall, on the Effective Date, reasonably and in good faith estimate the amounts necessary to satisfy the Claims set forth in clauses (i), (ii), (iii), (iv) and
(v) above.

1.19 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in Title 11, United States Code, as applicable to the Chapter 11 Case.

1.20 Bankruptcy Court: The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Case.

1.21 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of Title 28 of the United States Code, and any Local Rules of the Bankruptcy Court, as amended.

1.22 Business Day: A day other than a Saturday, a Sunday or any other day on which commercial banks in Greenwich, Connecticut are required or authorized to close.

1.23     Cash:  Lawful currency of the United States of America.

1.24 Cash Equivalents: Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtor or an Affiliate, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody's Rating of "A" or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders' equity or equivalent capital of not less than Two Hundred Million Dollars ($200,000,000), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

1.25 Chapter 11 Case: The case commenced under chapter 11 of the Bankruptcy Code by the Debtor on the

Petition Date.

1.26 Claim: Any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

1.27 Class: A category of holders of Claims or Equity Interests as set forth in Article IV of the Plan.


1.28   Class   Action:   The   litigation,   styled   In  re:   Fine   Host
Corporation,Securities Litigation, pending before the United States District Court for the District of Connecticut, Civil Action No. 3:97-CV-2619 (JCH).

1.29 Collateral: Any property or interest in property of the estate of the Debtor that is subject to an unavoidable Lien to secure the payment or performance of a Claim.

1.30 Confirmation Hearing: The hearing to consider confirmation of the Plan in accordance with section 1129 of the Bankruptcy Code, as the same may be adjourned from time to time.

1.31 Confirmation Date: The date upon which the Clerk of the Bankruptcy Court enters the Confirmation Order.

1.32 Confirmation Order: The order of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code.

1.33 Creditor: Any person that has a Claim against the Debtor that arose or is deemed to have arisen on or before the Petition Date, including, without limitation, a Claim against the Debtor's estate of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

1.34 Creditor Cash: The amount of Fine Host's Cash equal to the sum of (a) the first Forty-Five Million Dollars ($45,000,000.00) of Available Cash, (b) fifty percent (50%) of the amount of Available Cash in excess of Sixty Million Dollars ($60,000,000.00) but less than Seventy Million Dollars ($70,000,000.00), and (c) one hundred percent (100%) of the amount of Available Cash, if any, in excess of Seventy Million Dollars ($70,000,000.00).

1.35     Debtor:  Fine Host Corporation, a Delaware corporation.

1.36 Debtor in Possession: The Debtor as a debtor in possession pursuant to sections 1107(a) and 1108 of the

Bankruptcy Code.

1.37 Debenture Rescission Claim: Any Claim of a holder or former holder of a Subordinated Note for rescission, damages or diminution in value, if any, including, without limitation, any claims by any such holder arising from or relating to the disclosure of the Debtor's alleged accounting irregularities and, to the extent not assumed in accordance with the provisions of Section 17.4 of the Plan, any Claim of any other Entity for reimbursement, contribution or indemnification in connection with any of the foregoing.

1.38 Disclosure Statement: The disclosure statement related to the Plan and approved by the Bankruptcy Court in accordance with section 1125 of the Bankruptcy Code.

1.39 Disputed Claim; Disputed Equity Interest: Any Claim against or Equity Interest in the Debtor, to the extent the allowance of which is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

1.40 Disputed Claim Amount: The lesser of (a) the amount of a Disputed Claim as filed with the Bankruptcy Court and (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court; provided, however, that nothing contained in the Plan is intended to or shall affect any Person's or Entity's rights under section 502(j) of the Bankruptcy Code.

1.41 Effective Date: The first Business Day following the satisfaction of the conditions precedent specified in Section 18.1 of the Plan, unless otherwise waived as provided in Section 18.2 of the Plan.

1.42 Entity: An individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof or any other entity.

1.43 Equity Interest: Any equity interest in the Debtor represented by duly authorized, validly issued and outstanding shares of stock or any interest or right to convert into such an equity interest or acquire any equity interest which was in existence immediately prior to the Petition Date, including, without limitation, any Fine Host Equity Interest.

1.44 Equity Interest Percentage: Forty percent (40%), the percentage that the assumed value of Allowed Equity Interests bears to the sum of the assumed value of Allowed Equity Interests plus the assumed value of Allowed Statutorily Subordinated Claims in Class 6, or such other percentage as may be established by the Bankruptcy Court at the Confirmation Hearing.

1.45 Final Distribution Date: A date selected by Reorganized Fine Host, in its sole and absolute discretion, which date shall be (i) on or after the Initial Distribution Date and following the resolution of all Disputed Claims and/or Disputed Equity Interests with respect to an applicable Class by Final Order; provided, however, that in no event, shall such date be later than thirty (30) days following entry of such Final Order, or (ii) such later date as the Bankruptcy Court may establish, upon request by Reorganized Fine Host, for cause shown.

1.46 Final Order: An order of the Bankruptcy Court as to which the time to appeal, petition for certiorari or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for reargument or rehearing shall then be pending; and if an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Bankruptcy Rules, may be but has not then been filed with respect to such order, shall not cause such order not to be a Final Order.

1.47 Fine Host Equity Interest: A common Equity Interest in the Debtor represented by (i) one of the 9,047,970 issued and outstanding shares of common stock of the Debtor and (ii) any Stock Option or other right arising from or related to the Stock Option Plans.

1.48 General Unsecured Claim: An Unsecured Claim, other than a Subordinated Note Claim, a Debenture Rescission Claim or a Statutorily Subordinated Claim.

1.49 Initial Distribution Date: A date on or after an Effective Date that is selected by Reorganized Fine Host in its sole and absolute discretion but, in any event, is within ten (10) days after the Effective Date, or such later date as the Bankruptcy Court may establish, upon request by Reorganized Fine Host, for cause shown.

1.50 IRC: The Internal Revenue Code of 1986, as amended from time to time.

1.51 IRS: The Internal Revenue Service, an agency of the United States Department of Treasury.

1.52 Lien: Any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.53 Litigation Trust: The trust to be created on the Effective Date in accordance with the provisions of Article XVI hereof and the Litigation Trust Agreement for the benefit of holders of Allowed Debenture Rescission Claims, Allowed Statutorily Subordinated Claims and Allowed Equity Interests, in connection with the Litigation Trust Claims.

1.54 Litigation Trustee: The Entity to be appointed by the Litigation Trust Board to administer the Litigation Trust in accordance with the terms and provisions of Article XVI hereof and the Litigation Trust Agreement.

1.55 Litigation Trust Agreement: The Trust Agreement, substantially in the form included in the Plan Supplement, pursuant to which the Litigation Trustee shall pursue the Litigation Trust Claims and distribute the proceeds thereof, if any.

1.56 Litigation Trust Board: The three Persons appointed prior to the Effective Date by the Bankruptcy Court, upon nomination by the Ad Hoc Committee, or any replacements thereafter selected in accordance with the provisions of the Litigation Trust Agreement, who shall determine in accordance with the
Litigation Trust Agreement whether to prosecute, compromise and settle or discontinue any Litigation Trust Claims.

1.57 Litigation Trust Claims: Those claims and causes of action of the Debtor arising from or related to the alleged accounting irregularities which necessitated a restatement of the Debtor's financial statements for fiscal years 1994 through 1997; provided, however, that , under no circumstances, shall such claims and causes of action include any claims waived and released in accordance with the provisions of Section 19.6 of the Plan.

1.58 Litigation Trust Interests: Those beneficial interests in the Litigation Trust to be deemed to be distributed to holders of Allowed Debenture Rescission Claims, Allowed Statutorily Subordinated Claims and Allowed Equity Interests pursuant to the terms and conditions of Sections 8.1, 8.3, 9.2 and 9.3 of the Plan.

1.59 Management Options: The options to be issued to Reorganized Fine Host Senior Managers to purchase up to thirteen percent (13%) of the Reorganized Fine Host Common Stock on a fully diluted basis, all in accordance with the terms and conditions set forth on Exhibit "A" hereto.

1.60     New Securities:  Reorganized Fine Host Common Stock and New Warrants.

1.61 New Warrants: The warrants to be issued to holders of Allowed Debenture Rescission Claims, Allowed Statutorily Subordinated Claims and Allowed Equity Interests to purchase an aggregate One Million (1,000,000) shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options, all in accordance with the terms and conditions summarized on Exhibit "B" hereto, and as provided in the New Warrant Agreement.

1.62 New Warrant Agreement: The New Warrant Agreement, substantially in the form included in the Plan Supplement, governing the issuance and exercise of the New Warrants.

1.63     Person:  An individual or Entity.

1.64 Petition Date: January 7, 1999, the date on which Fine Host filed its voluntary petition for relief commencing the Chapter 11 Case.

1.65 Plan: This Second Amended Plan of Reorganization for Debtor Pursuant to Chapter 11 of the United States Bankruptcy Code, including, without limitation, the exhibits and schedules hereto and the Plan Supplement, either in its present form or as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions hereof.

1.66 Plan Supplement: A separate volume, to be filed with the Clerk of the Bankruptcy Court, containing, among other things, forms of the Amended Bylaws of Reorganized Fine Host, Amended and Restated Certificate of Incorporation of Reorganized Fine Host, Reorganized Fine Host Credit Agreement, the New Warrant Agreement, the Litigation Trust Agreement and the definitive documentation for the Management Options, all in form and substance reasonably satisfactory to the Debtor and the Ad Hoc Committee. The Plan Supplement (containing drafts or final versions of the foregoing documents) shall be filed with the Clerk of the Bankruptcy Court as early as practicable (but in no event later than ten (10) days) prior to the commencement of the hearing to consider confirmation of the Plan, or on such other date as the Bankruptcy Court may establish.

1.67  Priority  Non-Tax  Claim:  Any Claim  against  the  Debtor,  other than an
Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment under section 507(a) of the Bankruptcy Code, but only to the extent entitled to such priority.

1.68 Priority Tax Claim: Any Claim against the Debtor entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

1.69 Pro Rata Share: With respect to Allowed Claims and Allowed Equity Interests within the same Class or sub-Class, the proportion that an Allowed Claim or Allowed Equity Interest bears to the sum of (a) all Allowed Claims and/or
Allowed Equity Interests, as the case may be, within such Class or sub-Class, and (b) all Disputed Claim Amounts and/or Disputed Equity Interest Amounts, as the case may be, within such Class or sub-Class.

1.70 Record Date: The date to be established by the Bankruptcy Court in the Confirmation Order for the purpose of determining the holders of Allowed Claims and Allowed Equity Interests to receive distributions pursuant to the Plan.

1.71     Reorganized Fine Host:  The Debtor, from and after the Effective Date.

1.72 Reorganized Fine Host Common Stock: The common stock of Reorganized Fine Host from and after the Effective Date, having a par value of $.05 per share, of which Twenty Million (20,000,000) shares shall be authorized and of which Ten Million (10,000,000) shares shall be issued to holders of Allowed Claims and Allowed Equity Interests pursuant to the terms of the Plan.

1.73  Reorganized  Fine Host Credit  Agreement:  The Credit  Agreement,  if any,
between Reorganized Fine Host and the Reorganized Fine Host Lender, substantially in the form included in the Plan Supplement, pursuant to which the Reorganized Fine Host Lender shall have agreed to provide financing to Reorganized Fine Host on terms and conditions satisfactory to the Debtor.

1.74 Reorganized Fine Host Lender: One or more financial institutions acceptable to the Debtor.

1.75 Reorganized Fine Host Senior Managers: The employees of Reorganized Fine Host listed on Exhibit "A" hereto.

1.76 Schedules: The respective schedules of assets and liabilities and the statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended.

1.77 Secured Claim: A Claim against the Debtor that is secured by a Lien on Collateral or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.

1.78 Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.79 Statutorily Subordinated Claim Percentage: Sixty percent (60%), the percentage that the assumed value of Allowed Statutorily Subordinated Claims bears to the sum of the assumed value of Allowed Statutorily Subordinated Claims plus the assumed value of Allowed Equity Interests in Class 6, or such other percentage as may be established by the Bankruptcy Court at the Confirmation Hearing.

1.80 Statutorily Subordinated Claims: Any Claim that is subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any and all Claims of a holder or former holder of an equity interest in the Debtor for rescission, damages, or diminution in value, if any, arising from or relating to the disclosure of the Debtor's alleged accounting irregularities (including any and all Claims asserted or which could have been asserted against the Debtor in the Class Action) and including, to the extent not assumed in accordance with the provisions of Section 17.4 of the Plan, any Claim of any Entity for reimbursement, indemnity or contribution in connection with any of the foregoing; provided, however, that, notwithstanding the foregoing, Statutorily Subordinated Claims shall not include Debenture Rescission Claims.

1.81 Stock Option: An option to purchase Fine Host Equity Interests or any other interest granted pursuant to the Stock Option Plans.

1.82 Stock Option Plans: The Stock Option Plans, dated as of November 1, 1994, and March 26, 1996, each as amended and restated, established by the Debtor for the benefit of the Debtor's employees and non-employee directors, respectively.

1.83 Subordinated Note Claim: Any Claim based upon or evidenced by a Subordinated Note; provided, however, that Subordinated Note Claim shall not include any Debenture Rescission Claims.

1.84 Subordinated Notes: The 5% Convertible Subordinated Notes due 2004 executed and delivered by the Debtor pursuant to the Subordinated Notes Indenture in the aggregate original principal amount of One Hundred Seventy-Five Million Dollars ($175,000,000.00).

1.85 Subordinated Notes Indenture: That certain Indenture, dated as of October 27, 1997, between the Debtor, as Issuer, and Subordinated Notes Trustee, as Trustee, pursuant to which the Subordinated Notes were issued.

1.86 Subordinated Notes Trustee: Marine Midland Bank, as Successor Trustee under the Subordinated Notes Indenture, or its successor in interest.

1.87 Unsecured Claim: Any Claim against the Debtor, other than an Administrative Expense Claim, a Priority Non-Tax Claim, a Priority Tax Claim, or a Secured Claim.

1.88 Other Definitions: Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code. Unless otherwise specified, all section, schedule or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.

Article II

PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1 Administrative Expense Claims: On the later to occur of (a) the Effective Date and (b) the date on which such an Administrative Expense Claim shall become an Allowed Claim, Reorganized Fine Host shall (i) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim, or (ii) satisfy and discharge such Allowed
Administrative Expense Claim in accordance with such other terms as may be agreed upon by and between the holder thereof and the Debtor or Reorganized Fine Host, as the case may be; provided, however, that Allowed Administrative Expense Claims representing liabilities or obligations incurred or assumed by the Debtor in Possession in the ordinary course of business or liabilities arising under loans made or advances extended to the Debtor in Possession, whether or not incurred in the ordinary course of business, shall be assumed and paid by Reorganized Fine Host in accordance with the terms and conditions of the particular transaction and any agreements relating thereto.

2.2 Compensation and Reimbursement Claims: All Persons or Entities that are awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with section 330 or 331 of the Bankruptcy Code or entitled to the priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, the amounts allowed by the Bankruptcy Court (a) on or as soon as reasonably practicable following the later to occur of (i) the Effective Date and (ii) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or
(b) upon such other terms as may be mutually agreed upon between such holder of an Allowed Administrative Expense Claim and the Debtor.

2.3 Payment of Priority Tax Claims: Each holder of an Allowed Priority Tax Claim shall be paid the full amount of such Allowed Priority Tax Claim. At the sole option and discretion of Reorganized Fine Host, which option shall be exercised on or prior to the Effective Date, such payment shall be made (a) in full, in Cash, on the Effective Date, (b) in accordance with section 1129(a)(9)(c) of the Bankruptcy Code, in full, in Cash, in up to twenty-four (24) equal quarterly installments, commencing on the first (1st) Business Day following the date of assessment of such Allowed Priority Tax Claim, together with interest accrued thereon at a rate to be determined by the Bankruptcy Court, or (c) by mutual agreement of the holder of such Allowed Priority Tax Claim and Reorganized Fine Host.

Article III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  Claims and Equity Interests are classified as follows:

3.1      Class 1 - Priority Non-Tax Claims

3.2      Class 2 - Secured Claims

3.3      Class 3 - Subordinated Note Claims

3.4      Class 4 - General Unsecured Claims

3.5      Class 5 - Debenture Rescission Claims

3.6      Class 6 - 6A - Statutorily Subordinated Claims
                                    - 6B - Equity Interests

Article IV

         PROVISIONS FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)

4.1 Treatment of Allowed Priority Non-Tax Claims: On the Effective Date, Reorganized Fine Host shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, unless the holder of such Allowed Priority Non-Tax Claim and Reorganized Fine Host agree to a different treatment thereof.

Article V

              PROVISIONS FOR TREATMENT OF SECURED CLAIMS (CLASS 2)

5.1 Treatment of Secured Claims: On the Effective Date, each holder of an Allowed Secured Claim shall receive one of the following distributions: (a) the payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of chapter 11 of the Bankruptcy Code. The manner and treatment of each Allowed Secured Claim shall be determined by the Debtor, in its sole and absolute discretion, on or before the Confirmation Date, and upon notice to each Secured Creditor.

Article VI

  PROVISIONS FOR ALLOWANCE AND TREATMENT OF SUBORDINATED NOTE CLAIMS (CLASS 3)

6.1 Allowance of Subordinated Note Claims: On the Effective Date, the Subordinated Note Claims shall be deemed allowed in the aggregate amount of One Hundred Seventy-Five Million Dollars ($175,000,000.00) plus accrued and unpaid interest relating to the period up to but not including the Petition Date.

6.2 Treatment of Subordinated Note Claims: On the Initial Distribution Date, each holder of an Allowed Subordinated Note Claim shall be entitled to receive such holder's Pro Rata Share of:

(a)      the Creditor Cash; and

(b)      9,600,000 shares of Reorganized Fine Host Common Stock.

6.3 Cancellation of Subordinated Notes: As of the Initial Distribution Date, all notes, agreements, and other documents evidencing the Subordinated Notes and the rights of the holders thereof, including, without limitation, the Subordinated Notes and the Subordinated Notes Indenture, shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions provided herein. Notwithstanding the foregoing, such cancellation shall not impair the rights and duties under the Subordinated Notes Indenture as between the Subordinated Notes Trustee and the beneficiaries of the trust created thereby or as between the Debtor and the Subordinated Notes Trustee with respect to fees and expenses incurred pursuant to the Subordinated Notes Indenture.

6.4 Record Date for Subordinated Notes: As at the close of business on the Record Date, the transfer ledgers for the Subordinated Notes shall be closed, and there shall be no further changes in the record holders of any Subordinated Notes. Distributions with respect to the Subordinated Notes shall be made to the Subordinated Notes Trustee for payment to the record holders of any Subordinated Notes as reflected on the transfer ledgers for the Subordinated Notes as at the close of business on the Record Date. The Debtor or Reorganized Fine Host, as the case may be, and the Subordinated Notes Trustee shall have no obligation to recognize any transfer of the Subordinated Notes that is not recorded on the transfer ledgers for the Subordinated Notes as of the close of business on the Record Date. The Debtor and Reorganized Fine Host, as the case may be, and the Subordinated Notes Trustee shall be entitled instead to recognize and deal with, for all purposes hereunder, only those record holders stated on the transfer ledgers of the Subordinated Notes Trustee as of the close of business on the Record Date.

6.5 Unclaimed Distributions: On or about the second (2nd) and third (3rd) anniversaries of the Effective Date, Reorganized Fine Host shall file a list with the Bankruptcy Court setting forth the names of those Entities which have not claimed distributions held by the Subordinated Notes Trustee for and on their behalf as of such date. On the first (1st) Business Day after the fourth
(4th) anniversary of the Effective Date, all monies or other property held for distribution by the Subordinated Notes Trustee shall be returned to Reorganized Fine Host by the Subordinated Notes Trustee, free and clear of any claim or interest of any nature whatsoever, including, without limitation, escheat rights of any governmental unit under applicable law.

6.6 Compensation of the Subordinated Notes Trustee: The Subordinated Notes Trustee shall be compensated by Reorganized Fine Host for services rendered during the period up to and including the Initial Distribution Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of the Subordinated Notes Trustee in connection with the performance of its duties under this Article VI upon presentation of invoices to the Debtor, and shall be indemnified by Reorganized Fine Host for any loss, liability, or expense incurred by the Subordinated Notes Trustee in connection with the performance of such duties to the same extent and in the same manner as provided in the Subordinated Notes Indenture. Upon payment, in full, of the fees and expenses of the Subordinated Notes Trustee, the liens of the Subordinated Notes Trustee on the distributions to holders of Allowed Subordinated Note Claims shall be released and extinguished.

6.7 Allocation of Distributions: Any distributions received by a holder of an Allowed Subordinated Note Claim shall be allocated first to the principal portion of such Claim to the extent thereof, and thereafter, to the portion of such Claim, if any, representing accrued interest.

6.8 Change of Control Provision: Notwithstanding anything contained herein or in the Subordinated Notes Indenture to the contrary, the transactions to be consummated in accordance with Article VI of the Plan shall not create, nor deem to create, any claim on the part of a holder of an Allowed Subordinated Note Claim in accordance with Article XI of the Subordinated Notes Indenture.

Article VII

         PROVISIONS FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS 4)

7.1 Treatment of Allowed General Unsecured Claims: On the Effective Date, each holder of an Allowed General Unsecured Claim, including, without limitation, General Unsecured Claims arising from or relating to trade/vendor indebtedness and acquisition debt claims shall, at the sole election of the Debtor, (a) receive distributions, in Cash, in the full amount of such Allowed General Unsecured Claim, (b) have such Allowed General Unsecured Claim treated in accordance with its terms in the ordinary course of business or (c) receive such treatment to otherwise render such Allowed General Unsecured Claim unimpaired.

Article VIII

        PROVISIONS FOR TREATMENT OF DEBENTURE RESCISSION CLAIMS (CLASS 5)

8.1      Treatment of Allowed Debenture Rescission Claims.

(a) Initial Distribution: On the Initial Distribution Date, and provided acceptance of the Plan by holders within Class 3 of the Plan, each holder of an Allowed Debenture Rescission Claim shall be entitled to receive such holder's Pro Rata Share of Litigation Trust Interests, representing seventy-five percent (75%) of the Litigation Trust, in accordance with Section 16.4 of the Plan.

(b) Final Distribution: On the Final Distribution Date, and provided acceptance of the Plan by holders within Class 3 of the Plan, each holder of an Allowed Debenture Rescission Claim shall be entitled to receive such holder's Pro Rata Share of:

(i)      300,000 shares of Reorganized Fine Host Common Stock; and

(ii) New Warrants to purchase 750,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

8.2 Limitation on Recovery: Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made in accordance with Section 8.1 hereof, in the event that the sum of (a) the value attributable to the Reorganized Fine Host Common Stock and the New Warrants to be distributed to each holder of an Allowed Debenture Rescission Claim, as provided in the Disclosure Statement or as otherwise determined by the Bankruptcy Court, and (b) the distributions from the Litigation Trust to such holder are equal to one hundred percent (100%) of such holder's Allowed Debenture Rescission Claim, then, the Litigation Trust Interests attributable to such holder shall be deemed redistributed to holders of Allowed Statutorily Subordinated Claims and Allowed Equity Interests in Class 6 on the same ratable basis as the distributions are allocated between Classes 6A and 6B in accordance with the provisions of Article IX of the Plan.

8.3 Subordinated Note Claim Distributions: Notwithstanding the distributions to be made pursuant to Section 6.2 hereof, each holder of an Allowed Subordinated Note Claim which also holds an Allowed Debenture Rescission Claim may participate in the distributions to be made pursuant to Section 8.1 hereof based upon a Claim equal to the total amount of such holder's Allowed Subordinated Note Claim less the value of the consideration received on account of such Allowed Subordinated Note Claim pursuant to Article VI of the Plan, with the shares of Reorganized Fine Host Common Stock distributed pursuant to Article VI to be valued as provided in the Disclosure Statement or as otherwise determined by the Bankruptcy Court.

8.4 No Distribution: Notwithstanding anything contained in the Plan to the contrary, in the event that Class 3 does not accept the Plan, no distribution of any kind shall be made to holders of Allowed Debenture Rescission Claims and, consistent therewith, the Litigation Trust shall not be created.

Article IX

              PROVISIONS FOR TREATMENT OF STATUTORILY SUBORDINATED
                CLAIMS (CLASS 6A) AND EQUITY INTERESTS (CLASS 6B)

9.1 Cancellation of Existing Equity Interests: On the Effective Date, all Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests, including, without limitation, Fine Host Equity Interests and Stock Options, shall be deemed cancelled and of no force and effect.

9.2      Treatment of Allowed Statutorily Subordinated Claims (Class 6A):

(a) Initial Distribution: On the Initial Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Statutorily Subordinated Claim shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Statutorily Subordinated Claim Percentage of (i) Litigation Trust Interests representing twenty-five percent (25%) of the Litigation Trust and (ii) such additional Litigation Trust Interests, if any, as provided in Section 8.2 of the Plan.

(b) Final Distribution: On the Final Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Statutorily Subordinated Claim shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Statutorily Subordinated Claim Percentage of:

(i)      100,000 shares of Reorganized Fine Host Common Stock; and

(ii) New Warrants to purchase 250,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

9.3      Treatment of Allowed Equity Interests (Class 6B):

(a) Initial Distribution: On the Initial Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Equity Interest shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Equity Interest Percentage of (i) Litigation Trust Interests representing twenty-five percent (25%) of the Litigation Trust and (ii) such additional Litigation Trust Interests, if any, as provided in Section 8.2 of the Plan.

(b) Final Distribution: On the Final Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Equity Interest shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Equity Interest Percentage of:

(i)      100,000 shares of Reorganized Fine Host Common Stock; and

(ii) New Warrants to purchase 250,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

9.4 No Distribution: Notwithstanding anything contained in the Plan to the contrary, in the event that either Class 3 or Class 5 does not accept the Plan, no distribution of any kind shall be made to holders of Allowed Statutorily Subordinated Claims or Allowed Equity Interests and the amount of Litigation Trust Interests, if any, to be distributed to holders of Allowed Debenture Rescission Claims pursuant to Article VIII of the Plan shall be increased to one hundred percent (100%).

Article X

           PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN

10.1 Objections to Claims; Prosecution of Disputed Claims: The Debtor or Reorganized Fine Host shall object to the allowance of Claims or Equity Interests filed with the Bankruptcy Court with respect to which it disputes liability or allowance in whole or in part. All objections shall be litigated to Final Order; provided, however, that Reorganized Fine Host (within such parameters as may be established by the Board of Directors of Reorganized Fine
Host) shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or Reorganized Fine Host shall file and serve all objections to Claims or Equity Interests as soon as practicable, but in no event later than the Effective Date or such later date as may be approved by the Bankruptcy Court in the Confirmation Order.

10.2 Estimation of Claims: The Debtor or Reorganized Fine Host may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized Fine Host previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, the Debtor or Reorganized Fine Host may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

10.3  Payments  and   Distributions  on  Disputed  Claims  and  Disputed  Equity
Interests: At such time as a Disputed Claim or Disputed Equity Interest becomes, in whole or in part, an Allowed Claim or an Allowed Equity Interest, Reorganized Fine Host shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Such distribution, if any, shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim or Disputed Equity Interest becomes a Final Order but in no event more than thirty (30) days thereafter. No interest shall be paid on Disputed Claims or Disputed Equity Interests that later become Allowed or with respect to any distribution to such holder. In the event that dividend distributions have been made with respect to the Reorganized Fine Host Common Stock distributable to a holder of a Disputed Claim or Disputed Equity Interest that later becomes Allowed, such holder shall be entitled to receive such previously distributed dividends, without any interest with respect thereto. No distribution shall be made with respect to all or any portion of any Disputed Claim or Disputed Equity Interest pending the entire resolution thereof in the manner prescribed in Section 10.1 hereof. Distributions from the Litigation Trust with respect to Disputed Claims or Disputed Equity Interests that later become Allowed shall be made in accordance with the provisions of
Section 16.14 of the Plan.

Article XI

                                RIGHTS OF ACTION

11.1 Rights of Action: Any rights, claims, or causes of action accruing to the Debtor or Debtor in Possession pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 548, 549, 550, 551, and 553 of the Bankruptcy Code and any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of any of the Debtor or Debtor in Possession shall remain assets of the Debtor's estate and, on the Effective Date, shall be transferred to Reorganized Fine Host. Reorganized Fine Host shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized Fine Host. The foregoing shall not apply to the Litigation Trust Claims.

11.2 Preference Actions: On the Effective Date, the Debtor shall be deemed to waive the right to prosecute any recovery action under section 547 of the Bankruptcy Code that belongs to the Debtor or Debtor in Possession.

Article XII

           ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE
                            OR MORE CLASSES OF CLAIMS

12.1 Impaired Classes to Vote: Each holder of a Claim in an impaired Class shall be entitled to vote separately to accept or reject the Plan.

12.2 Acceptance by Class of Creditors: An impaired Class of Creditors shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

12.3 Deemed Rejection by Class 6: Class 6 shall be deemed to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code.

12.4 Cramdown: In the event that any impaired Class of Claims or Equity Interests shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtor reserves the right to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or amend the Plan.

Article XIII

             IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED
                          AND NOT IMPAIRED BY THE PLAN

13.1 Impaired and Unimpaired Classes: Claims in Classes 1, 2 and 4 of the Plan are not impaired under the Plan. Claims and Equity Interests in Classes 3, 5, 6A and 6B are impaired under the Plan.

13.2 Impaired Classes to Vote on Plan: The Claims included in Classes 3 and 5 of the Plan are impaired and are therefore entitled to vote to accept or reject the Plan. Sub-Classes 6A and 6B shall not vote with respect to acceptance of the Plan and shall be deemed to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code.

13.3 Controversy Concerning Impairment: In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

Article XIV

                       PROVISIONS REGARDING DISTRIBUTIONS

14.1 Timeliness of Payments: Any payments or distributions to be made by the Debtor pursuant to the Plan shall be deemed to be timely made if made within twenty (20) days after the dates specified in the Plan. Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. A distribution will be allocated to the principal amount of a Claim first and then, to the extent the distribution exceeds the principal amount of the Claim, to any portion of the Claim representing accrued but unpaid interest.

14.2 Distributions by Reorganized Fine Host: Except with respect to distributions to be made by the Litigation Trustee pursuant to Section 16.8 hereof and the Litigation Trust Agreement, all distributions under the Plan shall be made by Reorganized Fine Host.

14.3 Manner of Payment under the Plan: Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by the Debtor or Reorganized Fine Host shall be made, at the election of the Debtor or the Reorganized Fine Host (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.

14.4 Fractional Securities: No fractional shares of Reorganized Fine Host Common Stock or New Warrants to purchase fractional shares shall be issued. Fractional shares of Reorganized Fine Host Common Stock and fractional New Warrants shall be rounded to the next greater or next lower number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. The total number of shares or interests of Reorganized Fine Host Common Stock and/or New Warrants to be distributed to a Class hereunder shall be adjusted as necessary to account for the rounding provided for in this Section 14.4. In the event that, as a result of such rounding, a holder of a Claim or Equity Interests would receive no distribution pursuant to the Plan, such holder shall receive Cash in lieu of the fractional shares of Reorganized Fine Host Common Stock or New Warrants to purchase fractional shares such holder was entitled to receive.

14.5 Delivery of Distributions: Except as provided in Article VI of the Plan, and subject to the provisions of Rule 9010 of the Bankruptcy Rules, distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder as set forth on the Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known address of such a holder if no proof of claim is filed or if the Debtor has been notified in writing of a change of address. Distribution to holders of Allowed Equity Interests shall be made at the addresses set forth on the transfer ledger for Fine Host common stock as of the Record Date.

14.6     Undeliverable Distributions:

(a) Holding of Undeliverable Distributions: If any distribution to any holder is returned to Reorganized Fine Host as undeliverable, no further distributions shall be made to such holder unless and until Reorganized Fine Host is notified, in writing, of such holder's then-current address. Undeliverable distributions shall remain in the possession of Reorganized Fine Host until such time as a distribution becomes deliverable. All Persons ultimately receiving undeliverable Cash, or dividends distributed with respect to Reorganized Fine Host Common
Stock shall not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan shall require Reorganized Fine Host to attempt to locate any holder of an Allowed Claim or an Allowed Equity Interest.

(b) Failure to Claim Undeliverable Distributions: On or about the second (2nd) and third (3rd) anniversaries of the Effective Date, Reorganized Fine Host shall file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made hereunder and have been returned as undeliverable as of the date thereof. Any holder of an Allowed Claim or an Allowed Equity Interest that does not assert its rights pursuant to the Plan to receive a distribution within four (4) years from and after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim or Equity Interest against Reorganized Fine Host or its property. In such case, any consideration held for distribution on account of such Claim or Equity Interest shall revert to Reorganized Fine Host.

14.7 Compliance with Tax Requirements: To the extent applicable, Reorganized Fine Host shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

14.8 Time Bar to Cash Payments: Checks issued by Reorganized Fine Host on account of Allowed Claims shall be null and void if not negotiated within ninety
(90) days from and after the date of issuance thereof. Requests for reissuance of any check shall be made directly to Reorganized Fine Host by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check shall be made on or before the later of
(a) the second (2nd) anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim. After such date, all Claims in respect of voided checks shall be discharged and forever barred and Reorganized Fine Host shall retain all moneys related thereto.

14.9 Distributions After Effective Date: Distributions made after the Effective Date to holders of Claims and Equity Interests that are not Allowed Claims or Allowed Equity Interests as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

14.10 Set-Offs: Reorganized Fine Host may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim or Allowed Equity Interest and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or Reorganized Fine Host may hold against the holder of such Allowed Claim or Allowed Equity Interest; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtor or Reorganized Fine Host of any such claims, rights and causes of action that the Debtor or Reorganized Fine Host may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the rights of any Creditor or holder of an Equity Interest to effectuate a setoff prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

14.11 Surrender and Cancellation of Instruments: Except as Reorganized Fine Host otherwise may agree, (a) each holder of a promissory note or other instrument evidencing a Claim, including, without limitation, a Subordinated Note, shall surrender such promissory note or instrument to Reorganized Fine Host, (b) no distribution hereunder shall be made to or on behalf of any holder of such a Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of Reorganized Fine Host and (c) in accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to (i) surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Fine Host and (ii) in the event that Reorganized Fine Host requests, furnish a bond in form and substance (including amount) reasonably satisfactory to Reorganized Fine Host, within two (2) years from and after the Effective Date shall be deemed to have forfeited all rights, claims and interests and shall not participate in any distribution hereunder. Surrender of the global certificates held by the Depository Trust Company in the name of Cede & Co., Inc. to the Subordinated Notes Trustee shall constitute surrender of the instrument evidencing the Subordinated Notes.

14.12  Termination of Subordination  Rights and Settlement of Related Claims and
Controversies: The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this Section 14.12 shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest, or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtor, Reorganized Fine Host, and their respective property and holders of Claims and Equity Interests and is fair, equitable and reasonable.

Article XV

                                   COMMITTEES

15.1 Creditors' Committee Composition and Term: From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee, if any, appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, shall continue to serve. Upon the disallowance by Final Order of the Claim held by a Creditor that is a member of the Creditors' Committee, such membership shall terminate and no replacement shall be appointed. Upon the resignation, death or disability of a member of the Creditors' Committee, the Creditor having appointed such member shall have the right to designate a replacement. In the event such Creditor shall fail to designate a replacement, no other replacement may be appointed to the Creditors' Committee. Members of the Creditors' Committee shall serve without compensation but shall be entitled to reimbursement of their reasonable out-of-pocket expenses which are attributable to their attendance at Creditors' Committee meetings. The Creditors' Committee shall be entitled to retain legal counsel and such other professionals as may be authorized by the Bankruptcy Court, the fees and expenses of which shall be entitled to payment as Administrative Expense Claims. On the Effective Date, the Creditors' Committee shall be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations.

15.2 Ad Hoc Committee Term and Fees: In the event not otherwise disbanded prior to the Effective Date, on the Effective Date, the Ad Hoc Committee shall be dissolved. On the later to occur of (i) the Effective Date and (ii) entry of an order of the Bankruptcy Court allowing and authorizing the payment thereof, Reorganized Fine Host shall pay the reasonable fees and expenses of the Ad Hoc Committee's professionals incurred from and after the Petition Date.

Article XVI

                              THE LITIGATION TRUST

16.1 Establishment of the Trust: On the Effective Date, the Debtor, on its own behalf and on behalf of holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 16.4 of the Plan, the Debtor shall transfer to the Litigation Trust all of its right, title, and interest in the Litigation Trust Claims. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Litigation Trust shall vest in the Litigation Trustee and its representatives, and the Debtor and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

16.2 Purpose of the Litigation Trust: The Litigation Trust shall be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

16.3 Funding Expenses of the Litigation Trust: In accordance with the Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, the Debtor shall transfer One Million Dollars ($1,000,000.00) to the Litigation Trust. The Debtor and Reorganized Fine Host shall have no further obligation to provide any funding with respect to the Litigation Trust.

16.4     Transfer of Assets:

(a) The transfer of the Litigation Trust Claims to the Litigation Trust shall be made, as provided herein, for the benefit of the holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B, in each case, only to the extent such holders in such Classes are entitled to distributions under the Plan. In this regard, in partial satisfaction of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B, the Litigation Trust Claims will be transferred to such holders of Allowed Claims and Allowed Equity Interests, to be held by the Debtor on their behalf. Immediately thereafter, on behalf of the holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B, respectively, the Debtor shall transfer such Litigation Trust Claims to the Litigation Trust in exchange for Litigation Trust Interests for the benefit of holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B, respectively, in accordance with the Plan. Upon the transfer of the Litigation Trust Claims, the Debtor shall have no interest in or with respect to the Litigation Trust Claims or the Litigation Trust.

(b) For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of assets to the Litigation Trust in accordance with the terms of the Plan, as a transfer to the holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B, respectively, followed by a transfer by such holders to the Litigation Trust and the beneficiaries of the Litigation Trust shall be treated as the grantors and owners thereof.

16.5 Valuation of Assets: As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Litigation Trust Board shall inform, in writing, the Litigation Trustee of the value of the assets transferred to the Litigation Trust, based on the good faith determination of the Litigation Trust Board, and the Litigation Trustee shall apprise, in writing, the beneficiaries of the Litigation Trust of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Litigation Trustee and the beneficiaries of the Litigation Trust) for all federal income tax purposes.

16.6     Liquidation of Assets; Responsibilities of Litigation Trustee:

(a) The Litigation Trustee, upon direction by the Litigation Trust Board and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee, upon direction by the Litigation Trust Board, shall have the absolute right to pursue or not to pursue any and all claims, rights, or causes of action, as it determines is in the best interests of the beneficiaries of the Litigation Trust, including, without limitation, taking into account the indemnification and contribution obligations of Reorganized Fine Host and the diminution in value of Reorganized Fine Host, and consistent with the purposes of the Litigation Trust, and shall have no liability for the outcome of its decision. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash.

(b) The Litigation Trustee shall be named in the Confirmation Order or in the Litigation Trust Agreement and shall have the power (i) to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action shall be the property of the Litigation Trust.

16.7 Investment Powers: The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, shall be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section
16.8 of the Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation
Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement; and provided, further, that, under no circumstances, shall the Litigation Trust segregate the assets of the Litigation Trust on the basis of classification of the holders of Litigation Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.

16.8 Annual Distribution; Withholding: The Litigation Trustee shall distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust or the escrow created in accordance with Section 16.14 hereof), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement; provided, further, that of the net amount distributable, the Litigation Trustee shall transfer to an escrow, in accordance with Section 16.14 hereof, such amounts as would be distributable in respect of Disputed Claims and Disputed Equity Interests (treating such Claims and Equity Interests, for this purpose, as if they were Allowed Claims and Equity Interests). The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

16.9     Reporting Duties:

(a) Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), and except as provided in Section 16.9(d) hereof, the Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee shall also annually send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns.

(b) Allocations of Litigation Trust Taxable Income: Subject to the provisions of
Section 16.9(d) hereof, allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution,  the  Litigation  Trust had  distributed  all of its other  assets
(valued for this purpose at their tax book value) to the holders of the Litigation Trust Interests (treating any holder of a Disputed Claim or a Disputed Equity Interest, for this purpose, as a current holder of a Litigation Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims and Disputed Equity Interests). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidation Trust Claims. The tax book value of the Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

(c) Other: The Litigation Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust, including, without limitation, all statements, returns and disclosures relating to the escrow to be established pursuant to Section 16.14 hereof, that are required by any governmental unit.

(d) Alternative Tax Reporting If No Distribution to Class 6. In the event that all Litigation Trust Interests are distributable to holders of Allowed Debenture Rescission Claims, and notwithstanding anything contained in this Article XVI to the contrary, the Litigation Trust (inclusive of the escrow to be established pursuant to Section 16.14 hereof) shall be treated as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1 (and shall be governed by the Treasury Regulations relating thereto), subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary. If, in such instance, the Litigation Trust is determined by the IRS or a court of competent jurisdiction not be a "qualified settlement fund", the other provisions of this Section 16.9 shall apply unaffected by the preceding sentence, and the Litigation Trustee shall so notify in writing all relevant parties (including, without limitation, Reorganized Fine Host and all holders of Allowed Debenture Rescission Claims).

16.10 Trust Implementation: On the Effective Date, the Litigation Trust will be established and become effective for the benefit of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B. The Litigation Trust Agreement shall be filed in the Plan Supplement and shall contain provisions customary to trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes. All parties (including the Debtor, the Litigation Trustee and holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.

16.11 Registry of Beneficial Interests: The Litigation Trustee shall maintain a registry of the holders of Litigation Trust Interests.

16.12  Termination:  The Litigation Trust will terminate no later than the fifth
(5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Litigation Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Litigation Trust as a grantor trust for federal income tax purposes.

16.13    Net Litigation Trust Recovery/Affirmative Obligations:

(a) Net Judgment: Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount") or has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred costs and expenses (the "Defense Costs", and together with the Judgment Amount, the "Indemnified/ Contribution Amount") which would give rise to an enforceable claim against Fine Host or Reorganized Fine Host, as the case may be, (i) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Indemnified/Contribution Amount, (ii) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor or Reorganized Fine Host with respect to the Indemnified/Contribution Amount, and (iii) the Debtor and Reorganized Fine Host shall have no liability with respect to such Indemnified/Contribution Amount.

(b) Affirmative Obligations: Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (1) has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred Defense Costs which would give rise to an enforceable claim against Fine Host or Reorganized Fine Host, as the case may be, and (2) the amount of the Defense Costs are in excess of the Judgment Amount, if any, (i) the Judgment Amount shall be offset against the Defense Costs and shall not be paid to the Litigation Trust by such defendant, (ii) the Litigation Trust shall reimburse Reorganized Fine Host immediately for the payment of the difference between the Defense Costs and any Judgment Amount, (iii), none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor or Reorganized Fine Host with respect to the Indemnified/Contribution Amount, and (iv) the Debtor and Reorganized Fine Host shall have no liability with respect to such Indemnified/Contribution Amount.

16.14    Escrow on Account of Disputed Claims and Disputed Equity Interests:

(a) General: The Litigation Trustee shall maintain, in accordance with the Litigation Trustee's powers and responsibilities under this Article XVI and the Litigation Trust Agreement, an escrow of any distributable amounts required to be set aside on account of Disputed Claims and Disputed Equity Interests pursuant to Section 16.8. Such amounts (net of any expenses, including any taxes, of the escrow relating thereto) shall be distributed, as provided herein, as such Disputed Claims or Disputed Equity Interests are resolved by Final Order, and shall be distributable in respect of such Litigation Trust Interests as such amounts would have been distributable had the Disputed Claims or Disputed Equity Interests been Allowed Claims and Equity Interests as of the Effective Date. There shall be distributed together with such amounts any net earnings of the escrow related thereto. Distributions from the escrow shall be made at least annually concurrent with other distributions from the Litigation Trust.

(b) Taxable Income of Litigation Trust Allocable to Disputed Claims and Disputed Equity Interests: As more fully set forth in Section 16.14(c), the escrow shall be responsible for payment of certain taxes attributable to the taxable income of the Litigation Trust allocable to Litigation Trust Interests relating to such Disputed Claims and Disputed Equity Interests. In the event, and to the extent the escrow has insufficient funds to pay such taxes (or no escrow has been established at such time due to the absence of any distributable proceeds pursuant to Section 16.8), such taxes shall be borne by the Litigation Trust and either (i) reimbursed by the escrow from any subsequent amounts transferred by the Litigation Trustee to the escrow pursuant to Section 16.8 hereof in respect of such Disputed Claims and Disputed Equity Interests or (ii) to the extent such Claims and Equity Interests have subsequently been resolved, may be deducted from any increased amounts distributable by the Litigation Trust as a result of the resolutions of such Claims and Equity Interests on a fair and equitable basis.

(c) Tax Treatment of Escrow: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), and except as otherwise provided in
Section 16.9(d) hereof, the Litigation Trustee shall (i) treat the escrow as a discreet trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim or Disputed Equity Interest, in accordance with the trust provisions of the IRC (Sections 641 et seq.), (ii) treat as taxable income or loss of the escrow with respect to any given taxable year the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of Disputed Claims and Disputed Equity Interests had such Claims and Equity Interests been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims or Equity Interests are unresolved), (iii) treat as a distribution from the escrow any increased amounts distributed by the Litigation Trust as a result of any Disputed Claims or Disputed Equity Interests resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the escrow determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B shall report, for tax purposes, consistent with the foregoing.

16.15 Non-Transferability: Upon issuance thereof, the Litigation Trust Interests shall be non-transferable.

Article XVII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

17.1 Assumption of Executory Contracts and Unexpired Leases: Any executory contracts or unexpired leases which have not expired by their own terms on or prior to the Effective Date, which have not been assumed and assigned or rejected with the approval of the Bankruptcy Court, or which are not the subject of a motion to reject the same pending as of the Effective Date or the subject of Section 17.3 hereof shall be deemed assumed by the Debtor in Possession on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

17.2 Cure of Defaults for Assumed Executory Contracts and Unexpired Leases: Any monetary amounts required as cure payments on each executory contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or upon such other terms and dates as the parties to such executory contracts or unexpired leases otherwise may agree. In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of the Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute.

17.3 Rejection Damage Claims: Not later than ten (10) days prior to the Confirmation Date, the Debtor shall file with the Bankruptcy Court a list of executory contracts and unexpired leases to be rejected by the Debtor pursuant to the Plan as of the Effective Date, and such executory contracts and unexpired leases shall be deemed rejected as of the Effective Date. If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of claim, shall be forever barred and shall not be enforceable against the Debtor, or its properties or agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before fifteen (15) days after the later of (a) the Confirmation Date and (b) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or lease. Unless otherwise ordered by the Bankruptcy Court or provided in the Plan, all such Claims for which proofs of claim are timely filed will be treated as General Unsecured Claims subject to the provisions of the Plan.

17.4 Indemnification and Reimbursement Obligations: For purposes of the Plan, the obligations of the Debtor to indemnify and reimburse its directors or officers that were directors or officers, respectively, on or before the Petition Date or who became directors or officers after the Petition Date against and for any obligations pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Petition Date; provided, however, that, notwithstanding the foregoing, such obligations shall not be extended to any directors or officers (a) whose term in all such capacities expired or was terminated prior to the Petition Date or (b) whose reimbursement or indemnity request relates to a claim which is not waived or released by reason of clauses (iii), (iv) and (v) of the proviso contained in
Section 19.6 hereof.

17.5 Compensation and Benefit Programs: All employment agreements, employment and severance policies and all compensation and benefit plans, policies and programs of the Debtor applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and the Debtor's obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by the Debtor. Notwithstanding the foregoing, on the Effective Date, as provided in Article IX of the Plan, the Stock Option Plans will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder.

Article XVIII

               CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN

18.1 Conditions Precedent to Effective Date of the Plan: The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

(a) Entry of the Confirmation Order: The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance satisfactory to the Debtor and the Ad Hoc Committee, and the Confirmation Order shall have become a Final Order and be in full force and effect.

(b) Execution of Documents; Other Actions: All other actions and documents necessary to implement the Plan shall have been effected or executed.

(c) Available Cash: The amount of Available Cash shall be equal to or greater than Sixty Million Dollars ($60,000,000.00)

18.2 Waiver of Conditions Precedent: Each of the conditions precedent in Section 18.1, may be waived, in whole or in part, by the Debtor and the Ad Hoc Committee in their sole discretion. Any such waiver of a condition precedent may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action.

Article XIX

                             EFFECT OF CONFIRMATION

19.1     Reorganized Fine Host Authority:

(a) General Authority: During the period from the Confirmation Date up to but not including the Effective Date, the Bankruptcy Court shall retain custody and jurisdiction of the Debtor, its property and its operations. On the Effective Date, Reorganized Fine Host, its property and its operations shall be released from the custody and jurisdiction of the Bankruptcy Court.

(b) Compromise and Settlement of Certain Class of Controversies: From and after the Confirmation Date, all controversies pending before any court other than the Bankruptcy Court shall constitute a class of controversies under Rule 9019(b) of the Bankruptcy Rules and Reorganized Fine Host may compromise or settle any controversy in such class without further approval by the Bankruptcy Court.

19.2 Title to Assets; Discharge of Liabilities: Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in Reorganized Fine Host in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the Debtor's liabilities except as provided in the Plan.

19.3 Discharge of Debtor: The rights afforded in the Plan and the treatment of all holders of Claims or Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date against the Debtor and Debtor in Possession, or any of their estate, properties, assets or interests in property. Except as otherwise provided herein, upon the Effective Date, all Claims against and Equity Interests in the Debtor and Debtor in Possession, shall be satisfied, discharged and released in full. All Persons and Entities shall be precluded from asserting against the Debtor, Debtor-in Possession, their successors or assigns, including, without limitation, Reorganized Fine Host, their agents and employees, or their respective assets properties or interests in property, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date.

19.4 Injunction: Except as otherwise expressly provided in the Plan, all Persons or Entities who have held, hold or may hold Claims or Equity Interests are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Equity Interest against the Debtor or Reorganized Fine Host, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor or Reorganized Fine Host,
(c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtor or Reorganized Fine Host or against the property or interests in property of the Debtor or Reorganized Fine Host, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or Reorganized Fine Host or against the property or interests in property of the Debtor or Reorganized Fine Host, with respect to any such Claim or Equity Interest; provided, however, that such injunction shall not preclude the United States of America of any of its police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America or any of its police or regulatory agencies from obtaining any monetary recovery from Fine Host or Reorganized Fine Host or their respective property or interests in property with respect to any such Claim or Equity Interest, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power. The Confirmation Order shall contain an injunctive provision similar to this Section 19.4.

19.5 Term of Existing Injunctions or Stays: Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case pursuant to sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

19.6 Limited Release of Directors, Officers and Employees: As of the Effective Date, the Debtor shall be deemed to have waived and released its present and former directors, officers, employees, consultants and agents who were directors, officers, employees, consultants or agents, respectively, at any time during the Chapter 11 Case and on or before the Petition Date, from any and all claims of the Debtor, including, without limitation, claims which the Debtor or Debtor in Possession otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case, arising on or prior to the Effective Date; provided, however, that this provision shall not operate as a waiver or release of any claim (i) with respect to any loan, advance or similar payment by the Debtor to any such person, (ii) with respect to any contractual obligation owed by such person to the Debtor, (iii) relating to such person's fraud or gross negligence, (iv) to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of the Debtor which are recoverable by the Debtor pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended, or (v) relating to such person's breach of fiduciary duty, other than those claims against which such directors, officers and employees were or are protected by the provisions of the (a) Restated By-Laws of Fine Host Corporation, (b) Restated Certificate of Incorporation of Fine Host Corporation or (c) applicable law.

19.7 Exculpation: Neither the Debtor, Reorganized Fine Host, the Litigation Trustee, the Litigation Trustee Board, the Ad Hoc Committee, the Subordinated Notes Trustee, nor any of their respective directors, officers, employees, members, attorneys, consultants, advisors and agents (acting in such capacity), shall have or incur any liability to any Entity for any act taken or omitted to be taken in the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan, the Disclosure Statement related thereto or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan; provided, however, that the foregoing provisions of this
Section 19.7 shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence, willful misconduct or breach of fiduciary duty. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

19.8 Injunction: Except as provided in the Plan, as of the Effective Date, all non-Debtor entities are permanently enjoined from commencing or continuing in any manner, any action or proceeding, whether directly, derivatively, on account of or respecting any claim, debt, right or cause of action of the Debtor or Reorganized Fine Host which the Debtor or Reorganized Fine Host, as the case may be, retain sole and exclusive authority to pursue in accordance with Section
11.1 of the Plan or which has been released pursuant to the Plan.

Article XX

                            RETENTION OF JURISDICTION

20.1 Retention of Jurisdiction: The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code,
(b) arising in or related to the Chapter 11 Case or the Plan, or (c) that relates to the following:

(a) to resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date of the Plan (pursuant to Section 21.1 of the Plan), to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

(b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

(c) to determine any and all motions, adversary proceedings, applications and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by Reorganized Fine Host after the Effective Date;

(d) to ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein;

(e) to hear and determine any timely objections to Administrative Expense Claims or to proofs of Claim and Equity Interests filed, both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate or establish the priority of or secured or unsecured status of any Claim, in whole or in part;

(f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed or vacated;

(g) to issue  such  orders  in aide of  execution  of the  Plan,  to the  extent
authorized  by  section  1142  of  the  Bankruptcy  Code,   including,   without
limitation, any order in accordance with Section 16.12 hereof;

(h) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(j) to hear and determine disputes arising in connection with or relating to the Plan or the interpretation, implementation, or enforcement of the Plan or the extent of any Entity's obligations incurred in connection with or released under the Plan;

(k) to issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan;

(l) to determine any other matters that may arise in connection with or are related to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan or the Disclosure Statement;

(m) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(n) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(o) to enter a final decree closing the Chapter 11 Case.

Article XXI

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

21.1 Modification of Plan: Fine Host reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Fine Host may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

21.2     Revocation or Withdrawal:

(a) The Plan may be revoked or withdrawn prior to the Confirmation Date by Fine Host.

(b) If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by the Debtor or any other Entity or to prejudice in any manner the rights of the Debtor or any other Entity in any further proceedings involving the Debtor.

Article XXII

                     PROVISIONS FOR MANAGEMENT AND FINANCING

22.1 Directors: As of the Effective Date, the directors of Reorganized Fine Host shall be such Persons as the Ad Hoc Committee shall designate on or prior to the Confirmation Date. Thereafter, the terms and manner of selection of the directors of Reorganized Fine Host shall be as provided in the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and the Amended Bylaws of Reorganized Fine Host, as the same may be amended.

22.2 Employment Contracts: On or before the Effective Date, Reorganized Fine Host shall enter into employment contracts with those individuals having the principal term set forth in Exhibit "A" hereto, and upon such terms as to which the Debtor and the Ad Hoc Committee (or, after the Effective Date, the Reorganized Fine Host Board of Directors) may agree. Such contracts shall automatically become effective on the Effective Date.

22.3 Reorganized Fine Host Stock Options: On the Effective Date, the Reorganized Fine Host Senior Managers set forth on Exhibit "A" hereto shall automatically receive Management Options to purchase eight percent (8%) of Reorganized Fine Host Common Stock (on a fully-diluted basis) having the principal terms set forth on Exhibit "A" hereto. On the Effective Date, Management Options to purchase five percent (5%) of Reorganized Fine Host Common Stock shall be reserved for future grants by the Reorganized Fine Host Board of Directors. The definitive documentation for the Management Options will be set forth in the Plan Supplement.

22.4 Reorganized Fine Host Credit Agreement: On the Effective Date, and solely to the extent determined by the Debtor to be in the best interests of Reorganized Fine Host, Reorganized Fine Host shall be authorized to execute and deliver the Reorganized Fine Host Credit Agreement, without any further order of the Bankruptcy Court.

Article XXIII

      ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTOR; CORPORATE ACTION

23.1 Amendment of Articles of Incorporation and By-Laws: The articles of incorporation and by-laws of the Debtor shall be amended as of the Effective Date to read substantially as set forth in the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and Amended Bylaws of Reorganized Fine Host.

23.2 Corporate Action: On the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and Amended Bylaws of Reorganized Fine Host shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtor or Reorganized Fine Host. On the Effective Date, the cancellation of all Fine Host Equity Interests, the issuance of the Reorganized Fine Host Common Stock, the issuance of the New Warrants, the approval and effectiveness of the Management Options, employment agreements, severance, and other benefits, and other matters provided under the Plan involving the corporate structure of Reorganized Fine Host or corporate action by Reorganized Fine Host shall be deemed to have occurred, be authorized, and shall be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtor or Reorganized Fine Host.

Article XXIV

                            MISCELLANEOUS PROVISIONS

24.1 Payment of Statutory Fees: All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

24.2 Retiree Benefits: From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, Reorganized Fine Host shall continue to pay all retiree benefits (within the meaning of section 1114 of the Bankruptcy
Code), at the level established in accordance with subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, and for the duration of the period during which the Debtor has obligated itself to provide such benefits.

24.3 Post-Effective Date Fees and Expenses: From and after the Effective Date, Reorganized Fine Host shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by Reorganized Fine Host related to implementation and consummation of the Plan.

24.4 Severability: If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtor, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

24.5 Governing Law: Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an Exhibit hereto or document contained in the Plan Supplement provides otherwise, the rights, duties and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

24.6 Notices: All notices, requests, and demands to or upon the Debtor or Reorganized Fine Host to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           Fine Host Corporation
                           3 Greenwich Office Park
                           Greenwich, CT  06831
                           Attention:   General Counsel
                           Telecopier:  (203) 629-5089
                           Telephonic Confirmation:  (203) 629-4320

                           With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:   Stephen Karotkin, Esq.
                                        Brian S. Rosen, Esq.
                           Telecopier:  (212) 310-8007
                           Telephonic Confirmation:  (212) 310-8888

                                        -and-

                           Richards, Layton & Finger, P.A.
                           One Rodney Square
                           Wilmington, Delaware  19899
                           Attention:   Thomas L. Ambro, Esq.
                                        Mark D. Collins, Esq.
                           Telecopier:  (302) 658-6548
                           Telephonic Confirmation:  (302) 658-6541

                                        -and-

                           c/o Kasowitz, Benson, Torres & Friedman LLP
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Attention:  David M. Friedman, Esq.
                           Telecopier:  (212) 506-1800
                           Telephonic Confirmation:  (212) 506-1740

24.7 Closing of Case: Reorganized Fine Host shall, promptly upon the full administration of the Chapter 11 Case, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

24.8 Section Headings: The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

24.9 Exemption from Transfer Taxes: Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

24.10 Effectuating Documents and Further Transactions: Each of the officers of the Debtor and Reorganized Fine Host is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated:   Greenwich, Connecticut
         March 17, 1999
                                                     FINE HOST CORPORATION


                                       By:               /s/ William D. Forrest
                                                        -----------------------
                                                    Name:    William D. Forrest
                                                    Title:   President and Chief
                                                             Executive Officer

                          EXHIBIT A - Management Issues



A. List of Reorganized Fine Host Senior Managers - Such individuals who may be designated by the Debtor on or prior to the Confirmation Date.

B. The Management Options shall vest in four (4) tranches on each of the Effective Date and the first three
     (3) anniversaries thereof, as follows:

                  Effective Date -                            3 1/3 %
                  First Anniversary -                         3 1/3 %
                  Second Anniversary -                        3 1/3 %
                  Third Anniversary -                         3 %

C. The Management Options shall be exercisable for a period of seven (7) years from the date of vesting for each and carry a strike price equal to (a) for the first tranche, Ten Dollars ($10.00) per share of Reorganized Fine Host Common Stock, (b) for the second tranche, Eleven Dollars ($11.00) per share of Reorganized Fine Host Common Stock, (c) for the third tranche, Twelve Dollars ($12.00) per share of Reorganized Fine Host Common Stock, and (d) for the fourth tranche, Thirteen Dollars ($13.00) per share of Reorganized Fine Host Common Stock.

D.     Notwithstanding the provisions of the Plan and paragraphs B and C above,
(i) Management Options to purchase up to eight percent (8%) of Reorganized Fine Host Common Stock shall be distributed to the Reorganized Fine Host Senior
Managers set forth above on the Effective Date and allocated prior thereto in accordance with the sole and absolute discretion of the Debtor's Board of Directors and (ii) Management Options to purchase up to five percent (5%) of Reorganized Fine Host Common Stock shall be reserved for future distribution to, among others, Reorganized Fine Host's President and Chief Executive Officer and be granted and allocated in the sole and absolute discretion of Reorganized Fine Host's Board of Directors. Notwithstanding the timing of distribution, the Management Options to be distributed by the Debtor's Board of Directors and Reorganized Fine Host's Board of Directors, respectively, shall be allocated, on a pro rata basis, across each of the four (4) tranches set forth above.

                            EXHIBIT B - new warrants

A. Warrants to purchase up to 1,000,000 shares of Reorganized Fine Host Common Stock, subject to dilution for the Management Options and post-Effective Date chief executive officer compensation.

B. The New Warrants shall be exercisable for a period of two (2) years from the Effective Date, at an exercise price equal to (a) the outstanding principal amount of the Subordinated Notes (together with all accrued and unpaid interest relating to the period up to but not including the Petition Date) minus the aggregate amount of Creditor Cash distributed to the holders of Allowed Subordinated Note Claims, divided by (b) the number of shares of Reorganized Fine Host Common Stock issued on the Effective Date pursuant to the Plan.

                                TABLE OF CONTENTS
                                   (continued)


                                       vii

                                TABLE OF CONTENTS


                                                                                                               Page
                                        i

Article I             DEFINITIONS................................................................................1

         1.1      Acquisition Debt Claim.........................................................................1

         1.2      Ad Hoc Committee...............................................................................1

         1.3      Administrative Expense Claim...................................................................1

         1.4      Affiliate......................................................................................1

         1.5      Allowed Administrative Expense Claim...........................................................1

         1.6      Allowed Claim/Allowed Equity Interest..........................................................1

         1.7      Allowed Debenture Rescission Claim.............................................................1

         1.8      Allowed Fine Host Equity Interest..............................................................2

         1.9      Allowed General Unsecured Claim................................................................2

         1.10     Allowed Priority Non-Tax Claim.................................................................2

         1.11     Allowed Priority Tax Claim.....................................................................2

         1.12     Allowed Secured Claim..........................................................................2

         1.13     Allowed Statutorily Subordinated Claim.........................................................2

         1.14     Allowed Subordinated Note Claim................................................................2

         1.15     Allowed Unsecured Claim........................................................................2

         1.16     Amended Bylaws of Reorganized Fine Host........................................................2

         1.17     Amended and Restated Certificate of Incorporation of Reorganized Fine Host.....................2

         1.18     Available Cash.................................................................................2

         1.19     Bankruptcy Code................................................................................2

         1.20     Bankruptcy Court...............................................................................2

         1.21     Bankruptcy Rules...............................................................................2

         1.22     Business Day...................................................................................2

         1.23     Cash...........................................................................................3

         1.24     Cash Equivalents...............................................................................3

         1.25     Chapter 11 Case................................................................................3

         1.26     Claim..........................................................................................3

         1.27     Class..........................................................................................3

         1.28     Class Action...................................................................................3

         1.29     Collateral.....................................................................................3

         1.30     Confirmation Hearing...........................................................................3

         1.31     Confirmation Date..............................................................................3

         1.32     Confirmation Order.............................................................................3

         1.33     Creditor.......................................................................................3

         1.34     Creditor Cash..................................................................................3

         1.35     Debtor.........................................................................................3

         1.36     Debtor in Possession...........................................................................3

         1.37     Debenture Rescission Claim.....................................................................4

         1.38     Disclosure Statement...........................................................................4

         1.39     Disputed Claim; Disputed Equity Interest.......................................................4

         1.40     Disputed Claim Amount..........................................................................4

         1.41     Effective Date.................................................................................4

         1.42     Entity.........................................................................................4

         1.43     Equity Interest................................................................................4

         1.44     Equity Interest Percentage.....................................................................4

         1.45     Final Distribution Date........................................................................4

         1.46     Final Order....................................................................................4

         1.47     Fine Host Equity Interest......................................................................5

         1.48     General Unsecured Claim........................................................................5

         1.49     Initial Distribution Date......................................................................5

         1.50     IRC............................................................................................5

         1.51     IRS............................................................................................5

         1.52     Lien...........................................................................................5

         1.53     Litigation Trust...............................................................................5

         1.54     Litigation Trustee.............................................................................5

         1.55     Litigation Trust Agreement.....................................................................5

         1.56     Litigation Trust Board.........................................................................5

         1.57     Litigation Trust Claims........................................................................5

         1.58     Litigation Trust Interests.....................................................................5

         1.59     Management Options.............................................................................5

         1.60     New Securities.................................................................................5

         1.61     New Warrants...................................................................................5

         1.62     New Warrant Agreement..........................................................................6

         1.63     Person.........................................................................................6

         1.64     Petition Date..................................................................................6

         1.65     Plan...........................................................................................6

         1.66     Plan Supplement................................................................................6

         1.67     Priority Non-Tax Claim.........................................................................6

         1.68     Priority Tax Claim.............................................................................6

         1.69     Pro Rata Share.................................................................................6

         1.70     Record Date....................................................................................6

         1.71     Reorganized Fine Host..........................................................................6

         1.72     Reorganized Fine Host Common Stock.............................................................6

         1.73     Reorganized Fine Host Credit Agreement.........................................................6

         1.74     Reorganized Fine Host Lender...................................................................7

         1.75     Reorganized Fine Host Senior Managers..........................................................7

         1.76     Schedules......................................................................................7

         1.77     Secured Claim..................................................................................7

         1.78     Securities Act.................................................................................7

         1.79     Statutorily Subordinated Claim Percentage......................................................7

         1.80     Statutorily Subordinated Claims................................................................7

         1.81     Stock Option...................................................................................7

         1.82     Stock Option Plans.............................................................................7

         1.83     Subordinated Note Claim........................................................................7

         1.84     Subordinated Notes.............................................................................7

         1.85     Subordinated Notes Indenture...................................................................7

         1.86     Subordinated Notes Trustee.....................................................................7

         1.87     Unsecured Claim................................................................................7

         1.88     Other Definitions..............................................................................8

Article II            PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS............8

         2.1      Administrative Expense Claims..................................................................8

         2.2      Compensation and Reimbursement Claims..........................................................8

         2.3      Payment of Priority Tax Claims.................................................................8

Article III           CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............................................8

Article IV            PROVISIONS FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS1)...............................9

         4.1      Treatment of Allowed Priority Non-Tax Claims...................................................9

Article V             PROVISIONS FOR TREATMENT OF SECURED CLAIMS (CLASS 2).......................................9

         5.1      Treatment of Secured Claims....................................................................9

Article VI            PROVISIONS FOR ALLOWANCE AND TREATMENT OF SUBORDINATED NOTE CLAIMS (CLASS 3)...............9

         6.1      Allowance of Subordinated Note Claims..........................................................9

         6.2      Treatment of Subordinated Note Claims..........................................................9

         6.3      Cancellation of Subordinated Notes.............................................................9

         6.4      Record Date for Subordinated Notes.............................................................9

         6.5      Unclaimed Distributions.......................................................................10

         6.6      Compensation of the Subordinated Notes Trustee................................................10

         6.7      Allocation of Distributions...................................................................10

         6.8      Change of Control Provision...................................................................10

Article VII           PROVISIONS FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS4).............................10

         7.1      Treatment of Allowed General Unsecured Claims.................................................10

Article VIII          PROVISIONS FOR TREATMENT OF DEBENTURE RESCISSION CLAIMS (CLASS5)..........................10

         8.1      Treatment of Allowed Debenture Rescission Claims..............................................10

         8.2      Limitation on Recovery........................................................................11

         8.3      Subordinated Note Claim Distributions.........................................................11

         8.4      No Distribution...............................................................................11

Article IX            PROVISIONS FOR TREATMENT OF STATUTORILY SUBORDINATED CLAIMS (CLASS 6A) AND EQUITY
                      INTERESTS (CLASS 6B)......................................................................11

         9.1      Cancellation of Existing Equity Interests.....................................................11

         9.2      Treatment of Allowed Statutorily Subordinated Claims (Class6A)................................11

         9.3      Treatment of Allowed Equity Interests (Class 6B)..............................................12

         9.4      No Distribution...............................................................................12

Article X             PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS UNDER THE PLAN................................12

         10.1     Objections to Claims; Prosecution of Disputed Claims..........................................12

         10.2     Estimation of Claims..........................................................................12

         10.3     Payments and Distributions on Disputed Claims and Disputed Equity Interests...................12

Article XI            RIGHTS OF ACTION..........................................................................13

         11.1     Rights of Action..............................................................................13

         11.2     Preference Actions............................................................................13





Article XII           ACCEPTANCE OR REJECTION OF PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF
                      CLAIMS....................................................................................13

         12.1     Impaired Classes to Vote......................................................................13

         12.2     Acceptance by Class of Creditors..............................................................13

         12.3     Deemed Rejection by Class 6...................................................................13

         12.4     Cramdown......................................................................................13

Article XIII          IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN.......14

         13.1     Impaired and Unimpaired Classes...............................................................14

         13.2     Impaired Classes to Vote on Plan..............................................................14

         13.3     Controversy Concerning Impairment.............................................................14

Article XIV           PROVISIONS REGARDING DISTRIBUTIONS........................................................14

         14.1     Timeliness of Payments........................................................................14

         14.2     Distributions by Reorganized Fine Host........................................................14

         14.3     Manner of Payment under the Plan..............................................................14

         14.4     Fractional Securities.........................................................................14

         14.5     Delivery of Distributions.....................................................................14

         14.6     Undeliverable Distributions...................................................................15

         14.7     Compliance with Tax Requirements..............................................................15

         14.8     Time Bar to Cash Payments.....................................................................15

         14.9     Distributions After Effective Date............................................................15

         14.10    Set-Offs......................................................................................15

         14.11    Surrender and Cancellation of Instruments.....................................................15

         14.12    Termination of Subordination Rights and Settlement of Related Claims and Controversies........16

Article XV            COMMITTEES................................................................................16

         15.1     Creditors' Committee Composition and Term.....................................................16

         15.2     Ad Hoc Committee Term and Fees................................................................16

Article XVI           THE LITIGATION TRUST......................................................................17

         16.1     Establishment of the Trust....................................................................17

         16.2     Purpose of the Litigation Trust...............................................................17

         16.3     Funding Expenses of the Litigation Trust......................................................17

         16.4     Transfer of Assets............................................................................17

         16.5     Valuation of Assets...........................................................................17

         16.6     Liquidation of Assets; Responsibilities of Litigation Trustee.................................17

         16.7     Investment Powers.............................................................................18

         16.8     Annual Distribution; Withholding..............................................................18

         16.9     Reporting Duties..............................................................................18

         16.10    Trust Implementation..........................................................................19

         16.11    Registry of Beneficial Interests..............................................................19

         16.12    Termination...................................................................................19

         16.13    Net Litigation Trust Recovery/Affirmative Obligations.........................................20

         16.14    Escrow on Account of Disputed Claims and Disputed Equity Interests............................20

         16.15    Non-Transferability...........................................................................21

Article XVII          EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................21

         17.1     Assumption of Executory Contracts and Unexpired Leases........................................21

         17.2     Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.........................21

         17.3     Rejection Damage Claims.......................................................................21

         17.4     Indemnification and Reimbursement Obligations.................................................21

         17.5     Compensation and Benefit Programs.............................................................22

Article XVIII         CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN........................................22

         18.1     Conditions Precedent to Effective Date of the Plan............................................22

         18.2     Waiver of Conditions Precedent................................................................22

Article XIX           EFFECT OF CONFIRMATION....................................................................22

         19.1     Reorganized Fine Host Authority...............................................................22

         19.2     Title to Assets; Discharge of Liabilities.....................................................23

         19.3     Discharge of Debtor...........................................................................23

         19.4     Injunction....................................................................................23

         19.5     Term of Existing Injunctions or Stays.........................................................23

         19.6     Limited Release of Directors, Officers and Employees..........................................23

         19.7     Exculpation...................................................................................23

         19.8     Injunction....................................................................................24

Article XX            RETENTION OF JURISDICTION.................................................................24

         20.1     Retention of Jurisdiction.....................................................................24

Article XXI           MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.......................................25

         21.1     Modification of Plan..........................................................................25

         21.2     Revocation or Withdrawal......................................................................25





Article XXII          PROVISIONS FOR MANAGEMENT AND FINANCING...................................................25

         22.1     Directors.....................................................................................25

         22.2     Employment Contracts..........................................................................26

         22.3     Reorganized Fine Host Stock Options...........................................................26

         22.4     Reorganized Fine Host Credit Agreement........................................................26

Article XXIII         ARTICLES OF INCORPORATION AND BY-LAWS OF THE DEBTOR; CORPORATE ACTION.....................26

         23.1     Amendment of Articles of Incorporation and By-Laws............................................26

         23.2     Corporate Action..............................................................................26

Article XXIV          MISCELLANEOUS PROVISIONS..................................................................26

         24.1     Payment of Statutory Fees.....................................................................26

         24.2     Retiree Benefits..............................................................................26

         24.3     Post-Effective Date Fees and Expenses.........................................................26

         24.4     Severability..................................................................................27

         24.5     Governing Law.................................................................................27

         24.6     Notices.......................................................................................27

         24.7     Closing of Case...............................................................................28

         24.8     Section Headings..............................................................................28

         24.9     Exemption from Transfer Taxes.................................................................28

         24.10    Effectuating Documents and Further Transactions...............................................28

EXHIBIT A - Management Issues....................................................................................1

EXHIBIT B - new warrants.........................................................................................2

                                        1
I.

                                  INTRODUCTION

A.       General

     Fine Host Corporation, as debtor and debtor in possession ("Fine Host" or the "Debtor"), submits this Second Amended Disclosure Statement, dated March 17, 1999 (the "Disclosure Statement"), in connection with the solicitation of acceptances and rejections with respect to the Second Amended Plan of Reorganization for Debtor Pursuant to Chapter 11 of the United States Bankruptcy Code, dated March 17, 1999 (the "Plan"), a copy of which is annexed hereto as Exhibit "A". Unless otherwise defined herein, capitalized terms used herein shall have the same meanings ascribed to them in the Plan.

     The purpose of this Disclosure Statement is to set forth information (1) regarding the history of Fine Host, its business and the Chapter 11 Case, (2) concerning the Plan and alternatives to the Plan, (3) advising Creditors and the holders of Equity Interests of their rights under the Plan, (4) assisting Creditors in making an informed judgment regarding whether they should vote to accept or reject the Plan, and (5) assisting the Bankruptcy Court in determining whether the Plan complies with the provisions of Chapter 11 of the Bankruptcy Code and should be confirmed.

     By order, dated March __, 1999 (the "Disclosure Order"), a copy of which (without exhibits) is annexed hereto as Exhibit "B", the Bankruptcy Court approved this Disclosure Statement as containing "adequate information" in accordance with section 1125 of the Bankruptcy Code, to enable a hypothetical, reasonable investor typical of holders of Claims against Fine Host to make an informed judgment as to whether to accept or reject the Plan, and authorized its use in connection with the solicitation of votes with respect to the Plan.
APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN. No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1125 of the Bankruptcy Code. In voting on the Plan, Creditors should not rely on any information relating to Fine Host and its business, other than that contained in this Disclosure Statement, the Plan and all exhibits hereto and thereto.

     THIS DISCLOSURE STATEMENT IS NOT INTENDED TO REPLACE CAREFUL AND DETAILED REVIEW AND ANALYSIS OF THE PLAN BY EACH HOLDER OF A CLAIM OR EQUITY INTEREST. IT IS INTENDED TO AID AND SUPPLEMENT THAT REVIEW. THE DESCRIPTION OF THE PLAN IS A SUMMARY ONLY. CREDITORS, HOLDERS OF EQUITY INTERESTS AND OTHER PARTIES IN INTEREST ARE CAUTIONED TO REVIEW THE PLAN AND ANY RELATED ATTACHMENTS FOR A FULL UNDERSTANDING OF THE PLAN'S PROVISIONS. THIS DISCLOSURE STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

     Pursuant to the provisions of the Bankruptcy Code, only classes of claims or equity interests which are (i) "impaired" by a plan of reorganization and
(ii) entitled to receive a distribution under such a plan are entitled to vote on the plan. Only Classes 3 and 5 are impaired by and entitled to receive a distribution under the Plan, and the holders of Claims in those Classes are the only Entities entitled to vote to accept or reject the Plan. Class 6 is impaired and is deemed to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code. Classes 1, 2 and 4 are unimpaired by the Plan and the holders thereof are conclusively presumed to have accepted the Plan.

     HOLDERS OF CLAIMS IN CLASS 5 WILL NOT RECEIVE ANY DISTRIBUTION UNDER THE PLAN UNLESS THE REQUISITE MAJORITIES OF HOLDERS OF CLAIMS IN CLASS 3 VOTE TO ACCEPT THE PLAN. HOLDERS OF CLAIMS AND EQUITY INTERESTS IN CLASS 6 WILL NOT RECEIVE ANY DISTRIBUTION UNDER THE PLAN UNLESS THE REQUISITE MAJORITIES OF HOLDERS OF CLAIMS IN BOTH CLASS 3 AND CLASS 5 VOTE TO ACCEPT THE PLAN.

     THE RECORD DATE FOR DETERMINING THE HOLDERS OF CERTAIN CLAIMS AND EQUITY INTERESTS THAT MAY VOTE ON THE PLAN IS MARCH 17, 1999 (the "Voting Record Date").
                  In certain instances, accompanying this Disclosure Statement are a ballot ("Ballot") for casting your vote(s) on the Plan and a pre-addressed envelope for the return of the Ballot. BALLOTS FOR ACCEPTANCE OR REJECTION OF THE PLAN ARE BEING PROVIDED ONLY TO HOLDERS OF CLAIMS IN CLASSES 3 AND 5 BECAUSE THEY ARE THE ONLY HOLDERS OF CLAIMS THAT MAY VOTE TO ACCEPT OR REJECT THE PLAN. If you are the holder of a Claim in Classes 3 and 5 and did not receive a Ballot, received a damaged or illegible Ballot, or lost your Ballot, or if you are a party in interest and have any questions concerning the Disclosure Statement, any of the Exhibits hereto, the Plan or the voting procedures in respect thereof, please call:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Ms. Kathleen Lee

                  The terms of the Plan have been developed in the course of negotiations with an informal committee of Holders of Fine Host's 5% Convertible Subordinated Notes due 2004 (the "Ad Hoc Committee"). See Section V.A. below, "The Plan of Reorganization -- Introduction." The Ad Hoc Committee consists of Angelo, Gordon & Co. LLP, Salomon Brothers Asset Management, Inc., Franklin Mutual Advisers, Inc., Oaktree Capital Management and Bear, Stearns & Co., Inc., which entities collectively hold or manage approximately $161 million, or 92%, of the $175 million in total principal amount outstanding of Fine Host's 5%
Convertible Subordinated Notes due 2004 (the "Subordinated Notes") and have agreed to vote or use reasonable best efforts to cause to be voted such Subordinated Notes to accept the Plan.

                  THE BOARD OF DIRECTORS OF FINE HOST HAS UNANIMOUSLY APPROVED THE TERMS OF THE PLAN AND RECOMMENDS THAT THE HOLDERS OF CLAIMS IN ALL SOLICITED CLASSES VOTE TO ACCEPT THE PLAN.

                  THE MEMBERS OF THE AD HOC COMMITTEE HAVE UNANIMOUSLY APPROVED THE PLAN AND HAVE AGREED TO VOTE TO ACCEPT THE PLAN AND RECOMMEND THAT THE OTHER HOLDERS OF SUBORDINATED NOTES VOTE TO ACCEPT THE PLAN.

                  After carefully reviewing this Disclosure Statement and the Exhibits attached hereto, please indicate your vote with respect to the Plan on the enclosed Ballot and return it in the envelope provided. Voting procedures and requirements are explained in greater detail elsewhere in this Disclosure Statement.
PLEASE VOTE AND RETURN YOUR BALLOT TO:

                           PricewaterhouseCoopers LLP
                           P.O. Box 958, Times Square Station
                           New York, New York  10108

IN ORDER TO BE COUNTED,  BALLOTS  MUST BE  RECEIVED BY 5:00 P.M.  (NEW YORK CITY
TIME) ON MAY 7, 1999. ANY EXECUTED BALLOTS WHICH ARE TIMELY RECEIVED BUT WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE OF THE PLAN.

                  Fine Host believes that prompt confirmation and implementation of the Plan is in the best interests of Fine Host, all Creditors and holders of Equity Interests and Fine Host's chapter 11 estate.

                  In accordance with the Disclosure Order and section 1128 of the Bankruptcy Code, the Bankruptcy Court has fixed May 18, 1999, at 9:30 a.m. (New York City Time), in the United States Court House, Sixth Floor, Courtroom of Chief Bankruptcy Judge Peter J. Walsh, 824 North Market Street, Wilmington, Delaware 19801, as the date, time and place of the hearing to consider confirmation of the Plan, and May 7, 1999, as the last date for filing objections to confirmation of the Plan. The hearing on confirmation of the Plan may be adjourned from time to time without further notice except for the announcement of the adjourned date and time at the hearing on confirmation or any adjournment thereof.

                  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT DOES NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE SUCH DATE. THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY FINE HOST. HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD READ IT CAREFULLY AND IN ITS ENTIRETY, AND WHERE POSSIBLE, CONSULT WITH COUNSEL, PRIOR TO VOTING ON THE PLAN.

                  THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, WHICH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN, AND IF ANY INCONSISTENCY EXISTS BETWEEN THE TERMS AND PROVISIONS OF THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS AND PROVISIONS OF THE PLAN ARE CONTROLLING. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE FORWARD LOOKING PROJECTIONS AND FORECASTS, BASED UPON CERTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.1 ALL HOLDERS OF CLAIMS ENTITLED TO VOTE SHOULD READ CAREFULLY AND CONSIDER FULLY ARTICLE VI BELOW, ENTITLED "CERTAIN FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

II.

                                                 OVERVIEW OF PLAN

                  The following is a brief overview of the material provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan. For a more detailed description of the terms and provisions of the Plan, see Article V below, The Plan of Reorganization. The Plan is a plan of reorganization for Fine Host and not for any of its Subsidiaries or affiliates. The Plan represents the product of negotiations between Fine Host and the Ad Hoc Committee and is supported by the members of the Ad Hoc Committee.

                  The Plan will pay in full or reinstate approximately $11 million of General Unsecured Claims,2 distribute the Creditor Cash and approximately 96% of Reorganized Fine Host Common Stock to holders of Subordinated Note Claims and distribute, inter alia, Reorganized Fine Host Common Stock and New Warrants to purchase shares of such stock to holders of certain litigation Claims and holders or deemed holders of Equity Interests. PURSUANT TO THE PLAN, ALL EXISTING EQUITY INTERESTS IN FINE HOST (INCLUDING ALL ISSUED AND OUTSTANDING COMMON STOCK OF FINE HOST) WILL BE EXTINGUISHED AND CANCELLED.

     Specifically,   Reorganized   Fine  Host  will  distribute  the  shares  of
Reorganized Fine Host Common Stock and New Warrants as follows:
                                       3

                                                                  Percent of                New Warrants
                                                                 Outstanding                 to Purchase
                                                               Reorganized Fine           Reorganized Fine
                                                              Host Common Stock              Host Common
                                                                    to be                   Stock in the
Class of Claims or Equity Interests                          Distributed to Class        Following Percents
Subordinated Note Claims                       (Class 3)                96%                         0%
Debenture Rescission Claims                    (Class 5)                 3%                       7.5%
Statutorily Subordinated Claims/               (Class 6)                 1%                       2.5%
Equity Interests

The Plan also provides for the distribution to holders of Allowed Claims and Allowed Equity Interests in Class 5 and Class 6 of beneficial interests in a Litigation Trust to be established pursuant to the Plan.

                  No distributions will be made to Class 5 under the Plan if Class 3 does not accept the Plan. No distributions will be made to Class 6 under the Plan if either Class 3 or Class 5 does not accept the Plan.

                  For a discussion of the projected financial statements of Reorganized Fine Host, see Article IX below, Projections.

                  The Plan provides for the classification and treatment of Claims against and Equity Interests in Fine Host. The Plan designates five (5) Classes of Claims and one (1) Class of Equity Interests, which classify all Claims against and Equity Interests in Fine Host. These classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests. Please note that pursuant to the provisions of section 510(b) of the Bankruptcy Code, Statutorily Subordinated Claims are treated the same as Equity Interests under the Plan.

                  The Plan also provides generally for payment in full, in Cash, of all Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims.

A. Summary of Classification and Treatment of Claims and Equity Interests Under the Plan

                  The following chart4 summarizes distributions to holders of Allowed Claims and Allowed Equity Interests under the Plan. The recoveries set forth below are projected recoveries based upon assumptions described in Article XI below, Reorganization Value. Values for recoveries under the Plan assume that Reorganized Fine Host Common Stock that will be issued and outstanding after giving effect to all distributions under the Plan, but prior to the exercise of Management Options or the New Warrants discussed below, see Section IV.E.2 below, The Plan of Reorganization -- Securities to Be Issued Pursuant to the Plan -- Reorganized Fine Host Management Stock Options and The Plan of Reorganization -- Securities to Be Issued Pursuant to the Plan -- New Warrants, will have an aggregate reorganization value5 ranging from $95 million to $130 million. For purposes of illustrating the estimated percentage recovery for each Class in the chart below, (a) the value of Reorganized Fine Host Common Stock to be issued and outstanding, after giving effect to all distributions under the Plan and the reinstatement of debt claims of approximately $5.5 million, was assumed to be $107 million, and (b) the value of the New Warrants was assumed to be $2.94 million. It is anticipated that approximately 10,000,000 (ten million) shares of Reorganized Fine Host Common Stock will be issued and outstanding after giving effect to all distributions under the Plan. It also is anticipated that New Warrants to purchase 1,000,000 shares of Reorganized Fine Host Common Stock will be issued and outstanding after giving effect to all distributions under the Plan.

                  THERE CAN BE NO ASSURANCE THAT THE SHARES OF REORGANIZED FINE HOST COMMON STOCK TO BE ISSUED IN ACCORDANCE WITH THE PLAN WILL ACTUALLY TRADE AT A PRICE PER SHARE WITHIN THESE IMPUTED ESTIMATED RANGES OF REORGANIZATION VALUE OR THAT ANY TRADING MARKET FOR REORGANIZED FINE HOST COMMON STOCK WILL DEVELOP OR, IF DEVELOPED, THAT IT WOULD BE SUSTAINED. THERE ALSO CAN BE NO ASSURANCE THAT THE NEW WARRANTS WILL HAVE A VALUE CONSISTENT WITH THAT SET FORTH ABOVE. SEE SECTION VI.C., CERTAIN FACTORS TO BE CONSIDERED -- LACK OF TRADING MARKET.

                  THE ASSUMED RANGE OF THE REORGANIZATION VALUE AS OF AN ASSUMED
EFFECTIVE DATE OF APRIL 30, 1999, REFLECTS WORK PERFORMED BY BT ALEX. BROWN ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF FINE HOST AVAILABLE TO BT ALEX. BROWN AS OF JANUARY 9, 1999. NEITHER BT ALEX. BROWN NOR FINE HOST HAS UPDATED THE ESTIMATED RANGE OF THE REORGANIZATION VALUE TO REFLECT INFORMATION AVAILABLE TO FINE HOST OR BT ALEX. BROWN SUBSEQUENT TO JANUARY 9, 1999. HOWEVER, BT ALEX. BROWN SUBSEQUENTLY REVIEWED THE RANGE OF THE REORGANIZATION VALUE BASED ON ADDITIONAL INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF FINE HOST AVAILABLE TO BT ALEX. BROWN AS OF FEBRUARY 15, 1999, AND DETERMINED THAT THE RANGE OF REORGANIZATION VALUE MAY IN FACT BE AT OR BELOW THE MID-POINT VALUE OF THE RANGE.

     THE ABOVE-REFERENCED ASSUMED VALUE OF THE NEW WARRANTS AS OF FEBRUARY 15, 1999, REFLECTS WORK PERFORMED BY BT ALEX. BROWN ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF FINE HOST AVAILABLE TO BT ALEX. BROWN AS OF FEBRUARY 15, 1999. NEITHER BT ALEX. BROWN NOR FINE HOST HAS UPDATED THE ESTIMATED VALUE OF THE NEW WARRANTS TO REFLECT INFORMATION AVAILABLE TO FINE HOST OR BT ALEX. BROWN SUBSEQUENT TO FEBRUARY 15, 1999. SEE ARTICLE XI, REORGANIZATION VALUE.



                                                                        Estimated Aggregate           Estimated
           Claim/                   Treatment of                             Amount of           --------------------
Class      Interest                 Claim/Interest                        Allowed Claims         Percentage Recovery
                                of Allowed Claims

----------
           Administrative Expense   Payment (a) in full, in Cash, on    $14 million 6            100%
           Claims                   the later of the Effective Date
                                    and the date such  Claim  becomes an Allowed
                                    Claim,  or (b) on such other  terms to which
                                    the parties agree;  provided,  however, that
                                    Administrative  Expense  Claims  incurred in
                                    the ordinary course of business will be paid
                                    as such Claims become due and payable in the
                                    ordinary course of business.
           Priority Tax Claims      At Fine Host's or Reorganized       $545,000                 100%
                                    Fine Host's option, as
                                    applicable, payment (a) in full, in Cash, on
                                    the later of the Effective Date and the date
                                    such  Claim  is   Allowed,   (b)  in  up  to
                                    twenty-four    (24)equal    quarterly   Cash
                                    installments  commencing  on the first (1st)
                                    Business   Day   following   the   date   of
                                    assessment  of  such  Allowed  Priority  Tax
                                    Claim,  together with interest thereon at an
                                    annual  rate  to  be   established   by  the
                                    Bankruptcy   Court   at   the   Confirmation
                                    Hearing, or (c) upon such other terms as the
                                    parties agree.
1          Priority Non-Tax Claims  Unimpaired.  Payment (a) in full,   $0                       100%
                                    ----------
                                    in Cash, upon the later of the
                                    Effective Date and the date on
                                                   ---
                                    which such Claim becomes an
                                    Allowed Claim, or (b) upon such
                                    other terms to which the parties
                                    agree.
2          Secured Claims           Unimpaired.  At Fine Host's         $746,000                 100%
                                    ----------
                                    option, (a) payment in full, in
                                    Cash; (b) payment of the sale or disposition
                                    proceeds  of  the   property   securing  any
                                    Allowed  Secured  Claim to the extent of the
                                    value of the  respective  interests  in such
                                    property; (c) the surrender to the holder or
                                    holders of any Allowed  Secured Claim of the
                                    property  securing  such Claim;  or (d) such
                                    other distributions as shall be necessary to
                                    satisfy  the  requirements  of Chapter 11 of
                                    the Bankruptcy Code.
3          Subordinated Note        Impaired.  On the Initial           $175,000,000 7           84.4% 8
                                    --------
           Claims                   Distribution Date, each holder of
                                    an Allowed  Subordinated Note Claim shall be
                                    entitled to receive  such  holder's Pro Rata
                                    Share of:  (a) the  Creditor  Cash;  and (b)
                                    9,600,000  shares of  Reorganized  Fine Host
                                    Common Stock.
4          General Unsecured        Unimpaired.  At Fine Host's sole    $09                      100%
                                    ----------
           Claims                   election, (a) payment in Cash in
                                    the  full  amount  of such  Allowed  General
                                    Unsecured Claim, (b) treatment in accordance
                                    with  terms in the  ordinary  course of Fine
                                    Host's   business   or  (c)   treatment   to
                                    otherwise render such Claim unimpaired.
5          Debenture Rescission     Impaired.  (a) On the Initial       unknown10                unknown9
                                    --------
           Claims                   Distribution Date, and provided
                                    acceptance  of the  Plan by  holders  within
                                    Class  3 of  the  Plan,  each  holder  of an
                                    Allowed Debenture  Rescission Claim shall be
                                    entitled to receive  such  holder's Pro Rata
                                    Share   of   Litigation    Trust   Interests
                                    representing  seventy-five  percent (75%) of
                                    the  Litigation  Trust  in  accordance  with
                                    Article XVI of the Plan;
                                         (b) On the Final Distribution Date, and
                                    provided  acceptance  of the Plan by holders
                                    within  Class 3 of the Plan,  each holder of
                                    an Allowed Debenture  Rescission Claim shall
                                    be entitled  to receive  such  holder's  Pro
                                    Rata Share of:
                                             (i)  300,000 shares of
                                    Reorganized Fine Host Common
                                    Stock;
                                             (ii)  New   Warrants   to  purchase
                                    750,000  shares  of  Reorganized  Fine  Host
                                    Common Stock, subject to dilution on account
                                    of the Management Options.
6          6A  Statutorily          Impaired.  (a)  On the Initial      Not Applicable           unknown11
                                    --------
           Subordinated Claims      Distribution Date, and provided
                                    acceptance  of the  Plan by  holders  within
                                    Classes 3 and 5 of the Plan,  each holder of
                                    an Allowed  Statutorily  Subordinated  Claim
                                    shall be entitled to receive,  in accordance
                                    with   Section   16.4   of   the   Plan,   a
                                    distribution equal to such holder's Pro Rata
                                    Share   of  the   Statutorily   Subordinated
                                    Percentage  of  Litigation  Trust  Interests
                                    representing  twenty-five  percent  (25%) of
                                    the  Litigation  Trust  and such  additional
                                    Litigation  Trust  Interests,   if  any,  as
                                    provided in Section 8.2 of the Plan.
                                         (b) On the Final Distribution Date, and
                                    provided  acceptance  of the Plan by holders
                                    within  Classes  3 and 5 of the  Plan,  each
                                    holder    of    an    Allowed    Statutorily
                                    Subordinated  Claim  shall  be  entitled  to
                                    receive   a   distribution   equal  to  such
                                    holder's  Pro Rata Share of the  Statutorily
                                    Subordinated Percentage of:
                                             (i)  100,000 shares of
                                    Reorganized Fine Host Common
                                    Stock; and
                                             (ii)  New   Warrants   to  purchase
                                    250,000  shares  of  Reorganized  Fine  Host
                                    Common Stock, subject to dilution on account
                                    of the Management Options.
           6B  Equity Interests          (a) On the Initial             Not applicable           Unknown12
                                    Distribution Date, and provided
                                    acceptance of the Plan by holders
                                    within Classes 3 and 5 of the
                                    Plan, each holder of an Allowed
                                    Equity Interest shall be entitled
                                    to receive, in accordance with
                                    Section 16.4 of the Plan, a
                                    distribution equal to such
                                    holder's Pro Rata Share of the
                                    Equity Interest Percentage of
                                    Litigation Trust Interests
                                    representing twenty-five percent
                                    (25%) of the Litigation Trust and
                                    such additional Litigation Trust
                                    Interests, if any, as provided in
                                    Section 8.2 of the Plan.
                                         (b) On the Final Distribution Date, and
                                    provided  acceptance  of the Plan by holders
                                    within  Classes  3 and 5 of  the  Plan  each
                                    holder of an Allowed  Equity  Interest shall
                                    be entitled to receive a distribution  equal
                                    to  such  holder's  Pro  Rata  Share  of the
                                    Equity Interest Percentage of:
                                             (i)  100,000 shares of
                                    Reorganized Fine Host Common
                                    Stock; and
                                             (ii)  New   Warrants   to  purchase
                                    250,000  shares  of  Reorganized  Fine  Host
                                    Common Stock, subject to dilution on account
                                    of the Management Options.

                  THE TREATMENT AND DISTRIBUTIONS PROVIDED TO HOLDERS OF ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS PURSUANT TO THE PLAN ARE IN FULL AND COMPLETE SATISFACTION OF THE ALLOWED CLAIMS AND ALLOWED EQUITY INTERESTS, AS THE CASE MAY BE, ON ACCOUNT OF WHICH SUCH TREATMENT IS GIVEN AND DISTRIBUTIONS ARE MADE.

III.

                                                GENERAL INFORMATION

A.       Fine Host's13 Business

                  Fine Host is a contract food service management company, providing food and beverage concession, catering and other ancillary services at approximately 900 facilities located in 43 states, primarily through multi-year contracts. Beginning in 1993, a significant portion of Fine Host's growth came from acquisitions. From April 1993 through October 1997, Fine Host acquired thirteen (13) companies, with ten (10) of those acquisitions being completed in 1996 and 1997. Principally as a result of these acquisitions, Fine Host's sales volume grew from $39.4 million in 1992 to $260.7 million in 1997. Fine Host targets six distinct markets within the contract food service industry: the recreation and leisure market (arenas, stadiums, amphitheaters, civic centers and other recreational facilities); the convention center market; the education market (colleges, universities and elementary and secondary schools); the business dining market (corporate cafeterias, office complexes and manufacturing plants); the healthcare market (long-term care facilities and hospitals) and the corrections market (prisons and jails). Fine Host provides a wide array of food services, ranging from food and beverage concessions such as hot dogs, sandwiches, soda and beer, to sophisticated catering and fine dining in a formal setting. At its convention center locations, Fine Host routinely serves banquets attended by thousands of persons.

                  Fine Host is the exclusive provider of food and beverage services at substantially all of the facilities it serves and is responsible for hiring, training and supervising food service personnel and ordering, receiving, preparing and serving all items of food and beverage sold. At facilities serviced by Fine Host, Fine Host's clients are responsible for attracting patrons on an event-specific basis at recreation and leisure facilities and convention centers and on a continuing basis at education and corporate dining facilities. As a result, Fine Host does not incur the expense of marketing to the broader public, and is able to focus on operations, client satisfaction, account retention and new account development. Fine Host has developed and implemented various operating strategies and systems to quickly and efficiently provide food and beverages to a large number of people in a short period of time and in a cost-effective manner.

B.       Organizational Structure of Fine Host

                  Fine Host is both an operating company and a holding company. Fine Host has twenty-three (23) direct and indirect wholly-owned subsidiaries in corporate form. In addition, Fine Host has less than a 100% ownership interest in four (4) joint ventures. Certain of Fine Host's subsidiaries are not operating businesses and may be either dissolved, liquidated or merged into Fine Host in conjunction with the Plan.

                  The chart on the following page illustrates the corporate structure of Fine Host and its non-debtor affiliates, and identifies the entities which are not operating businesses (denoted by |X|) as of the date of this Disclosure Statement:

                  Additional information concerning Fine Host and its affiliates, and its business, financial condition and results of operations, is set forth in Fine Host Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "10-K"), a copy of which is annexed hereto as Exhibit "F", and in Fine Host Corporation Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 (the "10-Q"), a copy of which is annexed hereto as Exhibit "G".

C.       Description of Business

1.       Fine Host's Business

                  The following is a brief description of the six (6) primary groups to which Fine Host provides contract food services.

                  Recreation and Leisure Facilities. Fine Host offers food and beverage concession and catering services to arenas, stadiums, amphitheaters, civic centers and other recreational facilities. These facilities typically select a food service provider on the basis of its ability to generate increased volume from concession sales while maintaining high quality and attendee satisfaction. Fine Host believes that, as a result of the growing popularity of minor league sports, significant opportunities exist at stadiums and arenas at which minor league baseball and hockey teams play. As of December 31, 1998, Fine Host provided services to facilities hosting six minor league baseball teams and ten minor league hockey teams. Fine Host further believes that more major college athletic programs will seek to outsource food and beverage concession operations at on-campus stadiums and arenas. Recreation and leisure facilities served by the Company presently include Pro Player Stadium in Miami, Florida (home of the Miami Dolphins and Florida Marlins); Sun Devil Stadium in Tempe, Arizona (home of the Arizona Cardinals); and the Concord Pavilion in Concord, California. Fine Host also provides concession services at the new stadiums for the Tampa Bay Buccaneers and the Baltimore Ravens. Fine Host also provides concession services to recreation and leisure facilities at colleges and universities including Arizona State University, Boise State University and the University of Minnesota.

                  Convention Centers. Food service offered in convention centers consists primarily of large scale catering and banquet functions held in the facility's ballroom and banquet halls, catering and concession services to functions held in meeting rooms, and concession services offered to convention and trade show attendees. Fine Host believes that its ability to renew convention center contracts is particularly significant because public authorities choosing the food service provider put great emphasis on the level of quality and service offered. These aspects are viewed as critical factors in the decision-making process of convention organizers and meeting planners when making site selections. Fine Host believes it is well positioned to gain incremental sales at existing convention centers which are expanding their banquet and ballroom capacities, and to obtain additional contracts at newly constructed convention centers. Major convention center clients include the Austin Convention Center in Austin, Texas; the Lawrence Convention Center in Pittsburgh, Pennsylvania; the Oregon Convention Center in Portland, Oregon; and the Wisconsin Center in Milwaukee, Wisconsin.

                  Education. Fine Host provides food and beverage concession and catering services to student cafeterias, food courts, snack bars and clubs at colleges, universities and elementary and secondary schools. College student dining habits have changed dramatically in recent years, with students tending to eat smaller meals throughout the day and evening, often paying with debit cards in lieu of cash or traditional board plans. In response to these changes, Fine Host now offers increased quality and choices among food and beverage items at educational facilities, including recognized brand name foods served in educational facilities by Fine Host's employees. The Company has contractual arrangements with Subway Corporation, Pizza Hut, Inc. and Taco Bell Corp. to offer their products at various dining locations at educational institutions. Fine Host presently provides dining services to students at colleges and universities including Alfred University in Alfred, New York; Morris Brown College in Atlanta, Georgia; Mt. Hood Community College in Gresham, Oregon; and Xavier University in New Orleans, Louisiana. Fine Host currently provides food services to secondary schools such as the following school districts: Newark, New Jersey; Bonneville, Iowa; and Marana, Arizona.

                  Business Dining. Fine Host provides food and beverage services to business dining rooms and cafeterias, office complexes and manufacturing plants. Business dining facilities are increasingly offering upscale, quality food and beverage items and are often subsidized by employers seeking to shorten employee meal breaks and increase productivity. Fine Host seeks to capitalize on this trend by providing high quality food and beverage service at its corporate client dining locations. Fine Host serves a diversified mix of large corporate clients, focusing on more upscale office dining. Clients include facilities of Carnival Cruise Lines, Burger King and Becton Dickinson and Company.

                  Healthcare. Fine Host provides food and beverage concession and catering services to hospitals, nursing homes and retirement communities. A registered dietitian provides guidance in meeting the diverse nutritional needs at these facilities. Fine Host provides menu planning, recipe development, diet instructions and nutritional care planning as part of its healthcare food service operations. Healthcare clients include Alina Health System, Health Dimensions, the Ebenezer Society and the State of South Dakota.

                  Corrections. Fine Host provides food and beverage concession and catering services to prisons, jails and residential facilities. These facilities range from minimum security correctional facilities to maximum security state penitentiaries. They also include children's homes, juvenile detention centers and other residential corrections facilities. Many of these facilities are accredited by the American Correctional Association. Fine Host provides food and beverage services at corrections facilities for the State of Minnesota, the State of South Dakota and Corrections Corporation of America, as well as numerous county jails.

2.       Food Service Contracts

                  Fine Host generally enters into one of the following types of contracts: profit and loss contracts ("P&L"), profit sharing contracts and management fee contracts.

                  Under P&Ls, Fine Host receives all the revenues and bears all the expenses of the operation. These operations include rent paid to the client, typically calculated as a fixed percentage of various categories of sales. While Fine Host often benefits from greater upside potential with a P&L contract, it is responsible for all costs of running the food service operation and consequently bears greater risk than with a management fee or profit sharing contract. Under profit sharing contracts, Fine Host receives a percentage of profits earned at the facility plus a fixed fee or percentage of sales as an administrative fee. Revenues derived under a limited number of management fee contracts are based upon a fixed minimum fee. Fine Host is reimbursed for all of its on-site expenses incurred in providing food and beverage services under all management fee contracts. A number of Fine Host's management fee contracts provide for an additional incentive fee based on a percentage of sales over a base threshold level.

                  Fine Host often provides a capital commitment in its bid to win a new facility contract. This commitment most frequently takes the form of an investment in food service equipment and leasehold improvements, which upgrade the facility itself and can increase the returns to both Fine Host and the facility owner by generating increased sales. Occasionally, Fine Host makes loans or advances to the client, the proceeds of which are generally used to improve an existing facility or to complete a new facility. When Fine Host makes an investment, loan or advance to a facility under either a management fee or profit sharing contract, ordinarily the amount of the commitment is repaid to Fine Host out of the revenues generated by the food service operation in accordance with an amortization schedule set forth in the contract. P&L contracts ordinarily do not require the repayment of invested capital to Fine Host during the contract term. Most of Fine Host's contracts require the client to reimburse Fine Host for any unamortized invested capital in the event of the expiration or termination of the contract for any reason, and Fine Host generally keeps title to the subject assets until such payment is made. Invested capital that is repaid is usually amortized over a period of time equal to or greater than the term of the contract. Fine Host believes that its willingness to make selective investments can provide it with a competitive advantage in bidding for new contracts. There can be no assurance, however, that any such investments will enhance returns and not result in losses for Fine Host.

                  The length of contracts varies depending on the type of facility, type of contract and financial investment. Contracts for recreation and leisure facilities typically include the largest capital investment by Fine Host and generally have a term of three to ten years. Contracts for convention centers generally have a term of three to five years. Education market contracts generally have a term of one to five years. Business dining accounts, which generally require the smallest capital investment by Fine Host, typically have a shorter term than those in the recreation and leisure, convention center and education areas, and generally contain a provision allowing either party to terminate for convenience after a short notice period, typically ranging from 30 to 80 days. Fine Host's remaining contracts including healthcare and corrections markets generally have a fixed term and in any fiscal year a number of these contracts either expire or come up for renewal.

D.       Fine Host Common Stock

                  Starting in 1996, Fine Host's common stock had been listed for trading on the Nasdaq National Market ("Nasdaq") under the trading symbol "FINE." However, since July 9, 1998, the common stock has no longer been listed on the Nasdaq National Market and has been traded on the OTC Bulletin Board. On January 4, 1999, the closing price of Fine Host common stock was $.93. As of December 31, 1998, approximately 9,047,970 shares of Fine Host's common stock were issued and outstanding and held by approximately 127 stockholders of record.

E.       Employees

                  As of December 31, 1998, Fine Host had approximately 3,250 full-time employees and approximately 11,000 employees hired on a part-time or on an event-by-event basis at its corporate headquarters, outside offices and various facilities. Approximately 5% of Fine Host's total employees (including full and part-time) are subject to collective bargaining agreements.

F.       Leases

                  Fine Host currently leases its corporate headquarters in Greenwich, Connecticut (two locations) pursuant to two leases, one of which expires in June, 2004 and the other in August, 2008.

                  Fine Host also maintains accounting processing centers in Roseville, Minnesota; Miami, Florida; and Nutley, New Jersey. Fine Host leases the space for each of these facilities.

G.       Fine Host's Significant Debt

                  The significant debt of Fine Host generally consists of obligations under or pursuant to (i) the Subordinated Notes, (ii) intercompany indebtedness, and (iii) acquisition debt.

1.       The Subordinated Notes

                  On October 27, 1997, Fine Host issued $175 million of 5% Convertible Subordinated Notes due 2004 in a private placement under Rule 144A of the Securities Act of 1933. The Subordinated Notes are unsecured obligations of Fine Host and are convertible into common stock at a conversion price of $44.50 per share. The net proceeds of $169.1 million, after deducting discounts and certain expenses, were used to repay approximately $50.0 million in outstanding obligations under a then-existing $200 million credit facility. The remaining proceeds were invested in short-term investments in accordance with Fine Host's investment policy. In connection with Fine Host's private offering of the Subordinated Notes, Fine Host had agreed to file a shelf Registration Statement which would cause the Subordinated Notes to be freely tradable. Fine Host has not registered the Subordinated Notes but has made all interest payments with respect thereto prior to the Petition Date. It has been alleged that the failure of Fine Host to register the Subordinated Notes entitles the holders of the Subordinated Notes to liquidated damages against Fine Host. All of the Subordinated Notes are outstanding.

2.       Intercompany Indebtedness

                  Fine Host and its consolidated subsidiaries maintain a consolidated cash management system under which, among other things, cash is transferred among the various companies, and records are maintained with respect to these transfers. As a result, at any given time, there is intercompany indebtedness owing within the consolidated group. Pursuant to an order of the Bankruptcy Court, Fine Host was authorized to continue its cash management system in the same manner as prior to the Petition Date. The intercompany indebtedness associated with this system will not be affected by the Chapter 11 Case or the Plan.

3.       Acquisition Debt

                  Prior to the Petition Date, Fine Host incurred various payment obligations to the sellers of certain subsidiaries which it acquired. These obligations are unsecured and aggregate approximately $4.6 million as at the Petition Date. Pursuant to an order of the Bankruptcy Court, Fine Host was authorized to continue to pay these obligations in accordance with their terms.

IV.

                                            FINE HOST'S CHAPTER 11 CASE

A.       Events Preceding the Filing of the Chapter 11

                  As outlined below, certain accounting irregularities which occurred prior to the Petition Date had certain consequences which necessitated the implementation of a financial restructuring for Fine Host. This precipitated negotiations between Fine Host and the Ad Hoc Committee which culminated in a restructuring proposal, the filing for relief under Chapter 11 of the Bankruptcy Code, and the Plan.

1. The Accounting Irregularities and Commencement of the Audit Committee Investigation

                  On December 12, 1997, Fine Host issued a press release announcing that the Audit Committee of its Board of Directors (the "Audit Committee") had instructed Fine Host's auditors to conduct an inquiry into certain accounting practices, including the capitalization of certain expenses, and that the auditors advised the Audit Committee on December 12, 1997, based upon their preliminary inquiry, that certain expenses incurred during 1997 were incorrectly capitalized rather than expensed in the period in which they were incurred. Fine Host stated that it believed the amounts would be material and that earnings for each of the first three quarters of 1997 would need to be restated.

                  On December 15, 1997, Fine Host issued a press release announcing that preliminary indications were that the accounting problems were not limited to the incorrect capitalization of the expenses and that periods prior to 1997 would also need to be restated. Fine Host also stated that the outside directors of Fine Host's Board of Directors (the "Outside Directors") had terminated the employment of Richard E. Kerley, Chairman of the Board and Chief Executive Officer, and Nelson A. Barber, Senior Vice President and Treasurer.

                  On December 16, 1997, Fine Host retained Buccino & Associates, Inc. ("Buccino"), a management consulting firm. On that same date, the Outside Directors retained Price Waterhouse LLP to conduct a forensic review of Fine Host's accounting practices and Schulte Roth & Zabel to conduct an investigation and issue a report with respect to the accounting problems.

                  On December 19, 1997, the Board of Directors held a special meeting and appointed a Special Committee (the "Special Committee") comprised of the Outside Directors. The Special Committee was authorized to conduct an inquiry with respect to all financial, transactional and other matters as it deemed necessary or appropriate, to retain professionals and to otherwise exercise all of the powers of the Board of Directors in the management of the business and affairs of Fine Host. On January 21, 1998, Mr. Kerley resigned as a director of Fine Host.

                  On February 6, 1998, Fine Host restated its financial statements for fiscal years 1994 through 1996, and for the nine months ended September 24, 1997 (the "Restatement"). The Restatement was necessitated when Fine Host's management determined that (i) certain overhead expenses had been improperly capitalized; (ii) insufficient reserves and accruals had been recorded; (iii) inappropriate charges to acquisition liabilities had been made;
(iv) certain non-performing assets had not been written off; (v) improper revenue recognition had been used with regard to certain contracts and agreements; and (vi) adjustments for the settlement of certain terminated contracts were not recorded. As a result of the Restatement, Fine Host reported pre-tax losses of approximately $1.6 million for 1994, $4.3 million for 1995, and $6.3 million for 1996 after the Restatement, compared with net income of approximately $1.6 million for 1994, $1.3 million for 1995, and $2.5 million for 1996, prior to the Restatement. Fine Host announced that the Restatement included a cumulative negative adjustment of $2.5 million for years prior to 1994. In addition, for the nine months ended September 24, 1997, the Restatement reflected an $11.7 million pre-tax loss.

                  As a result of the announcement of the accounting irregularities, investigations of Fine Host and other persons were commenced by the Securities and Exchange Commission. Subsequent to these developments, Fine Host and various officers and directors were named as defendants in numerous shareholder and other lawsuits. See Section IV.C. below, Debtor's Chapter 11 Case -- Pending Litigation and Other Legal Proceedings.

                  On or about May 1, 1998, the Special Committee, by and through its counsel, Schulte, Roth & Zabel LLP, completed its investigation and prepared a report in connection therewith. Such report was shared with, among others, the Lead Plaintiffs in the Class Action, as defined below. Based upon, among other things, such information, certain officers and directors of Fine Host were dismissed, without prejudice, from the Class Action.

                  In view of the losses and the extent of the pending litigation, it became apparent to Fine Host that it was not in a position to service its debt obligations and address the litigation on an ongoing basis. Accordingly, Fine Host determined that a restructuring was critical to maintaining the value of its business as a going concern.

2.       Negotiation of the Restructuring and the Plan

                  In furtherance of the foregoing, in the Spring of 1998, Fine Host commenced negotiations with the Ad Hoc Committee with respect to the principal terms and provisions of a restructuring. The members of the Ad Hoc Committee are: Angelo, Gordon & Co. LLP, Salomon Brothers Asset Management, Inc., Franklin Mutual Advisers, Inc., Oaktree Capital Management and Bear, Stearns & Co., Inc. The Ad Hoc Committee retained Kasowitz, Benson, Torres & Friedman, LLP, as its attorney, and Chanin, Kirkland, Messina, LLC, as its financial advisor, in connection with the restructuring. Prior to the Petition Date, the fees and expenses of the retained professionals of the Ad Hoc Committee were paid by Fine Host.

                  Fine Host and the Ad Hoc Committee engaged in several months of negotiations with respect to a restructuring. These negotiations culminated in a proposed restructuring, which has been embodied in the Plan. In connection therewith, Fine Host and the Board of Directors of Fine Host did not consider a sale of Fine Host or its assets to be in the best interests of creditors and Fine Host's shareholders and, thus, did not actively engage in marketing the company or its assets. Similarly, as of the date hereof, none of the Ad Hoc Committee or its members has made any effort to market Fine Host or its assets or is party to any understanding or agreement to market and sell Fine Host or its assets subsequent to the Effective Date.

                  In connection with the Plan, the members of the Ad Hoc Committee and Fine Host entered into that certain Agreement Concerning Vote, dated as of January 6, 1999, which agreement provides for, among other things, the support by the members of such committee for the Plan. A copy of the Agreement Concerning Vote is annexed hereto as Exhibit "I".

3.       Management

                  On December 14, 1998, pursuant to an Employment Agreement (the "Employment Agreement"), dated as of December 14, 1999, between Fine Host and William D. Forrest, the Fine Host Board of Directors appointed Mr. Forrest President and Chief Operating Officer of Fine Host and a member of the Board of Directors. In connection therewith, Gerald P. Buccino was appointed as Chairman of the Board. Mr. Forrest, who had been actively involved with Fine Host for about a year as part of Buccino & Associates, assumed the position of Chief Executive Officer on January 1, 1999, when Mr. Buccino's term as CEO expired. The Employment Agreement provides that Mr. Forrest shall be compensated based upon a salary of $400,000 per annum and the term of such employment shall expire on the earlier to occur of the Effective Date of the Plan and December 14, 1999. The agreement also provides that Mr. Forrest shall receive supplemental compensation as follows: (i) $300,000, if the Effective Date occurs on or before May 5, 1999; (ii) $200,000, if the Effective Date occurs after May 5, 1999 but on or before June 5, 1999; and (iii) $150,000, if the Effective Date occurs after June 5, 1999 but prior to January 5, 2000.

B.       Events During the Chapter 11 Case

1.       Administration of the Chapter 11 Case

                  On the Petition Date, the Bankruptcy Court entered certain orders designed to minimize any disruption of Fine Host's business operations and to facilitate its reorganization. Certain of these Orders are described below.

oPayment of Debt  Incurred in the Ordinary  Course of Business and Certain Other
 Prepetition Obligations. The principal objective of the Chapter 11 Case is to restructure the outstanding indebtedness to holders of the Subordinated Notes and to address the litigation and contingent obligations arising from the accounting irregularities referred to above. It is essential to the value of Fine Host's business enterprise that relationships with trade vendors and other holders of obligations incurred in the ordinary course of business, and relationships with employees and business consultants, not be disrupted or impaired. In that connection, the Bankruptcy Court entered certain orders authorizing Fine Host to pay, in its discretion, all undisputed indebtedness and obligations (other than the indebtedness or liabilities that are impaired and to be restructured under the Plan) incurred in the ordinary course of business in accordance with their terms, and to pay salaries, wages, benefits and other amounts owed to or with respect to employees and consultants. These include obligations that were, or may have been, incurred prior to the Petition Date and include obligations incurred by Fine Host and its affiliates.

oCash Management.  The Bankruptcy  Court also entered an order  authorizing Fine
 Host to continue its current cash management system. Such relief allows Fine Host to continue to fund certain of the day to day obligations of its subsidiaries and affiliates, such as payroll, vendor obligations, taxes, employee benefits and insurance, and to allocate and such costs among the various subsidiaries.

2.       Creditors' Committee/Equity Committee

                  Pursuant to section 1102 of the Bankruptcy Code, the United States Trustee may appoint a committee of Creditors holding unsecured claims. In light of the pre-negotiated restructuring embodied in the Plan, the existence and likely continued functioning of the Ad Hoc Committee, and the entry of the an order referred to above authorizing Fine Host to pay prepetition liabilities (with certain exceptions), it is possible that the United States Trustee may elect, in the exercise of its discretion, not to appoint a statutory committee of unsecured creditors. As of the date hereof, no creditors' committee has been appointed in this Chapter 11 Case.

                  By letter, dated February 11, 1999, counsel for Joel Kirschbaum, Anthony L. Di Cesare and Stephen C. Perry, affiliates of Kirkland Investors LLC and alleged holders of Equity Interests in Fine Host (collectively, "Kirkland"), requested that the United States Trustee appoint a committee of holders of Equity Interests. Based upon the overwhelming lack of shareholder equity in Fine Host's chapter 11 estate, by separate correspondence, counsel for Fine Host and the Ad Hoc Committee expressed their position that the appointment of such a committee was inappropriate and without merit. By letter, dated March 1, 1999, the United States Trustee denied Kirkland's request.14 On March 5, 1999, Kirkland requested that the Bankruptcy Court direct the United States Trustee to appoint a committee of holders of Equity Interests. In support therefor, Kirkland challenges the negotiation process and the confirmability of the Plan in accordance with section 1129 of the Bankruptcy Code. Such motion and the relief requested therein has been objected to by Fine Host and the matter is currently being considered by the Bankruptcy Court.

3.       Bar Date

                  In accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules, Fine Host requested that the Bankruptcy Court enter an order (the "Bar Date Order") establishing the last date and time by which proofs of claims (other than Claims already paid pursuant to orders entered by the Bankruptcy Court, Claims of governmental authorities and Claims for principal and interest with respect to the Subordinate Notes) against, and proofs of equity interests (other than equity interests of holders of record of Fine Host common stock) in, Fine Host must be filed (the "Bar Date"). The Bar Date Order was entered by the Bankruptcy Court and set February 16, 1999, as the Bar Date. The Bar Date Order provides that, unless otherwise ordered by the Bankruptcy Court, claims arising from the rejection of executory contracts and unexpired leases subsequent to the Bar Date are to be filed no later than thirty (30) days after the latest to occur of (a) notice of entry of an order approving such rejection or (b) notice of entry of the Confirmation Order. Notice of the Bar Date was published in each of The Wall Street Journal (National Edition) and The New York Times (National Edition) on January 15, 1999.

                  In response to questions concerning the requirement that certain entities file proofs of claim on account of Statutorily Subordinated Claims, upon application of Fine Host, the Bankruptcy Court entered a
Supplemental Order, dated January 29, 1999, approving the mailing of a supplemental notice of the Bar Date clarifying the requirement that holders of Statutorily Subordinated Claims file such Claims on or before the Bar Date (the "Supplemental Notice"). The Supplemental Notice was transmitted to entities known to Fine Host which may hold Statutorily Subordinated Claims. Supplemental Notice of the Bar Date was published in each of The Wall Street Journal (National Edition) and The New York Times (National Edition) on February 3, 1999.

C.       Pending Litigation and Other Legal Proceedings

1.       Class Actions

                  Between December 15, 1997 and March 25, 1998, 13 purported class action lawsuits were filed in the United States District Court for the District of Connecticut ("District Court") against Fine Host and certain of its officers and/or directors. The complaints assert various claims against Fine Host, including claims alleging violations of Sections 10(b) of the Securities Act of 1934 (the "Exchange Act") and/or violations of Section 11 of the Securities Act of 1933, as amended (the "Securities Act"), and various rules promulgated thereunder, as well as fraud and negligent misrepresentation. On February 13, 1998, the plaintiffs in the actions filed a Motion for Consolidation and for Appointment as Lead Plaintiffs and for Approval of A Selection of Lead Counsel. On March 25, 1998, the motion was granted. Lead Plaintiffs filed a Consolidated Amended Complaint on May 14, 1998 (the "Class Action")15. On June 29, 1998, Fine Host and certain of the individual defendants moved to dismiss the claim asserted under Section 11 of the Securities Act. The other individual defendants moved to dismiss the complaint in its entirety. On October 22, 1998, the Court granted the motion to dismiss the entire complaint as to certain individual defendants and denied Fine Host's motion to dismiss the claim asserted under Section 11 of the Securities Act. On December 9, 1998, the plaintiffs amended the complaint to add Deloitte & Touche as a defendant. On March 10, 1999, the plaintiffs further amended the complaint. Fine Host has not yet answered such amended complaint and by reason of the automatic stay provided in section 362 of the Bankruptcy Code, the Class Action is stayed as against Fine Host. As of the date hereof, the District Court has not certified a class in the Class Action in accordance with Rule 23(b) of the Federal Rules of Civil Procedure.

                  The Plan neither is, nor contains, a settlement of the Class Action. Rather, the Plan merely resolves Fine Host's liability in the Class Action through the treatment of the Claims in Sub-Class 6A. Under the Plan, Fine Host will receive a discharge pursuant to section 1141 of the Bankruptcy Code and have no further or continuing liability in the Class Action. However, the Class Action will continue as to all of the other defendants.

2.       Subordinated Note Action

                  On or about January 30, 1998, Fine Host was named as a defendant in an action arising out of the issuance and sale in October 1997 of the Subordinated Notes (the "Subordinated Note Action," and together with the Class Action, the "Pending Litigations"). The plaintiffs allegedly purchased Subordinated Notes in the aggregate principal amount of $7.5 million. The complaint alleges, among other things, that the Offering Memorandum prepared by Fine Host in connection with the offering contained materially false information. The complaint asserts various claims against Fine Host, including claims alleging violations of Sections 10(b) and 18(a) of the Exchange Act and various rules promulgated thereunder, as well as fraud and negligent misrepresentation. The relief sought by plaintiffs includes damages, including the alleged difference in the value of the Subordinated Notes when purchased and their actual value, or alternatively rescission of their purchase of the Subordinated Notes, plus interest, costs and disbursements, attorneys' fees and punitive damages. On July 10, 1998, Plaintiffs filed a Second Amended Complaint. On July 29, 1998, the Company moved to dismiss the Section 10(b), fraud and negligent misrepresentation, counts of the complaint. The other individual defendants moved to dismiss the complaint in its entirety. On August 7, 1998, the Judicial Panel on Multidistrict Litigation ordered that the Subordinated Note Litigation be transferred to the District of Connecticut and, with the consent of that court, be assigned to the judge presiding over the Class Action. On October 22, 1998, the court in the District of Connecticut dismissed the negligent misrepresentation count of the complaint, and otherwise denied the defendants' motions to dismiss the complaint. On November 30, 1998, the defendants answered the complaint. This action also is stayed as against Fine Host by reason of the automatic stay provided in section 362 of the Bankruptcy Code.

3.       Other Legal Proceedings and Investigations

(a) In January 1996, Fine Host was served with a complaint naming it as one of five defendants in a lawsuit brought by multiple plaintiffs in the New York State Supreme Court alleging damages arising out of the Woodstock II Festival held in August, 1994 in Saugerties, New York. The promoter of the festival is also a defendant. According to the complaint, the plaintiffs were hired by Fine Host (which had a concession agreement with the promoter of the festival) as subcontractors of food, beverage and/or merchandise. In their complaint, which seeks approximately $5.9 million, the plaintiffs allege damages arising primarily from the failure to provide adequate security and to prevent festival attendees from bringing food and beverages into the festival. Fine Host and the promoter have made cross-demands for indemnification against each other under applicable provisions of their concession agreement. On April 4, 1996, the other defendants named in the suit answered the complaint and asserted cross-claims for contribution and indemnification against Fine Host. Thereafter, Fine Host answered the complaint and asserted a cross-claim for indemnification against the promoter and a cross-claim for contribution against all of its co-defendants.

(b) On February 19, 1998, the Securities and Exchange Commission issued a formal order of investigation into the events relating to the December 12 and December 15, 1997 announcements referred to above.

(c) On or about February 12, 1993, Fine Host sued a former client in the Jefferson Circuit Court of the Commonwealth of Kentucky for certain amounts owed by the former client under the food service contract between the parties. The former client has filed a counterclaim against Fine Host seeking unspecified damages for alleged tortious interference with a prospective contractual relationship with another food service provider.

(d) On May 7, 1997, a former employee of Sun West Services, Inc. ("Sun West"), a subsidiary of Fine Host, filed a case under the Federal False Claims Act, 21 U.S.C. ss 3729-33 against Sun West, Fine Host and certain individual defendants. The employee, on behalf of the Federal government, alleges that the defendants submitted false invoices in connection with two school lunch programs in New Mexico operated by Sun West during the 1995-1996 school year. The case is currently stayed pending the investigation by the United States Department of Agriculture ("USDA") of the merits of the claim and the determination whether to intervene and effectively assume the prosecution of the case. While the investigation being conducted by the USDA proceeds, the United States District Court for the District of New Mexico, where the action is pending, has sealed the file on this matter. Fine Host obtained a court order on December 30, 1998, authorizing it to disclose the pendency of this matter to the extent required by the Bankruptcy Code. The complaint does not specify the amount of damages claimed. Rather, the former employee seeks an award of all damages permitted under the Federal False Claims Act, including treble damages, a civil penalty of between $5,000 and $10,000 for each violation of the Act, and attorney's fees.

(e) In September, 1997, Fine Host and its wholly-owned subsidiary, Serv-Rite Corporation, were named as defendants in a lawsuit brought by a competitor which Fine Host had been negotiating to acquire. The complaint alleges tortious interference with contract, breach of contract, misrepresentation and fraud, misappropriation of trade secrets and RICO violations. The plaintiff alleges that Fine Host breached the confidentiality agreement it entered into by allegedly using plaintiff's proprietary information about one of its clients to bid against the plaintiff in order to obtain the client. After Fine Host/Serv-Rite was awarded the account, plaintiff commenced the action seeking $2.5 million in compensatory damages, punitive damages, treble damages and attorneys' fees.

(f) In July, 1998 an action was commenced against Fine Host in the United States District Court, Southern District of New York alleging breach of contract arising out of the Woodstock II Festival. The plaintiff in the action seeks $200,000 in compensatory damages, punitive damages and attorneys' fees.

(g) In July, 1998, a former employee of Statewide Catering, Inc., a Fine Host subsidiary, and her spouse sued Fine Host and an individual defendant for religious discrimination. The complaint seeks $1 million in compensatory damages, $1 million in punitive damages and $100,000 for loss of services. Fine Host's employer practices liability insurer has disclaimed coverage (but will defend) for the claim of the employee's spouse.

(h) In August, 1998, a former owner of Republic Management of Massachusetts, Inc. ("Republic"), a Fine Host subsidiary, instituted an action in the Trial Court of Massachusetts against Fine Host, Republic and certain individual defendants alleging breach of contract, fraudulent inducement, and violation of Massachusetts wage statutes. The complaint alleges that the defendants failed to pay plaintiff certain consulting fees, car allowance and other expenses relating to the consulting agreement he had entered into with Republic.

(i) Fine Host is also involved in certain other legal proceedings incidental to the normal conduct of its business, including wrongful termination claims, claims before the Equal Employment Opportunity Commission, and insured claims. Fine Host does not believe that any liabilities relating to such other legal proceedings to which it is a party or the matters described in this subsection 3 are likely to be, individually or in the aggregate, material to its consolidated financial position or its ability to meet its obligations under the Plan.

                  Each of the foregoing actions has been stayed as against Fine Host by reason of the automatic stay provided in section 362 of the Bankruptcy Code.

4.       Insurance

                  Fine Host is the owner of a Directors and Officers Liability Insurance Policy Including Company Reimbursement, issued by Executive Risk Specialty Insurance Company, covering claims in the aggregate amount of $10,000,000 and relating to the period from October 1, 1997 through October 1, 1998, the period covered by the Pending Litigation. The policy, subject to its terms, conditions and exclusions, provides certain coverage to the officers and directors of Fine Host and provides for certain reimbursement to Fine Host for indemnification of directors and officers for claims relating to the period covered. As of the date hereof, Fine Host and officers and directors covered by the policy have incurred, and have submitted requests for reimbursement under the policy for, defense costs in the aggregate amount of approximately $1,300,000.

V.

                                            THE PLAN OF REORGANIZATION

A.       Introduction

                  Fine Host believes that (a) through the Plan, holders of Allowed Unsecured Claims and Allowed Equity Interests will obtain a substantially greater recovery from Fine Host's Chapter 11 estate than the recovery which otherwise would be obtained if the assets of Fine Host were liquidated under Chapter 7 of the Bankruptcy Code, (b) the Plan will dispose of all potential liabilities attendant to the Pending Litigations and (c) the Plan will give Reorganized Fine Host the opportunity and ability to continue Fine Host's primary businesses as a viable ongoing enterprise.

                  Only Allowed Claims, that is Claims which are not (a) contingent, (b) unliquidated in amount, or (c) subject to objection or estimation, and, under certain circumstances, Allowed Equity Interests, are entitled to receive distributions under the Plan.

                  THE PLAN IS ANNEXED HERETO AS EXHIBIT "A" AND IS AN INTEGRAL PART OF THIS DISCLOSURE STATEMENT. THE SUMMARY OF THE PLAN SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE PLAN. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE SUMMARY CONTAINED HEREIN, THE TERMS OF THE PLAN SHALL GOVERN.

B.       Classification and Treatment of Claims and Equity Interests Under the
Plan

1.       Classification

     The Plan divides the Claims against, and Equity Interests in, Fine Host into the following classes:

          Unclassified           -          Administrative Expense Claims
          Unclassified           -          Priority Tax Claims
          Class 1                -          Priority Non-Tax Claims
          Class 2                -          Secured Claims
          Class 3                -          Subordinated Note Claims
          Class 4                -          General Unsecured Claims
          Class 5                -          Debenture Rescission Claims
          Class 6                -          6A - Statutorily Subordinated Claims
                                               6B - Equity Interests
2.       Administrative Expense Claims

                  Administrative Expense Claims are costs or expenses of administration of Fine Host's Chapter 11 Case incurred prior to the Effective Date and Allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including any actual and necessary costs and expenses of preserving Fine Host's estate or operating Fine Host's business, indebtedness or obligations incurred or assumed by Fine Host during the Chapter 11 Case in connection with the conduct of its business, allowances of compensation and reimbursement of expenses to the extent Allowed by Final Orders under section 330 or 503(b) of the Bankruptcy Code, fees of the Subordinated Notes Trustee and fees or charges assessed against Fine Host's estate under section 1930, chapter 123, title 28, United States Code.

                  Fine Host estimates that the Allowed amount of Administrative Expense Claims as of the Effective Date will aggregate approximately $11 million (excluding professional fees and expenses referred to below). Generally, the Plan provides that Allowed Administrative Expense Claims will be paid in full, in Cash, on the later of the Effective Date or the date on which each such Administrative Expense Claim is Allowed. Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by Fine Host since the Petition Date will be paid in full, in Cash, as they become due and payable or performed by Reorganized Fine Host in the ordinary course of business in accordance with the terms and conditions of the particular transaction and any agreements relating thereto, unless otherwise agreed to by both parties to each such transaction. The $11 million estimated amount of Administrative Expense Claims as of the Effective Date is comprised of liabilities incurred in the ordinary course of business by Fine Host since the Petition Date and may include amounts owed by affiliates of Fine Host.

                  All  interim  and  final   payments   to   professionals   for
compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee, if any, will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and any order of the Bankruptcy Court. The Bankruptcy Court will review and determine all requests for compensation and reimbursement of expenses.

                  Section 503(b) of the Bankruptcy Code also provides for payment of compensation to creditors and certain other persons and entities who have made a "substantial contribution" to a reorganization case, and to attorneys and accountants for such persons and entities. Requests for compensation, including requests under section 503(b), must be approved by the Bankruptcy Court after a hearing on notice at which Fine Host and other parties in interest may participate and, if appropriate, object. As of the date of this Disclosure Statement, Fine Host has not been apprised of any party's intention to make a request under section 503(b) of the Bankruptcy Code.

                  Fine Host estimates that the aggregate amount of compensation and reimbursement of expenses of professionals that ultimately will be allowed by the Bankruptcy Court in the Chapter 11 Case (other than any compensation for substantial contribution pursuant to section 503(b) of the Bankruptcy Code) will approximate $3 million.

3.       Priority Tax Claims

                  Priority Tax Claims are Allowed Claims of a governmental unit against Fine Host that are entitled to a certain priority in payment pursuant to section 507(a)(7) of the Bankruptcy Code. The Plan provides that each Allowed Priority Tax Claim, at the option and discretion of Fine Host or Reorganized Fine Host, as the case may be, will be paid (a) in full, in Cash, on or as soon as reasonably practicable after the later of the Effective Date and the date such Claim becomes Allowed; (b) on such terms as Fine Host or Reorganized Fine Host and the holder of such Allowed Claim may agree; or (c) in up to twenty-four
(24) equal quarterly installments commencing on the first (1st) Business Day following the date of assessment of such Allowed Priority Tax Claim, together with interest on the unpaid balance of such Allowed Priority Tax Claim at a rate to be fixed or approved by the Bankruptcy Court at the Confirmation Hearing.

                  Fine Host estimates that Allowed Priority Tax Claims will aggregate approximately $545,000.

4.       Priority Non-Tax Claims (Class 1) -- Unimpaired

                  Priority Non-Tax Claims are Unsecured Claims, other than Administrative Expense Claims and Priority Tax Claims, entitled to a priority in payment pursuant to section 507 of the Bankruptcy Code.

                  Class 1 is unimpaired under the Plan, and pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and may not vote with respect thereto.

                  Treatment. Each Allowed Priority Non-Tax Claim will be paid either (a) in full, in Cash, on the later of the Effective Date and the date such Claim becomes Allowed, or (b) on such other terms as to which Fine Host and the holder of such Allowed Priority Non-Tax Claim may agree. Any Priority Non-Tax Claim not Allowed as of the Effective Date shall be paid in full, in Cash, as soon as practicable after the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order.

                  Fine Host estimates that there will not be any Allowed Priority Non-Tax Claims as of the Effective Date.

5.       Secured Claims (Class 2) - Unimpaired

                  A Secured Claim is a Claim against Fine Host that is secured by a Lien on Collateral or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Collateral or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code.

                  Class 2 is unimpaired under the Plan, and pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and may not vote with respect thereto.

                  Treatment. On the Effective Date, each holder of an Allowed Secured Claim will receive one of the following distributions: (a) payment of such holder's Allowed Secured Claim in full, in Cash; (b) the sale or disposition proceeds of the property securing any Allowed Secured Claim to the extent of the value of their respective interests in such property; (c) the surrender to the holder or holders of any Allowed Secured Claim of the property securing such Claim; or (d) such other distributions as shall be necessary to satisfy the requirements of Chapter 11 of the Bankruptcy Code.

                  The manner and treatment of each Allowed Secured Claim shall be determined by Fine Host, in its sole and absolute discretion, on or before the Confirmation Date, and upon notice to each Secured Creditor.

                  Fine Host believes that there are Secured Claims in the approximate aggregate of $746,000.

6.       Subordinated Note Claims (Class 3) -- Impaired

                  Subordinated Note Claims are Claims for the payment of principal and interest with respect to the Subordinated Notes. On the Effective Date, the Subordinated Note Claims will be deemed allowed in the aggregate amount of One Hundred Seventy-Five Million Dollars ($175,000,000.00), plus all accrued and unpaid interest thereon to, but not including, the Petition Date. The Subordinated Note Claims include any Claims by the holders of the Subordinated Notes for liquidated damages in connection with the alleged failure of Fine Host to register the Subordinated Notes.

                  Subordinated Note Claims are impaired under the Plan, and pursuant to section 1126(a) of the Bankruptcy Code, are entitled to vote on the Plan.

                  Treatment. On the Initial Distribution Date, each holder of an Allowed Subordinated Note Claim shall be entitled to receive such holder's Pro Rata Share of:

(a) the Creditor Cash, which is the amount of Fine Host's Cash equal to the sum of (1) the first Forty-Five Million Dollars ($45,000,000.00) of Available Cash,
(2) fifty percent (50%) of the amount of Available Cash in excess of Sixty Million Dollars ($60,000,000.00) and (3) one hundred percent (100%) of the amount of Available Cash, if any, in excess of Seventy Million Dollars ($70,000,000.00); and

(b)      9,600,000 shares of Reorganized Fine Host Common Stock.

Assuming an Effective Date of April 30, 1999, Fine Host estimates that the amount of Creditor Cash will be approximately $45 million.

                  Cancellation of Subordinated Notes: As of the Effective Date, all notes, agreements, and other documents evidencing the Subordinated Notes and the rights of the holders thereof, including, without limitation, the Subordinated Notes and the Subordinated Notes Indenture, will be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the distributions provided under the Plan. Notwithstanding the foregoing, such cancellation will not impair the rights and duties under the Subordinated Notes Indenture as between the Subordinated Notes Trustee and the beneficiaries of the trust created thereby or as between Fine Host and the Subordinated Notes Trustee.

                  Record Date for Subordinated Notes: As at the close of business on the Record Date, the transfer ledgers for the Subordinated Notes will be closed, and there will be no further changes in the record holders of any Subordinated Notes. Distributions with respect to the Subordinated Notes will be made to the Subordinated Notes Trustee for payment to the record holders of any Subordinated Notes as reflected on the transfer ledgers for the Subordinated Notes as at the close of business on the Record Date. Fine Host or Reorganized Fine Host, as the case may be, and the Subordinated Notes Trustee shall have no obligation to recognize any transfer of the Subordinated Notes that is not recorded on the transfer ledgers for the Subordinated Notes as of the close of business on the Record Date. Fine Host and Reorganized Fine Host, as the case may be, and the Subordinated Notes Trustee will be entitled instead to recognize and deal with, for all purposes hereunder, only those record holders stated on the transfer ledgers of the Subordinated Notes Trustee as of the close of business on the Record Date.

                  Unclaimed Distributions: Within thirty (30) days of the second and third anniversaries of the Effective Date, Reorganized Fine Host will file with the Bankruptcy Court a list of known holders of unclaimed distributions. On the first Business Day after the fourth anniversary of the Effective Date, all monies or other property still held for distribution by the Subordinated Notes
Trustee  will be returned to  Reorganized  Fine Host by the  Subordinated  Notes
Trustee, free and clear of any claim or interest of any nature whatsoever, including, without limitation, escheat rights of any governmental unit under applicable law.

                  Compensation of the Subordinated Notes Trustee: The Subordinated Notes Trustee will be compensated by Reorganized Fine Host for services rendered during the period up to and including the Initial Distribution Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of the Subordinated Notes Trustee in connection with the performance of its duties described herein upon the presentation of invoices and shall be indemnified by Reorganized Fine Host for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the Subordinated Notes Indenture. Upon the payment in full of the fees and expenses of the Subordinated Notes Trustee, the Subordinated Notes Trustee's lien on the distribution to the holders of the Subordinated Notes shall be released and extinguished.

                  Allocation of Distributions: Any distributions received by a holder of an Allowed Subordinated Note Claim shall be allocated first to the principal portion of such Claim to the extent thereof, and thereafter, to the portion of such Claim, if any, representing accrued interest.

7.       General Unsecured Claims (Class 4) -- Unimpaired

                  General  Unsecured  Claims are  Unsecured  Claims other than a
Subordinated  Note  Claim,  a  Debenture   Rescission  Claim  or  a  Statutorily
Subordinated Claim.

                  Class 4 is unimpaired under the Plan, and pursuant to section 1126(f) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim is conclusively presumed to have accepted the Plan and may not vote with respect thereto.

                  Treatment. On the Effective Date, each holder of an Allowed General Unsecured Claim, including, without limitation, General Unsecured Claims arising from or relating to trade/vendor indebtedness and acquisition debt claims shall, at the sole election of Fine Host and to the extent not previously paid pursuant to an Order of the Bankruptcy Court, (a) receive distributions, in Cash, in the full amount of such Allowed General Unsecured Claim, (b) have such Allowed General Unsecured Claim treated in accordance with its terms in the ordinary course of business or (c) receive such treatment to otherwise render such Allowed General Unsecured Claim unimpaired.

                  Fine Host estimates that Allowed General Unsecured Claims as of the Petition Date were in the approximate aggregate amount of $11 million.16 Pursuant to an order of the Bankruptcy Court, dated January 7, 1999, all of such Claims were or are being paid in accordance with their terms during the pendency of the Chapter 11 Case.

8.       Debenture Rescission Claims (Class 5) -- Impaired

                  Debenture Rescission Claims are any Claims of a holder or former holder of a Subordinated Note for rescission, damages or diminution in value, if any, including any Claims by any such Entity arising from or relating to the disclosure of Fine Host's alleged accounting irregularities, and, to the extent not assumed in accordance with the provisions of Section 17.4 of the Plan, any Claim of any Entity for reimbursement, contribution or indemnification in connection with any of the foregoing.

                  Debenture Rescission Claims are impaired under the Plan, and pursuant to section 1126(a) of the Bankruptcy Code, are entitled to vote on the Plan.

                  Treatment.

(a) On the Initial Distribution Date, and provided acceptance of the Plan by holders within Class 3 of the Plan, each holder of an Allowed Debenture Rescission Claim shall be entitled to receive such holder's Pro Rata Share of Litigation Trust Interests, representing seventy-five percent (75%) of the Litigation Trust, in accordance with Article XVI of the Plan. FINE HOST MAKES NO REPRESENTATION AS TO THE VALUE OF THE LITIGATION TRUST CLAIMS OR WHETHER THERE WILL BE ANY DISTRIBUTIONS MADE TO HOLDERS OF LITIGATION TRUST INTERESTS.

(b) On the Final Distribution Date and provided acceptance of the Plan by holders within Class 3 of the Plan, each holder of an Allowed Debenture Rescission Claim shall be entitled to receive such holder's Pro Rata Share of:

(i)      300,000 shares of Reorganized Fine Host Common Stock; and

(ii) New Warrants to purchase 750,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

                  Limitation on Recovery. Notwithstanding anything contained in the Plan to the contrary, in the event that the sum of (a) the value attributable to Reorganized Fine Host Common Stock and the New Warrants to be distributed to each holder of an Allowed Debenture Rescission Claim, as provided in the Disclosure Statement or as otherwise determined by the Bankruptcy Court, and (b) the distributions from the Litigation Trust to such holder are equal to one hundred percent (100%) of such holder's Allowed Debenture Rescission Claim, then the Litigation Trust Interests attributable to such holder will be deemed redistributed to holders of Allowed Statutorily Subordinated Claims and Allowed Equity Interests in Class 6 on the same ratable basis as the distributions are allocated between Sub-Classes 6A and 6B in accordance with the provisions of
Article IX of the Plan.

                  Subordinated Note Claim Distributions: Notwithstanding the distributions to be made pursuant to Article VI of the Plan to holders of Allowed Subordinated Note Claims, each holder of an Allowed Subordinated Note Claim which also holds an Allowed Debenture Rescission Claim may participate in the distributions to be made to holders of Allowed Debenture Rescission Claims pursuant to Section 8.1 of the Plan based upon a Claim equal to the total amount of such holder's Allowed Subordinated Note Claim less the value of the consideration received on account of such Allowed Subordinated Note Claim pursuant to Article VI of the Plan, with the shares of Reorganized Fine Host Common Stock distributed pursuant to Article VI of the Plan to be valued as provided in the Disclosure Statement or as otherwise determined by the Bankruptcy Court.

                  No Right to Distributions. Notwithstanding anything contained in the Plan to the contrary, in the event that Class 3 (Subordinated Note Claims) does not accept the Plan, no distribution of any kind will be made to holders of Allowed Debenture Rescission Claims, and consistent therewith, the Litigation Trust will not be created.

                  As of the Bar Date, Debenture Recission Claims in excess of $175,000,000 were filed with the Bankruptcy Court. As requested, Fine Host has provided a copy of each proof of claim filed with respect to the Debenture Recission Claims to the plaintiffs in the Subordinated Note Action. Without the commencement of a claims reconciliation process, including, without limitation, determining whether Debenture Recission Claims were validly assigned to holders of Subordinated Note Claims, Fine Host is unable to estimate what may be the aggregate amount of Allowed Debenture Rescission Claims.

9. Class 6 - Statutorily Subordinated Claims (Sub-Class 6A) and Equity Interests (Sub-Class 6B)-- Impaired
----------------------------------------------------------------------------

                  Statutorily Subordinated Claims are any Claims that are subject to subordination under section 510(b) of the Bankruptcy Code, including, without limitation, any and all Claims of a holder or former holder of an equity interest in Fine Host for rescission, damages or diminution in value, if any, arising from or relating to the disclosure of Fine Host's alleged accounting irregularities (including any and all Claims asserted or which could have been asserted against Fine Host in the Class Action) and including, to the extent not assumed in accordance with the provisions of Section 17.4 of the Plan, any Claim of any Entity for reimbursement, indemnity or contribution in connection with any of the foregoing; provided, however, that Statutorily Subordinated Claims shall not include Debenture Rescission Claims.

                  Equity Interests are interests in Fine Host represented by (i) one of the 9,047,970 issued and outstanding shares of common stock of Fine Host,
(ii) any Stock Option or other right arising from or related to the Stock Option Plans or (iii) any other equity interest in Fine Host.

                  To the extent that a holder of a Statutorily Subordinated Claim is a holder of an Equity Interest, such holder will receive distributions under Sub-Class 6A and Sub-Class 6B. Such distributions shall be based upon such holder's pro rata share within each sub-class.

                  Statutorily Subordinated Claims and Equity Interests are impaired under the Plan and, pursuant to section 1126 of the Bankruptcy Code, are deemed to have rejected the Plan.

            Treatment of Allowed Statutorily Subordinated Claims (Sub-Class 6A):

(a) On the Initial Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Statutorily Subordinated Claim shall be entitled to receive, in accordance with
Section 16.4 of the Plan, a distribution equal to such holder's Pro Rata Share of the Statutorily Subordinated Claim Percentage of (i) Litigation Trust Interests representing twenty-five percent (25%) of the Litigation Trust and
(ii) such additional Litigation Trust Interests,  if any, as provided in Section
8.2 of the  Plan.  FINE  HOST  MAKES NO  REPRESENTATION  AS TO THE  VALUE OF THE
LITIGATION TRUST CLAIMS OR WHETHER THERE WILL BE ANY DISTRIBUTIONS MADE TO HOLDERS OF LITIGATION TRUST INTERESTS.

(b) On the Final Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Statutorily Subordinated Claim shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Statutorily Subordinated Percentage of:

(i)      100,000 shares of Reorganized Fine Host Common Stock; and

(ii) New Warrants to purchase 250,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

                  Treatment of Allowed Equity Interests (Sub-Class 6B):

(a) On the Initial Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Equity Interest shall be entitled to receive, in accordance with Section 16.4 of the Plan, a distribution equal to such holder's Pro Rata Share of the Equity Interest Percentage of (i) Litigation Trust Interests representing twenty-five percent (25%) of the Litigation Trust and (ii) such additional Litigation Trust Interests, if any, as provided in Section 8.2 of the Plan. FINE HOST MAKES NO REPRESENTATION AS TO THE VALUE OF THE LITIGATION TRUST CLAIMS OR WHETHER THERE WILL BE ANY DISTRIBUTIONS MADE TO HOLDERS OF LITIGATION TRUST INTERESTS.

(b) On the Final Distribution Date, and provided acceptance of the Plan by holders within Classes 3 and 5 of the Plan, each holder of an Allowed Equity Interest shall be entitled to receive a distribution equal to such holder's Pro Rata Share of the Equity Interest Percentage of:

              (i)     100,000 shares of Reorganized Fine Host Common Stock; and

             (ii) New Warrants to purchase 250,000 shares of Reorganized Fine Host Common Stock, subject to dilution on account of the Management Options.

                  The "Statutorily Subordinated Claim Percentage" and the "Equity Interest Percentage" are allocations the Debtor has made in its reasonable judgment to reflect a fair allocation as between Sub-Class 6A and Sub-Class 6B of the aggregate consideration, if any, to be distributed to Class 6 under the Plan. The Statutorily Subordinated Claim Percentage allocates 60% of such aggregate consideration to Sub-Class 6A and the Equity Interest Percentage allocates 40% of such aggregate consideration to Sub-Class 6B. The Debtor has not attempted to precisely quantify this allocation but believes that it is fair and reasonable to attribute a slightly higher allocation to Sub-Class 6A based upon the nature of the claims within such Sub-Class.

                  Impact of Plan on Holders of Less Than 115 Shares of Fine Host Common Stock: If an Entity owns less than 115 shares of Fine Host common stock, pursuant to the operation of Section 14.4 of the Plan, such Entity will not receive any distribution under the Plan on account of such shares.

                  Cancellation of Existing Equity Interests: On the Effective Date, all Equity Interests will be deemed extinguished and the certificates or other documents representing such Equity Interests, including, without limitation, Stock Options, will be cancelled and of no force and effect.

                  No Right to Distributions. Notwithstanding anything contained in the Plan to the contrary, in the event that either Class 3 (Subordinated Note Claims) or Class 5 (Debenture Rescission Claims) does not accept the Plan, no distribution of any kind will be made to holders of Allowed Statutorily Subordinated Claims and Allowed Equity Interests, and the amount of Litigation Trust Interests, if any, to be distributed to holders of Allowed Debenture Rescission Claims pursuant to Article VIII of the Plan shall be increased to 100%.

C.       Merger of Corporate Entities

                  In connection with the consummation of the Plan, Fine Host and certain of its subsidiaries and/or affiliates may merge. Any such mergers will not have a material impact on Reorganized Fine Host's operations or the implementation and execution of the Plan.

D.       Reorganized Fine Host Matters

1.       Governance and Management of Reorganized Fine Host

                  On the Effective Date, the management, control and operation of Reorganized Fine Host will become the general responsibility of the Board of Directors of Reorganized Fine Host.

2.       Board of Directors of Reorganized Fine Host

                  As of the Effective Date, the Board of Directors of Reorganized Fine Host shall be such persons as shall be designated by the Ad Hoc Committee. Thereafter, the terms and manner of selection of the directors of Reorganized Fine Host will be as provided in the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and the Amended Bylaws of Reorganized Fine Host, as the same may be amended. The identity of the initial members of the Board of Directors of Reorganized Fine Host and the compensation to be paid to the non-management members of the initial Board of Directors will be disclosed at, or immediately prior to, the Confirmation Hearing.

3.       Management

                  As of the date hereof, the following individuals serve as the senior officers and managers of Fine Host and at the listed levels of annualized compensation:


         Name                             Title                      Compensation        Start of Service

William Forrest          President,                                   $400,000.00             12/98 (17)
                         Chief Executive Officer,
                         Chief Operating Officer
Richard Hall             Senior Vice President,                       $200,000.00              9/98
                         Chief Accounting Officer,
                         Treasurer
Mark Simkess             Group President - Education and              $185,000.00              3/97
                         Business Restaurants Division
Chris Verros             Group President - Recreation                 $170,000.00              7/93
                         and Leisure Division
Perry Rynders            Group President - Health and                 $160,000.00              8/97
                         Corrections Division

(17) In addition, Mr. Forrest provided services to Fine Host for approximately one year prior to his appointment as an independent consultant retained by Buccino & Associates.

                While Fine Host does not anticipate that there will be a change in the above-listed management personnel, there can be no assurance that such personnel will not be replaced or removed after the Effective Date.

4.       Employment Contracts

                  On or before the Effective Date, Reorganized Fine Host shall enter into employment contracts with the those individuals set forth in Exhibit "A" to the Plan and upon such terms as to which Fine Host and the Ad Hoc Committee (or, after the Effective Date) the Reorganized Fine Host Board of Directors may agree. Such contracts shall automatically become effective on the Effective Date.

5.       Management Options

                  APPROVAL OF THE PLAN WILL BE DEEMED AN APPROVAL OR RATIFICATION, AS THE CASE MAY BE, OF A STOCK OPTION PLAN, SUBSTANTIALLY IN THE FORM INCLUDED IN THE PLAN SUPPLEMENT (THE "MANAGEMENT OPTION PLAN"), PURSUANT TO WHICH THE MANAGEMENT OPTIONS WILL BE GRANTED. The principal terms of the Management Options were negotiated by the Ad Hoc Committee, Fine Host and Gerald Buccino, as then President and Chief Executive Officer, on behalf of the Board of Directors of Fine Host and are set forth in Exhibit "A" to the Plan. The Management Option Plan is intended to provide incentives that will retain and motivate key employees of Reorganized Fine Host. The Management Option Plan will be adopted prior to the Effective Date by the Board of Directors of Fine Host, although no options will be granted until the Effective Date. The Management Option Plan automatically shall become effective on the Effective Date. Up to an aggregate of thirteen percent (13%) of the outstanding shares of Reorganized Fine Host Common Stock on a fully-diluted basis (including the New Warrants) will be granted under the Management Option Plan.

                  The Management Options shall vest in four (4) tranches on each of the Effective Date and the first three anniversaries thereof as follows:

                           Effective Date            -  3 1/3%
                           First Anniversary         -  3 1/3%
                           Second Anniversary        -  3 1/3%
                           Fourth Anniversary        -  3%

The Management Options shall be exercisable for a period of seven (7) years from the date of vesting for each and carry a strike price equal to (a) for the first tranche, Ten Dollars ($10.00) per share of Reorganized Fine Host Common Stock,
(b) for the second tranche, Eleven Dollars ($11.00) per share of Reorganized Fine Host Common Stock, (c) for the third tranche, Twelve Dollars ($12.00) per share of Reorganized Fine Host Common Stock, and (d) for the fourth tranche, Thirteen Dollars ($13.00) per share of Reorganized Fine Host Common Stock.

                  Management Options to purchase up to 8% of Reorganized Fine Host Common Stock shall be distributed to the Reorganized Fine Host Senior Managers named on Exhibit "A" to the Plan on the Effective Date and allocated prior thereto in accordance with the sole and absolute discretion of the Debtor's Board of Directors. As of the date hereof, no decision has been made as to the method or amount of allocations. Unless Mr. Forrest is retained by Reorganized Fine Host and receives Management Options, no current member of the Board of Directors of Fine Host will receive Management Options. Management Options to purchase up to 5% of Reorganized Fine Host Common Stock shall be reserved for future distribution to, among others, Reorganized Fine Host's President and Chief Executive Officer and be granted and allocated in the sole and absolute discretion of Reorganized Fine Host's Board of Directors. Notwithstanding the timing of distribution, the Management Options to be distributed by the Debtor's Board of Directors and Reorganized Fine Host's Board of Directors, respectively, shall be allocated, on a pro rata basis, across each of the four (4) tranches set forth above.

                  As detailed below, see Reorganization Value below, Fine Host's financial advisor assumes that the impact on the equity value of Reorganized Fine Host from the issuance of the Management Options would be minimal. This assumption is based on, among other reasons, the fact that there is minimal economic dilution given that the strike price of 75% of the Management Options is higher than the midpoint value of $10.70 per share (the remaining 25% of the Management Options have a $10.00 strike price) assumed for Reorganized Fine Host Common Stock.

                  Fine Host is not relying on the exemption from the registration requirements of the federal securities laws set forth in section 1145 of the Bankruptcy Code for the offering and issuance of the Management Options and the shares of Reorganized Fine Host common stock issued pursuant thereto. As a result, the offering and issuance of the Management Options and the shares of Reorganized Fine Host common stock issued pursuant thereto will be made by Reorganized Fine Host in compliance with federal securities laws.

                  Federal Tax Consequences of Management Options

                  THE  STATEMENTS IN THE  FOLLOWING  PARAGRAPHS OF THE PRINCIPAL
FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER THE MANAGEMENT OPTION PLAN ARE BASED ON STATUTORY AUTHORITY AND JUDICIAL AND ADMINISTRATIVE INTERPRETATIONS, AS OF THE DATE OF THIS DISCLOSURE STATEMENT, WHICH ARE SUBJECT TO CHANGE AT ANY TIME (POSSIBLY WITH RETROACTIVE EFFECT). THE LAW IS TECHNICAL AND COMPLEX AND THE DISCUSSION BELOW REPRESENTS ONLY A GENERAL SUMMARY.

                  The Management Options granted under the Management Option Plan will be either "incentive stock options" under Section 422(b) of the IRC or non- qualified stock options. In this regard, a vote in favor the Plan is intended to be treated as a vote by the holders of Reorganized Fine Host Common Stock in favor of the Management Option Plan for purposes of Section 422(b) of the IRC. There is no assurance, however, that such vote would be so respected, in which event none of the Management Options would qualify as incentive stock options. In addition, among other requirements necessary to qualify as an incentive stock option, a stock option must have an exercise price that is not less than the fair market value of the underlying stock at the time of grant.

(1)      Incentive Stock Options

                  A deduction will not be allowed to Reorganized Fine Host or any of its subsidiaries for federal income tax purposes with respect to the grant or exercise of a Management Option qualifying as an incentive stock option or the disposition, after the expiration of the applicable holding period (as specified in Section 422 of the IRC), of the shares of Reorganized Fine Host Common Stock acquired upon exercise of such Management Option. In the event of a disposition of such shares prior to the expiration of the applicable holding period (a "disqualifying disposition"), a federal income tax deduction will be allowed to Reorganized Fine Host in an amount equal to the ordinary income included in gross income by the optionee, provided that such amount constitutes an ordinary and necessary business expense to Reorganized Fine Host and is reasonable and the limitations of Sections 162(m) and 280G of the IRC (discussed below) do not apply.

                  An employee who exercises a Management Option qualifying as an incentive stock option by delivering shares previously acquired pursuant to the exercise of a Management Option that qualified as an incentive stock option is treated as making a disqualifying disposition of such shares if the employee delivers such shares before the expiration of the applicable holding period with respect to such shares. Upon the exercise of a Management Option with previously acquired shares as to which no disqualifying disposition occurs, it would appear that the employee would not recognize gain or loss with respect to such previously acquired shares.

(2)      Non-Qualified Stock Options ("NQSO")

                  A NQSO is an option that does not qualify as an "incentive stock option" under Section 422(b) of the IRC. An individual who receives a NQSO will not recognize any taxable income upon the grant of such NQSO. Generally, upon exercise of a NQSO, an individual will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price.

                  The ordinary income recognized with respect to the transfer of shares of Reorganized Fine Host Common Stock upon exercise of a NQSO under the Management Option Plan will be subject to both wage withholding and employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of a NQSO, if an individual may satisfy the liability in whole or in part by tendering other shares of Reorganized Fine Host Stock owned by the individual, such shares will be valued at their fair market value as of the date the tax obligation arises.

                  A deduction for federal income tax purposes will be allowed to Reorganized Fine Host or a subsidiary thereof in an amount equal to the ordinary income included in gross income by the individual in connection with the exercise of such option, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 162(m) and 280G of the IRC do not apply.

(3)      Change in Control

                  Upon a "change in control" of Reorganized Fine Host, the then outstanding options under the Management Option Plan shall become fully exercisable. In general, if the total amount of payments to optionees that are contingent upon a "change of control" of Reorganized Fine Host (as determined for purposes of Section 280G of the IRC), including payments upon the exercise of options under the Management Option Plan that vest upon a "change of control," equals or exceeds three times the recipient's "base amount" (generally, such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the IRC, in which case a portion of such payments would be nondeductible to Reorganized Fine Host and the recipient would be subject to a 20% excise tax on such portion of the payments. No assurance can be given that the Management Options granted under the Management Option Plan will not be subject to Section 280G of the IRC.

(4)      Certain Limitations on Deductibility of Executive Compensation

                  With certain exceptions, Section 162(m) of the IRC denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including, in some cases, any deduction with respect to the exercise of a NQSO or the disqualifying disposition of stock purchased pursuant to a Management Option). One such exception to Section 162(m) of the IRC applies to certain performance-based compensation. It is unclear whether compensation payable under the Management Option Plan will qualify for an exception to the Section 162(m) limitations.

6.       Reorganized Fine Host Credit Agreement

                  On the Effective Date, and solely to the extent determined by Fine Host to be in the best interests of Reorganized Fine Host, Reorganized Fine Host will be authorized to execute and deliver the Reorganized Fine Host Credit Agreement, without any further order of the Bankruptcy Court. Fine Host is currently in negotiations with several prospective Reorganized Fine Host Lenders. However, as of the date hereof, Fine Host does not have an agreement with any lender as to the terms of a Reorganized Fine Host Credit Agreement. The execution of a Reorganized Fine Host Credit Agreement and the advance of funds thereunder is not necessary for the consummation of the transactions contemplated by the Plan.

E.       Securities to Be Issued Pursuant to Plan

1.       Reorganized Fine Host Common Stock

                  Pursuant to the Plan, on the Effective Date, 20 million shares of Reorganized Fine Host Common Stock will be authorized under Reorganized Fine Host's Certificate of Incorporation. Of such authorized shares, (a) 9,600,000 shares, representing approximately 96% of the issued and outstanding shares of Reorganized Fine Host Common Stock will be distributed to holders of Allowed Claims in Class 3; (b) if Creditors in Class 3 vote to accept the Plan, 300,000 shares, representing approximately 3% of the issued and outstanding shares of Reorganized Fine Host Common Stock will be distributed to holders of Allowed Claims in Class 5; and (c) if Creditors in both Classes 3 and 5 vote to accept the Plan, 100,000 shares, representing approximately 1% of the issued and outstanding shares of Reorganized Fine Host Common Stock will be distributed to holders of Allowed Claims and Allowed Equity Interests in Class 6. Each share of Reorganized Fine Host Common Stock will entitle its holder to one vote and holders of such stock will have the right to participate proportionately in any dividends distributed by Reorganized Fine Host. All of such shares shall be subject to dilution by the Management Options and by the exercise of the New Warrants.

2.       New Warrants

                  Pursuant to the Plan, Reorganized Fine Host will issue (a) if Creditors in Class 3 vote to accept the Plan, to holders of Allowed Claims in Class 5, New Warrants to purchase 750,000 shares of Reorganized Fine Host Common Stock, representing approximately 6.82% of the issued and outstanding shares of Reorganized Fine Host Common Stock before dilution, at a per share exercise price (the "Exercise Price") equal to the quotient of (i) $175 million plus accrued interest minus the Creditor Cash, divided by (ii) the aggregate number of shares of Reorganized Fine Host Common Stock to be issued to holders of Allowed Claims and Allowed Equity Interests pursuant to the Plan; and (b) if Creditors in both Classes 3 and 5 vote to accept the Plan, to holders of Allowed Claims and Allowed Equity Interests in Class 6, New Warrants to purchase 250,000 shares of Reorganized Fine Host Common Stock, representing approximately 2.27% of the issued and outstanding shares of Reorganized Fine Host Common Stock before dilution, at a per share exercise price equal to the Exercise Price. The New Warrants will expire on the second anniversary of the Effective Date and will be governed by a Warrant Agreement contained in the Plan Supplement. The shares which may be purchased pursuant to the exercise of the New Warrants are subject to dilution by the Management Options.

                  Based upon the assumed value of Reorganized Fine Host Common Stock of $10.70, the New Warrants will have no intrinsic value until Reorganized Fine Host Common Stock appreciates to a per share price of $13.19. The likelihood of such appreciation cannot be determined at this time and there can be no assurance that it will occur.

3.       Securities Law Matters

                  In reliance upon an exemption from the registration requirements of the Securities Act and equivalent state securities laws afforded by section 1145 of the Bankruptcy Code, Reorganized Fine Host Common Stock and New Warrants to be issued on the Effective Date as provided in the Plan and Reorganized Fine Host Common Stock to be issued upon exercise of the New Warrants will be exempt from the registration requirements of the Securities Act and equivalent state securities laws. Section 1145 of the Bankruptcy Code generally exempts from such registration the offer or sale of a debtor's securities or an affiliate of, or a successor to, Fine Host under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or interest in, or an administrative expense claim against, such debtor.

                  Fine Host believes that the exchange of Reorganized Fine Host Common Stock and New Warrants for Claims against or interests in Fine Host under the circumstances provided in the Plan would satisfy the requirements of section 1145(a). Thus, the shares of Reorganized Fine Host Common Stock and the New Warrants issued pursuant to the Plan on the Effective Date would be deemed to have been issued in a registered public offering under the Securities Act and, therefore, could be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by Section 4(1) thereof, unless the holder is an "underwriter" with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code (a "statutory underwriter"). In addition, such securities generally could be resold by the recipients thereof without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own counsel as to the availability of any such exemption from registration under state securities laws in any given instance and as to any applicable requirements or conditions to the availability thereof.

                  With respect to the Litigation  Trust, Fine Host believes that
(i) the  Litigation  Trust is a  "successor"  to Fine Host within the meaning of section 1145(a)(1) of the Bankruptcy Code and (ii) the offer and sale of the Litigation Trust Interests in the Litigation Trust otherwise satisfies the requirements of such section (to the extent such interests constitute "securities" within the meaning of the Securities Act). In connection with prior cases under the Bankruptcy Code, the staff of the SEC has taken no-action positions with respect to the nonregistration under the Securities Act of interests issued under a plan of reorganization by a liquidating entity to former holders of claims or interests in a debtor, where such entity is subject to the jurisdiction of a bankruptcy court and is organized to liquidate, within a reasonable period of time, certain assets of such debtor and to distribute the proceeds thereof to the holders of such interests. Various theories have been advanced to justify the related no-action requests, including the view that such a liquidating entity constitutes a "successor" to the debtor under section 1145(a)(1) of the Bankruptcy Code and that the securities issued by such entity are exempt from registration under the Securities Act by virtue of such section. Fine Host believes that the organization of the Litigation Trust and the issuance of the Litigation Trust Interests pursuant to the Plan is consistent with the relevant facts set forth in such no-action requests.

                  In connection with prior cases under the Bankruptcy Code, the SEC also has taken no-action positions with respect to the nonregistration of a liquidating entity under the Investment Company Act of 1940, as amended (the "Investment Company Act"), where certain conditions were met, including (i) where such liquidating entity (a) existed solely to liquidate its assets and to distribute the proceeds thereof to its beneficiaries, (b) was prohibited from conducting a trade or business and from making any investments, except for temporary investments pending distribution of liquidation proceeds to beneficiaries, (c) did not hold itself out to be an investment company, but rather, a liquidating entity in the process of liquidation, (d) was under the continuing jurisdiction of a bankruptcy court, and (e) terminated on or before the third anniversary of its effective date, unless extended by of its effective date, unless extended by the bankruptcy court, and (ii) to the extent beneficial interests in such entity were transferable, (a) such interests were not listed on any national securities exchange or the Nasdaq National Market, (b) neither such entity nor its management engaged the services of any active market maker, facilitated the development of an active trading market or encouraged others to do so, placed any advertisements in the media promoting investments in such entity, or collected or published information about prices at which such interest might be transferred, (c) an active trading market in such interests was unlikely to develop, and (d) such entity complied with the registration and reporting requirements of the Exchange Act. The Litigation Trust will comply with the registration and reporting requirements of the Exchange Act, and Fine Host believes that each of the foregoing conditions will be satisfied with respect to the Litigation Trust.

                  Section 1145(b) of the Bankruptcy Code defines "underwriter" for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (b) offers to sell securities issued under a plan for the holders of such securities, or (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, or (d) is an issuer (in this case, Reorganized Fine Host) of the securities within the meaning of Section 2(11) of the Securities Act.

                  The term "issuer" is defined in Section 2(4) of the Securities Act; however, the reference (contained in section 1145(b)(1)(D) of the Bankruptcy Code) to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "Control" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor, under a plan of reorganization (i.e., Reorganized Fine Host) may be deemed to be a "control person" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns at least ten (10%) of the securities of a reorganized debtor is a presumptive "control person" of Fine Host.

                  To the extent that persons deemed to be "underwriters" receive Reorganized Fine Host Common Stock or New Warrants pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the
Bankruptcy Code may, however, be able to sell securities without registration pursuant to the resale provisions of Rule 144A and the resale limitations of Rule 144 under the Securities Act. Each of these provisions as hereafter described permit the resale of securities received pursuant to the Plan by statutory underwriters subject to applicable holding period requirements, volume limitations, notice and manner of sale requirements and certain other conditions.

                  Rule 144A provides a non-exclusive  safe harbor exemption from the registration requirements of the Securities Act for resales to certain "qualified institutional buyers" of securities which are "restricted securities" within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased its securities with a view towards reselling such securities. Under Rule 144A, a "qualified institutional buyer" is defined to include, among other persons (e.g., "dealers" registered as such pursuant to
Section 15 of the 1934 Act), an entity which purchases securities for its own account or for the account of another qualified institutional buyer and which (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities which, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered as such pursuant to Section 6 of the Exchange Act) or quoted in a U.S. automated inter-dealer quotation system. Because Reorganized Fine Host Common Stock will not, at the time of issuance under the Plan, be securities then so listed or quoted, holders of such securities who are deemed to be statutory underwriters under the Bankruptcy Code or who otherwise may be deemed to be "affiliates" or "control persons" of Reorganized Fine Host within the meaning of Rule 405 under the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

                  If Rule 144A is unavailable, such holders may, under certain circumstances, be entitled to resell their securities pursuant to the more limited safe harbor resale provisions of Rule 144 under the Securities Act. Generally, Rule 144 provides that if certain conditions are met (e.g., volume limitations, manner of sale, availability of current information about the issuer, etc.), specified persons who resell "restricted securities" or who resell securities which are not restricted but who are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in Section 2(11) of the Securities Act. Under Rule 144, the aforementioned conditions to resale will no longer apply to restricted securities sold for the account of a holder who is not an affiliate of the company at the time of such resale and was not an affiliate of the company during the three (3) month period preceding such sale, so long as a period of at least three years have elapsed since the later of (i) the Effective Date and
(ii) the date on which such holder acquired his or its securities from an affiliate of the company.

                  Because, as discussed below, Reorganized Fine Host will not, on the Effective Date, be subject to the periodic reporting and informational requirements of sections 13 and 15(d) of the Exchange Act, it will undertake in connection with any proposed resale by a holder of Reorganized Fine Host Common Stock under Rule 144A, to provide such holder and any prospective purchaser (or his or its authorized representative) with current business and financial information prescribed by paragraph (d)(4) of Rule 144A. Similarly, Reorganized Fine Host will undertake in connection with any proposed resale under Rule 144 (other than pursuant to paragraph (k) of Rule 144) to make available the current information required by paragraph (c)(2) of Rule 144.

                  Whether or not any particular person would be deemed to be an "underwriter" of Reorganized Fine Host Common Stock to be issued pursuant to the Plan, or an "affiliate" of Reorganized Fine Host, would depend upon various facts and circumstances applicable to that person. Accordingly, Fine Host expresses no view as to whether any person would be such an "underwriter" or an "affiliate".

                  IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED FINE HOST, FINE HOST MAKES NO REPRESENTATIONS OR AGREEMENTS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN REORGANIZED FINE HOST COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN. ACCORDINGLY, FINE HOST RECOMMENDS THAT POTENTIAL
RECIPIENTS OF SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

                  Pursuant to the Plan, certificates evidencing shares of Reorganized Fine Host Common Stock received by holders of five percent (5%) or more of the outstanding Reorganized Fine Host Common Stock or by holders that request legended certificates and who certify that they may be deemed to be underwriters within the meaning of section 1145 of the Bankruptcy Code, will bear a legend substantially in the form below:

                  THE [SHARES OF COMMON STOCK] EVIDENCED BY THIS CERTIFICATE [HAVE] [HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

                  Any Entity that would receive legended securities as provided above may instead receive certificates evidencing Reorganized Fine Host Common Stock without such legend if, prior to the Effective Date, such Entity delivers to Reorganized Fine Host (i) an opinion of counsel reasonably satisfactory to Reorganized Fine Host, to the effect that the shares of Reorganized Fine Host Common Stock to be received by such Entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act, (ii) a certification that it is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code, and (iii), if a registrations rights agreement acceptable to Fine Host has been or will be executed and delivered on or prior to the Effective Date, a waiver of the registration rights contained in such registration rights agreement.

                  Any holder of a certificate evidencing shares of Reorganized Fine Host Common Stock bearing such legend may present such certificate to the transfer agent for the shares of Reorganized Fine Host Common Stock for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (a) such shares are sold pursuant to an effective registration statement under the Securities Act or (b) such holder delivers to Reorganized Fine Host an opinion of counsel reasonably satisfactory to Reorganized Fine Host to the effect that such shares are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

                  As discussed above, Fine Host's common stock was delisted on July 9, 1998 and, as of December 31, 1998, Fine Host had less than 300 stockholders of record for such common stock. If, as of the Effective Date, Reorganized Fine Host also has less than 300 stockholders of record with respect to Reorganized Fine Host common stock, Reorganized Fine Host will not be a reporting company and intends to file a Form 15 with the Securities and Exchange Commission with respect thereto.

F.       Summary of Other Provisions of the Plan

1.       Conditions Precedent to the Effective Date of the Plan

                  The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                           (i) Entry of the Confirmation Order: The Clerk of the Bankruptcy Court shall have entered the Confirmation Order, in form and substance satisfactory to Fine Host and the Ad Hoc Committee, and the Confirmation Order shall have become a Final Order and shall be in full force and effect.

                           (ii) Execution of Documents, Other Actions: All other actions and documents necessary to implement the Plan shall have been effected or executed.

                           (iii)    Available  Cash:  The  amount of  Available
  Cash  shall be equal to or greater than $60,000,000.

                  Each of the foregoing conditions may be waived, in whole or in part, by both Fine Host and the Ad Hoc Committee in their sole and absolute discretion. Any such waiver of a condition precedent may be effected at any time, without notice or leave or order of the Bankruptcy Court and without any formal action.

2.       Executory Contracts and Unexpired Leases

(a)      Assumed if not Rejected:

                  The Bankruptcy Code authorizes Fine Host, subject to the approval of the Bankruptcy Court, to assume, assign or reject executory contracts and unexpired leases. Such assumption, assignment or rejection may be effected during the Chapter 11 Case or pursuant to a plan of reorganization. All executory contracts and unexpired leases, other than those executory contracts and unexpired leases which (a) have expired by their own terms on or prior to the Effective Date, (b) have been assumed and assigned or rejected pursuant to prior orders of the Bankruptcy Court, or (c) are not the subject of a motion to reject same that is pending before the Bankruptcy Court on the Effective Date, will be deemed assumed by Fine Host on the Effective Date and the entry of the Confirmation Order by the Bankruptcy Court will constitute approval of such assumptions pursuant to sections 365(a) and 1123 of the Bankruptcy Code.
                  Any monetary amounts owed ("Cure Amounts") on the executory contracts and unexpired leases to be assumed under the Plan shall constitute Administrative Expense Claims which shall be paid (a) in full, in Cash, on the later of the Effective Date or the date on which such Administrative Expense Claim is Allowed, or (b) as otherwise agreed to by the parties. Any objection to such Cure Amounts or to such assumption must be filed with the Bankruptcy Court no later than ten (10) days after the Confirmation Date, or such objection will be forever barred from assertion. In the event of a timely objection to (a) a Cure Amount, (b) the ability of Fine Host or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption, the Cure Amount required by section 365(b)(1) of the Bankruptcy Code will be paid following the entry of a Final Order resolving such dispute.

(b)      Compensation and Benefit Programs:

                  All employment agreements, employment and severance practices and policies and all compensation and benefit plans, policies and programs of Fine Host applicable to its present and former directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit policies and practices, incentive plans, and life, accidental death and dismemberment insurance plans, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under the Plan, and Fine Host's obligations under such plans, policies and programs shall be deemed assumed pursuant to section 365 of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any such plans, policies and programs shall be cured promptly after they become known by Fine Host. Notwithstanding the foregoing, on the Effective Date, the Stock Option Plans will be deemed terminated, cancelled, and of no further force and effect.

(c)      Indemnification and Reimbursement Obligations:

                  For purposes of the Plan, the obligations of Fine Host to indemnify and reimburse its directors or officers that were directors or officers, respectively, on or before the Petition Date or who became directors or officers after the Petition Date against and for any obligations pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing will survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owned in connection with an event occurring before, on, or after the Petition Date; provided, however, that, notwithstanding the foregoing, such obligations shall not be extended to any directors or officers (a) whose term in all such capacities expired or was terminated prior to the Petition Date or (b) whose reimbursement or indemnity request relates to a claim which is not waived or released by reason of clauses (iii), (iv) and (v) of the proviso contained in Section 19.6 of the Plan.

3.       Provisions Governing Distributions

(a)      Requirement for Allowance of Claims or Equity Interests:

                  No payments or other distributions will be made on account of any Claim or Equity Interest that is not "Allowed."

                  "Allowed Claim/Equity Interest" means any Claim against or Equity Interest in Fine Host, (a) (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing proofs of claim against or equity interests in Fine Host, (ii) if no proof of Claim or Equity Interest has been timely filed, which has been or hereafter is listed by Fine Host in its Schedules as liquidated in amount and not disputed or contingent or (iii) any Equity Interest registered in the stock register maintained by or on behalf of Fine Host as of the Record Date and, in each such case in (i), (ii) and (iii) above, a Claim or Equity Interest as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, or as to which an objection has been interposed and such Claim or Equity Interest has been allowed in whole or in part by a Final Order or (b) in the case of Senior Subordinated Note Claims, allowed pursuant to the terms of Section 6.1 of the Plan. For purposes of determining the amount of an "Allowed Claim", there shall be deducted therefrom an amount equal to the amount of any claim which Fine Host may hold against the holder thereof, to the extent such claim may be set off pursuant to section 553 of the Bankruptcy Code. Unless otherwise specified in the Plan or by order of the Bankruptcy Court, "Allowed Claim" shall not for purposes of computation of distributions under the Plan, include interest on such Claim from the Petition Date, except as provided in section 506(b) of the Bankruptcy Code.

(b)      Time and Method of Distributions:

                  Payments  and  Distributions  to be Made by  Reorganized  Fine
Host: Except with respect to distributions to be made by the Litigation Trustee pursuant to Section 16.8 of the Plan and the Litigation Trust Agreement, all payments and distributions under the Plan will be made by Reorganized Fine Host. Any payments or distributions to be made by Reorganized Fine Host pursuant to the Plan will be deemed timely made if made within twenty (20) days after the dates specified in the Plan. Whenever any distribution to be made under the Plan is due on a day other than a Business Day, such distribution will instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due. A distribution will be allocated to the principal amount of a Claim first and then, to the extent the distribution exceeds the principal amount of the Claim, to any portion of the Claim representing accrued but unpaid interest.

                  Except as provided in Article VI of the Plan, all such distributions and deliveries to holders of Allowed Claims shall be made at the address of each such holder set forth on Fine Host's Schedules filed with the Bankruptcy Court unless superseded by the address set forth on proofs of claim filed by such holders, or at the last known addresses of such holder if no proof of claim is filed or if Fine Host has been notified in writing of a change of address. Distributions and deliveries to holders of Allowed Equity Interests shall be made at the addresses set forth in the transfer ledger for Fine Host common stock as of the Record Date.

                  Distributions Made from Litigation Trust: Distributions to be made from the Litigation Trust are described in Section F.6. below.

(c)      Fractional Securities:

                  No fractional shares of Reorganized Fine Host Common Stock or New Warrants to purchase fractional shares will be issued. Fractional shares of Reorganized Fine Host Common Stock and fractional New Warrants will be rounded to the next greater or next lower number of shares in accordance with the following method: (a) fractions of one-half (1/2) or greater will be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) will be rounded to the next lower whole number. The total number of shares or interests of Reorganized Fine Host Common Stock and/or New Warrants to be distributed to a Class hereunder will be adjusted as necessary to account for such rounding. Accordingly, if necessary, Reorganized Fine Host will issue to the Subordinated Notes Trustee such additional shares of Reorganized Fine Host Common Stock as will be necessary to make any "rounding" distribution to the holders of the Subordinated Notes. In the event that, as a result of such rounding, a holder of a Claim or Equity Interests would receive no distribution pursuant to the Plan, such holder shall receive Cash in lieu of the fractional shares of Reorganized Fine Host Common Stock or New Warrants to purchase fractional shares such holder was entitled to receive.

(d)      Termination of Subordination Rights and Settlement of
                           Related Claims and Controversies:

                  The classification and manner of satisfying all Claims and Equity Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, sections 510(b) and (c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made pursuant to the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined and distributions pursuant to the Plan shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of Section 14.12 of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Allowed Claim or Allowed Equity Interest, or any distribution to be made on account of an Allowed Claim or an Allowed Equity Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of Fine Host, Reorganized Fine Host, and their respective property and holders of Claims and Equity Interests and is fair, equitable and reasonable.

(e)      Undeliverable Distributions:

                  Holding of Undeliverable Distributions: If any distribution to any holder is returned to Reorganized Fine Host as undeliverable, no further distributions will be made to such holder unless and until Reorganized Fine Host is notified, in writing, of such holder's then-current address. Undeliverable distributions will remain in the possession of Reorganized Fine Host until such time as a distribution becomes deliverable. All Persons ultimately receiving undeliverable Cash, or dividends distributed with respect to Reorganized Fine Host Common Stock will not be entitled to any interest or other accruals of any kind. Nothing contained in the Plan requires Reorganized Fine Host to attempt to locate any holder of an Allowed Claim or an Allowed Equity Interest.

                  Failure to Claim  Undeliverable  Distributions:  Within thirty
(30) days of the second and third anniversaries of the Effective Date, Reorganized Fine Host will file with the Bankruptcy Court a list of known holders of unclaimed distributions. Any holder of an Allowed Claim or an Allowed Equity Interest that does not assert its rights pursuant to the Plan to receive a distribution within four (4) years from and after the Effective Date will have its Claim or Equity Interest for such undeliverable distribution discharged and will be forever barred from asserting any such Claim or Equity Interest against Reorganized Fine Host or its property. In such case, any consideration held for distribution on account of such Claim or Equity Interest will revert to Reorganized Fine Host.

(f)      Compliance with Tax Requirements:

                  To the extent applicable, Reorganized Fine Host will comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to such withholding and reporting requirements.

(g)      Time Bar to Cash Payments:

                  Checks issued by Fine Host or Reorganized Fine Host, as the case may be, on account of Allowed Claims under the Plan will be null and void if not negotiated within ninety (90) days after the date of issuance thereof. Requests for reissuance of any check will be made directly to Fine Host or Reorganized Fine Host, as the case may be, by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such a voided check must be made before the later of (a) the second anniversary of the Effective Date or (b) ninety (90) days after the date of issuance of such check, if such check represents a final distribution under the Plan on account of such Claim. After such date, all claims in respect of void checks and the underlying distributions will be discharged and forever barred and Fine Host or Reorganized Fine Host, as the case may be, may retain all moneys related thereto.

(h)      Distributions After Effective Date:

                  Distributions made after the Effective Date to holders of Claims and Equity Interests that are not Allowed Claims or Allowed Equity Interests as of the Effective Date but which later become Allowed Claims will be deemed to have been made on the Effective Date.

(i)      Set-Offs:

                  Reorganized Fine Host may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim or Allowed Equity Interest and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account thereof), the claims, rights and causes of action of any nature that Fine Host or Reorganized Fine Host may hold against the holder of such Allowed Claim or Allowed Equity Interest; provided, however, that neither the failure to effect such a set-off nor the allowance of any Claim or Equity Interest under the Plan will constitute a waiver or release by Fine Host or Reorganized Fine Host of any such claims, rights and causes of action that Fine Host or Reorganized Fine Host may possess against such holder; and, provided, further, that nothing contained in the Plan is intended to limit the rights of any Creditor or holder of an Equity Interest to effectuate a setoff prior to the Effective Date in accordance with the provisions of sections 362 and 553 of the Bankruptcy Code.

(j)      Surrender and Cancellation of Instruments:

                  The Plan provides that, on the Effective Date, the Subordinated Notes, (and all related documents) will be cancelled. The Plan also provides that, except as Fine Host otherwise may agree, (a) each holder of a note or other instrument evidencing a Claim must surrender such note or instrument to Fine Host or Reorganized Fine Host, as the case may be, (b) no distribution under the Plan will be made to or on behalf of any holder of such a Claim unless and until such note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of Fine Host or Reorganized Fine Host, as the case may be, and (c) in accordance with section 1143 of the Bankruptcy Code, any holder of a Claim that fails to surrender such note or instrument or to execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to Fine Host or Reorganized Fine Host, as the case may be, and in the event that such entity requests, any such holder who fails to furnish a bond in form and substance (including amount) reasonably satisfactory to Fine Host or Reorganized Fine Host, as the case may be, within two (2) years from and after the Effective Date, will be deemed to have forfeited all rights, claims and interests and will not participate in any distribution under the Plan. Surrender of the restricted global certificates held by The Depository Trust Company in the name of Cede & Co. to the Subordinated Notes Trustee shall constitute surrender of the Subordinated Notes.

4.       Treatment of Disputed Claims or Disputed Equity Interests

                  "Disputed Claim" or "Disputed Equity Interest" means a Claim against or Equity Interest in Fine Host, to the extent the allowance of which is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Confirmation Order, or is otherwise disputed by Fine Host in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

                  Fine Host or Reorganized Fine Host may object to the allowance of Claims or Equity Interests filed with the Bankruptcy Court with respect to which it disputes liability or allowance in whole or in part. All objections shall be litigated to Final Order; provided, however, that Reorganized Fine Host (within such parameters as may be established by the Board of Directors of Reorganized Fine Host) will have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, Fine Host or Reorganized Fine Host will file and serve all objections to Claims and Equity Interests as soon as practicable, but in no event later than the Effective Date or such later date as may be approved by the Bankruptcy Court.

(a)      Estimation of Claims:

                  Fine Host or Reorganized Fine Host may at any time request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether Fine Host or Reorganized Fine Host previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any contingent or Disputed Claim, the amount so estimated shall constitute the allowed amount of such Claim. If the estimated amount constitutes a maximum limitation on the amount of such Claim, Fine Host or Reorganized Fine Host may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

(b)      Payments and Distributions on Disputed Claims and Equity Interests:

                  At such time as a Disputed Claim or Disputed Equity Interest becomes, in whole or in part, an Allowed Claim or an Allowed Equity Interest, Reorganized Fine Host, will distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan. Such distribution, if any, will be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim or Disputed Equity Interest becomes a Final Order but in no event more than thirty (30) days thereafter. No interest will be paid on Disputed Claims or Disputed Equity Interests that later become Allowed or with respect to any distribution to such holder. In the event dividend distributions have been made with respect to the Reorganized Fine Host Stock distributable to a holder of a Disputed Claim or Disputed Equity Interest that later becomes Allowed, such holder shall be entitled to receive such previously distributed dividends, without any interest with respect thereto. No distributions will be made with respect to all or any portion of any Disputed Claim or Disputed Equity Interest pending the entire resolution thereof. Distributions from the Litigation Trust with respect to Disputed Claims or Disputed Equity Interests that later become Allowed shall be made in accordance with the provisions of Section 16.14 of the Plan. See "The Litigation Trust," below.

(c)      Rights of Action:

                  Any rights, claims, or causes of action accruing to Fine Host, as debtor or debtor in possession pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 548, 549, 550, 551, and 553 of the Bankruptcy Code and any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of any of the debtor or debtor in possession will remain assets of Fine Host's estate and, on the Effective Date, will be transferred to Reorganized Fine Host. Reorganized Fine Host will be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized Fine Host. The foregoing will not apply to the Litigation Trust Claims.

                  On the Effective Date, and because all Allowed General Unsecured Claims have been paid pursuant to an order of the Bankruptcy Court, dated January 7, 1999, Fine Host will be deemed to waive the right to prosecute any recovery action under section 547 of the Bankruptcy Code that belongs to Fine Host, as debtor or debtor in possession.

5.       Committees

(a)      Creditors' Committee Composition and Term:

                  From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee, if any, appointed pursuant to section 1102 of the Bankruptcy Code, and their duly appointed successors, will continue to serve. Upon the disallowance by Final Order of the Claim held by a Creditor that is a member of the Creditors' Committee, such membership shall terminate and no replacement will be appointed. Upon the resignation, death or disability of a member of the Creditors' Committee, the Creditor having appointed such member will have the right to designate a replacement. In the event such Creditor shall fail to designate a replacement, no other replacement may be appointed to the Creditors' Committee. Members of the Creditors' Committee will serve without compensation but shall be entitled to reimbursement of their reasonable out-of-pocket expenses which are attributable to their attendance at Creditors' Committee meetings. The Creditors' Committee will be entitled to retain legal counsel and such other professionals as may be authorized by the Bankruptcy Court, the fees and expenses of which shall be entitled to payment as Administrative Expense Claims. On the Effective Date, the Creditors' Committee will be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code will be released and discharged from their respective fiduciary obligations.

(b)      Ad Hoc Committee Term and Fees:

                  In the event not otherwise disbanded prior to the Effective Date, on the Effective Date, the Ad Hoc Committee will be dissolved. On the later to occur of (i) the Effective Date and (ii) entry of an order of the Bankruptcy Court allowing and authorizing the payment thereof, Reorganized Fine Host will pay the reasonable fees and expenses of the Ad Hoc Committee's professionals incurred from and after the Petition Date. The Ad Hoc Committee's financial advisor has advised Fine Host that it may seek allowance of a success fee. In such event, the financial advisor will advise Fine Host of the amount of any such request prior to the hearing to consider confirmation of the Plan. Such amount will be deducted in determining Available Cash.

(c)      Equity Committee:

                  By motion, dated March 5, 1999, Kirkland has requested that the Bankruptcy Court enter an order directing the United States Trustee to appoint a committee of holders of Equity Interests. On March 15, 1999, Fine Host objected to the motion and the relief requested therein. As of the date hereof, the matter is under consideration by the Bankruptcy Court.

6.       The Litigation Trust

(a)      Establishment of the Trust:

                  On the Effective Date, Fine Host, on its own behalf and on behalf of holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B will execute the Litigation Trust Agreement, substantially in the form annexed hereto as Exhibit "C", and will take all other steps necessary to establish the Litigation Trust. On the Effective Date, and in accordance with and pursuant to the terms of Section 16.4 of the Plan, Fine Host will transfer to the Litigation Trust all of its right, title, and interest in the Litigation Trust. In connection with the above-described rights and causes of action, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Litigation Trust will vest in the Litigation Trustee and its representatives, and Fine Host and the Litigation Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges.

                  Notwithstanding the foregoing, the Litigation Trust will not be established unless Class 3 votes to accept the Plan. In addition, Sub-Classes 6A and 6B will have no interest in the Litigation Trust unless both Classes 3 and 5 vote to accept the Plan.

(b)      Purpose of the Litigation Trust:

                  The Litigation Trust will be established for the sole purpose of liquidating its assets, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

(c)      Funding Expenses of the Litigation Trust:

                  In accordance with the Litigation Trust Agreement and any agreements entered into in connection therewith, on the Effective Date, Fine Host will transfer One Million Dollars ($1,000,000.00) to the Litigation Trust. The Debtor and Reorganized Fine Host shall have no further obligation to provide any funding with respect to the Litigation Trust.

(d)      Valuation of Assets:

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Litigation Trust Board will inform, in writing, the Litigation Trustee of the value of the assets transferred to the Litigation Trust, based on the good faith determination of the Litigation Trust Board, and the Litigation Trustee shall apprise, in writing, the beneficiaries of the Litigation Trust of such valuation. FINE HOST MAKES NO REPRESENTATION AS TO THE VALUE OF THE LITIGATION TRUST CLAIMS OR WHETHER THERE WILL BE ANY DISTRIBUTIONS MADE TO HOLDERS OF LITIGATION TRUST INTERESTS. All parties (including Fine Host, the Litigation Trustee and the beneficiaries of the Litigation Trust) are required to use such valuation consistently for all federal income tax purposes.

(e)      Liquidation of Assets; Responsibilities of Litigation Trustee:

                           (1) The Litigation Trustee, upon direction by the Litigation Trust Board, and the exercise of their collective reasonable business judgment, shall, in an expeditious but orderly manner, liquidate and convert to Cash the assets of the Litigation Trust, make timely distributions and not unduly prolong the duration of the Litigation Trust. The liquidation of the Litigation Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Litigation Trustee, upon direction by the Litigation Trust Board, will have absolute right to pursue or not to pursue any and all claims, rights, or causes of action, as it determines is in the best interests of the beneficiaries of the Litigation Trust, including without limitation, taking into account the indemnification and contribution obligations of Reorganized Fine Host and the diminution in value of Reorganized Fine Host, and consistent with the purposes of the Litigation Trust, and will have no liability for the outcome of its decision. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating and converting the assets to Cash.

                           (2) The Litigation Trustee will have the power (i to prosecute for the benefit of the Litigation Trust all claims, rights and causes of action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) to otherwise perform the functions and take the actions provided for or permitted in the Plan or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such claims, rights, and causes of action will be the property of the Litigation Trust.

(f)      Investment Powers:

                  The right and power of the Litigation Trustee to invest assets transferred to the Litigation Trust, the proceeds thereof, or any income earned by the Litigation Trust, will be limited to the right and power to invest such assets (pending periodic distributions in accordance with Section 16.8 of the
Plan) in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or will be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise and (b) the Litigation Trustee may expend the assets of the Litigation Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement.

(g)      Annual Distribution; Withholding:

                  The Litigation Trust will distribute at least annually to the holders of Litigation Trust Interests all net cash income plus all net cash proceeds from the liquidation of assets (including as Cash for this purpose, all Cash Equivalents); provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Litigation Trust during liquidation,
(ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust or any escrow created in connection with the Litigation Trust), and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement. All such distributions will be pro rata based on the number of Litigation Trust Interests held by a holder compared with the aggregate number of Litigation Trust Interests outstanding, subject to the terms of the Plan and the Litigation Trust Agreement; provided, further, that of the net amount distributable, the Litigation Trustee shall transfer to an escrow, such amounts as would be distributable in respect of Disputed Claims and Disputed Equity Interests (treating such Claims and Equity Interests, for this purpose, as if they were Allowed Claims and Equity Interests). The Litigation Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

(h)      Reporting Duties:

     Federal Income Tax: Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), and except as provided below in the subparagraph entitled "Alternative Tax Reporting if no Distribution to Class 6," the Litigation Trustee will file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Litigation Trustee will also annually send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their federal income tax returns. The Litigation Trustee will also file (or cause to be filed) any other statements, returns or disclosures relating to the Litigation Trust that are required by any governmental unit.

     Allocations of Litigation Trust Taxable Income: Subject to the following paragraph, allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of the Litigation Trust Interests (treating any holder of a Disputed Claim or a Disputed Equity Interest, for this purpose, as a current holder of a Litigation Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims and Disputed Equity Interests). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Liquidation Trust Claims. The tax book value of the Litigation Trust Claims for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

     Alternative Tax Reporting If No Distribution to Class 6. In the event that all Litigation Trust Interests are distributable to holders of Allowed Rescission Claims, and notwithstanding anything in Article XVI of the Plan to the contrary, the Litigation Trust (inclusive of the escrow to be established pursuant to Section 16.14 of the Plan) shall be treated as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1 (and shall be governed by the Treasury Regulations relating thereto), subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary. If, in such instance, the Litigation Trust is determined by the IRS or a court of competent jurisdiction not to be a "qualified settlement fund", the other provisions of Section 16.9 of the Plan shall apply unaffected by the preceding sentence, and the Litigation Trustee shall so notify in writing all relevant parties (including, without limitation, Reorganized Fine Host and all holders of Allowed Rescission Claims).

(i)      Trust Implementation:

     The Litigation Trust Agreement will be filed in the Plan Supplement and will contain provisions customary to trust agreements utilized in comparable circumstances including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes. All parties (including Fine Host, the Litigation Trustee and holders of Allowed Claims and Allowed Equity Interests in Classes 5 and 6) will execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.

                  THERE  IS  NO  ASSURANCE  THAT  HOLDERS  OF  LITIGATION  TRUST
INTERESTS WILL RECEIVE ANY DISTRIBUTIONS FROM THE LITIGATION TRUST. ACCORDINGLY, EACH HOLDER OF A LITIGATION TRUST INTEREST IS ADVISED TO DISCUSS THE RAMIFICATIONS OF THE AFOREMENTIONED REPORTING OBLIGATIONS WITH THEIR RESPECTIVE TAX ADVISORS.

(j)      Registry of Beneficial Interests:

                  The Litigation Trustee will maintain a registry of the holders of Litigation Trust Interests.

(k)      Termination:

                  The  Litigation  Trust will  terminate no later than the fifth
(5th) anniversary of the Effective Date; provided, however, that, on or prior to the date six (6) months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Litigation Trust if it is necessary to the liquidation of the Litigation Trust Claims. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least six (6) months prior to the expiration of each extended term; provided, however, that the aggregate of all such extensions shall not exceed three (3) years, unless the Litigation Trustee receives a favorable ruling from the IRS that any further extension would not adversely affect the status of the Litigation Trust as a grantor trust for federal income tax purposes.

(l)      Net Litigation Trust Recovery:

                  Notwithstanding   anything   contained  in  the  Plan  to  the
contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust is required by a Final Order to make payment to the Litigation Trust (the "Judgment Amount") or has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred costs and expenses (the "Defense Costs", and together with the Judgment Amount, the "Indemnified/Contribution Amount") which would give rise to an enforceable Claim against Fine Host or Reorganized Fine Host, as the case may be, (i) such defendant shall be obligated to pay only the excess, if any, of the amount of the Judgment Amount over the Indemnified/Contribution Amount, (ii) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor or Reorganized Fine Host with respect to the Indemnified/Contribution Amount, and
(iii) the Debtor and Reorganized Fine Host shall have no liability with respect to such Indemnified/Contribution Amount.

                  Notwithstanding anything contained herein to the contrary, in the event that a defendant in a litigation brought by the Litigation Trustee for and on behalf of the Litigation Trust (i) has a right of setoff under section 553 of the Bankruptcy Code or applicable non-bankruptcy law, has a claim for contribution or reimbursement or has incurred Defense Costs which would give rise to an enforceable claim against Fine Host or Reorganized Fine Host, as the case may be, and (ii) the amount of the Defense Costs are in excess of the Judgment Amount, if any, (a) the Judgment Amount shall be offset against the Defense Costs and shall not be paid to the Litigation Trust by such defendant,
(b) the Litigation Trust shall reimburse Reorganized Fine Host immediately for the payment of the difference between the Defense Costs and any Judgment Amount,
(c) none of the Litigation Trust, the holders or beneficiaries of the Litigation Trust Interests shall be entitled to assert a claim against the Debtor or Reorganized Fine Host with respect to the Indemnified/Contribution Amount, and
(d) the Debtor and Reorganized Fine Host shall have no liability with respect to such Indemnified/Contribution Amount.

(m)      Escrow on Account of Disputed Claims and Disputed Equity Interests:

                  The Litigation Trustee shall maintain, in accordance with the Litigation Trustee's powers and responsibilities under the Plan and the Litigation Trust Agreement, an escrow of any distributable amounts required to be set aside on account of Disputed Claims and Disputed Equity Interests pursuant to the Plan. Such amounts (net of any expenses, including any taxes, of the escrow relating thereto) shall be distributed, as provided in the Plan, as such Disputed Claims or Disputed Equity Interests are resolved by Final Order, and shall be distributable in respect of such Litigation Trust Interests as such amounts would have been distributable had the Disputed Claims or Disputed Equity Interests been Allowed Claims and Equity Interests as of the Effective Date. There shall be distributed together with such amounts any net earnings of the escrow related thereto. Distributions from the escrow shall be made at least annually concurrent with other distributions from the Litigation Trust.

                  As more fully set forth below, the escrow shall be responsible for payment of certain taxes attributable to the taxable income of the Litigation Trust allocable to Litigation Trust Interests relating to such Disputed Claims and Disputed Equity Interests. In the event, and to the extent the escrow has insufficient funds to pay such taxes (or no escrow has been established at such time due to the absence of any distributable proceeds), such taxes shall be borne by the Litigation Trust and either (i) reimbursed by the escrow from any subsequent amounts transferred by the Litigation Trustee to the escrow in respect of such Disputed Claims and Disputed Equity Interests or (ii) to the extent such Claims and Equity Interests have subsequently been resolved, may be deducted from any increased amounts distributable by the Litigation Trust as a result of the resolutions of such Claims and Equity Interests on a fair and equitable basis.

                  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), and except as otherwise provided in Section 16.9(d) of the Plan (see "The Litigation Trust-Reporting Duties," above), the Litigation Trustee shall (i) treat the escrow as a discreet trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim or Disputed Equity Interest, in accordance with the trust provisions of the IRC (Sections 641 et seq.), (ii) treat as taxable income or loss of the escrow with respect to any given taxable year the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of Disputed Claims and Disputed Equity Interests had such Claims and Equity Interests been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims or Equity Interests are unresolved), (iii) treat as a distribution from the escrow any increased amounts distributed by the Litigation Trust as a result of any Disputed Claims or Disputed Equity Interests resolved earlier in the taxable year, to the extent such distributions relate to taxable income or loss of the escrow determined in accordance with the provisions hereof, and (iv) to the extent permitted by applicable law, shall report consistent with the foregoing for state and local income tax purposes. All holders of Allowed Claims and Allowed Equity Interests in Classes 5, 6A and 6B shall report, for tax purposes, consistent with the foregoing.

7.       Effect of Confirmation

(a)      Discharge of Fine Host; Injunction:

                  The rights afforded in the Plan and the treatment of all holders of Claims or Equity Interests in the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, against Fine Host, as debtor and debtor in possession, or its estate, properties or interests in property. Except as otherwise provided in the Plan, on the Effective Date, all Claims against, and Equity Interests in, Fine Host, as debtor and debtor in possession, shall be satisfied, discharged and released in full. All persons and entities will be precluded from asserting against Fine Host, as debtor and debtor in possession, its successor or assigns, including Reorganized Fine Host, or its assets, properties or interests in property, any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date. The Confirmation Order will be a judicial determination of discharge of all liabilities of Fine Host.

                  Except as otherwise expressly provided in the Plan, all persons and entities who have held, hold or may hold Claims against or Equity Interests in Fine Host are permanently enjoined, on and after the Effective
Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest against Fine Host or Reorganized Fine Host, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against Fine Host or Reorganized Fine Host, (c) creating, perfecting or enforcing any encumbrance of any kind against Fine Host, or Reorganized Fine Host or against the property or interests in property of Fine Host or Reorganized Fine Host, with respect to any such Claims or Equity Interests, and
(d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from Fine Host or Reorganized Fine Host or against the property or interests in property of Fine Host or Reorganized Fine Host, with respect to any such Claim or Equity Interest; provided, however, that such injunction shall not preclude the United States of America or any of its police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of claim, the foregoing proviso does not permit the United States of America or any of its police or regulatory agencies from obtaining any monetary recovery from Fine Host or Reorganized Fine Host or their respective property or interests in property with respect to any such Claim or Equity Interest, including , without limitation, any monetary claim or penalty in furtherance of a police or regulatory power. Upon confirmation of the Plan, its provisions will bind Fine Host and its Creditors and Equity Interest holders, whether or not they accept the Plan.

(b)      Vesting and Liens; Discharge of Liabilities:

                  Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan will vest in Reorganized Fine Host in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order will be a judicial determination of discharge of Fine Host's liabilities, except as provided in the Plan.

(c)      Limited Release of Directors, Officers and Employees by Fine Host:

                  As of the Effective Date, Fine Host will be deemed to have waived and released its present and former directors, officers, employees, consultants and agents who were directors, officers, employees, consultants or agents, respectively, both at any time during the Chapter 11 Case and on or before the Petition Date, from any and all claims of Fine Host, including, without limitation, claims which Fine Host, as debtor or debtor in possession, otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case, arising on or prior to the Effective Date; provided, however, that this provision will not operate as a waiver or release of any claim (i) with respect to any loan, advance or similar payment by Fine Host to any such person, (ii) with respect to any contractual obligation owed by such person to Fine Host, (iii) relating to such person's fraud or gross negligence, (iv) to the extent based upon or attributable to such person gaining in fact a personal profit to which such person was not legally entitled, including, without limitation, profits made from the purchase or sale of equity securities of Fine Host which are recoverable by Fine Host pursuant to section 16(b) of the Exchange Act, or (v) relating to such person's breach of fiduciary duty, other than those claims against which such directors, officers and employees were or are protected by the provisions of (a) the By-Laws of Fine Host Corporation, (b) the Amended Certificate of Incorporation of Fine Host Corporation or (c) applicable law. As such, the Plan's limited release is not a release of claims of third parties and is not effective in any way with respect to commissions of fraud or gross negligence, or breaches of fiduciary duty not otherwise protected by Fine Host's by-laws or certificate of incorporation, or applicable law.

8.       Modification; Revocation or Withdrawal of Plan

                  Fine Host reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, Fine Host may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A holder of a Claim or Equity Interest that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim or Equity Interest of such holder.

                  The Plan may be revoked or withdrawn prior to the date that the Bankruptcy Court enters the Confirmation Order (the "Confirmation Date") by Fine Host. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any claims by Fine Host or any other Entity or to prejudice in any manner the rights of Fine Host or any other Entity in any further proceedings involving Fine Host.

9.       Exculpation/Limitation of Liability in Connection with the Plan,
                  Disclosure Statement and Related Documents

                  None of Fine  Host,  Reorganized  Fine  Host,  the  Litigation
Trustee, the Litigation Trust Board, the members of the Ad Hoc Committee, the Subordinated Notes Trustee, nor any of their respective present and former directors, officers, employees, consultants, advisors and agents (including, without limitation, attorneys, financial advisors, accountants and other professionals) (acting in such capacity), will have or incur any liability to any Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, confirmation, consummation or administration of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, the property to be distributed under the Plan or any other act taken or omitted to be taken in connection with the Plan; provided, however, that the provisions of Section 19.7 of the Plan will have no effect on the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined by a Final Order to have constituted gross negligence, willful misconduct or breach of fiduciary duty. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

10.      Supplemental Documents

                  Forms of the Amended Bylaws of Reorganized Fine Host, Amended and Restated Certificate of Incorporation of Reorganized Fine Host, Reorganized Fine Host Credit Agreement, and the definitive documentation with respect to the Warrant Agreement, the Management Options and the Employment Contracts, all in form and substance reasonably satisfactory to Fine Host and the Ad Hoc Committee, will be contained in the Plan Supplement and will be filed with the Bankruptcy Court at least ten (10) days prior to the Confirmation Hearing, or on such other date as the Bankruptcy Court may establish. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during hours established therefor. In addition, holders of Claims and Equity Interests may obtain a copy of the Plan Supplement from Fine Host by contacting Weil, Gotshal & Manges LLP, counsel to Fine Host, 767 Fifth Avenue, New York, New York 10153,
Attention: Ms. Kathleen Lee.

G.       Articles of Incorporation and By-Laws of Fine Host; Corporate Action

1.       Amendment of Articles of Incorporation and By-Laws

                  The articles of incorporation and by-laws of Fine Host will be amended as of the Effective Date to read substantially as set forth in the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and Amended Bylaws of Reorganized Fine Host. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Amended and Restated Certificate of Incorporation of Reorganized Host will contain a prohibition against the issuance of nonvoting equity securities.

2.       Corporate Action

                  On the Effective Date, the adoption of the Amended and Restated Certificate of Incorporation of Reorganized Fine Host and Amended Bylaws of Reorganized Fine Host will be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of Fine Host or Reorganized Fine Host. On the Effective Date, the cancellation of all Equity Interests, the issuance of the Reorganized Fine Host Common Stock, the issuance of the New Warrants, the approval and effectiveness of the Management Options, employment agreements, severance, and other benefits described in the Plan, and all other matters provided under the Plan involving the corporate structure of Reorganized Fine Host or corporate action by Reorganized Fine Host will be deemed to have occurred, be authorized, and will be in effect from and after the Effective Date without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of Fine Host or Reorganized Fine Host.

VI.

                                         CERTAIN FACTORS TO BE CONSIDERED

IMPAIRED CREDITORS AND HOLDERS OF EQUITY INTERESTS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE HEREIN, PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN.

A.       Variances from Projections

                  A fundamental premise of the Plan is the implementation and realization of Reorganized Fine Host's proposed business plan, as reflected in the Projections and the assumptions underlying such Projections. The Projections reflect numerous assumptions concerning the anticipated future performance of Reorganized Fine Host and with respect to prevailing market and economic conditions, which are beyond the control of Reorganized Fine Host and which may not materialize. The Projections include, among other items, assumptions concerning the general economy, the ability to make necessary capital expenditures, the ability to establish market strength, consumer purchasing trends and preferences, and the ability to increase gross margin and control future operating expenses (including labor costs, bad debts and other operating costs). Fine Host believes that the assumptions underlying the Projections are reasonable. However, unanticipated events and circumstances occurring subsequent to the preparation of the Projections may affect the actual financial results of Reorganized Fine Host. Therefore, the actual results achieved throughout the periods covered by the Projections necessarily will vary from the projected results, which variations may be material and adverse.

B.       Significant Holders

                  Pursuant to the Plan, certain holders of Allowed Claims may receive distributions of shares of Reorganized Fine Host Common Stock representing in excess of five percent of the outstanding shares of Reorganized Fine Host Common Stock. If holders of significant numbers of shares of Reorganized Fine Host Common Stock were to act as a group, such holders may be in a position to control the outcome of actions requiring shareholder approval, including the election of directors. This concentration of ownership could facilitate or hinder the negotiated change of control of Reorganized Fine Host and, consequently, impact the value of the Reorganized Fine Host Common Stock.

                  Further, the possibility that one or more of the holders of significant numbers of shares of Reorganized Fine Host Common Stock may determine to sell all or a large portion of their shares in a short period of time may adversely affect the market price of Reorganized Fine Host Common Stock.

C.       Lack of Trading Market

                  Reorganized Fine Host currently has no intention to seek the listing of Reorganized Fine Host Common Stock. Accordingly, there can be no assurance that an active trading market for such stock will develop, or, if developed, that it will continue. In addition, there can be no assurance as to the degree of price volatility in any market for Reorganized Fine Host Common Stock that does develop. Accordingly, no assurance can be given that a holder of Reorganized Fine Host Common Stock will be able to sell such securities in the future or as to the price at which any such sale may occur. If such markets were to exist, such securities could trade at prices higher or lower than the value ascribed to such securities herein depending upon many factors, including prevailing interest rates, markets for similar securities, general economic and industry conditions, and the performance of, and investor expectations for, Reorganized Fine Host.

                  In addition, holders of Reorganized Fine Host Common Stock who are deemed to be statutory underwriters pursuant to section 1145(b) of the Bankruptcy Code or who otherwise are deemed to be "affiliates" or "control persons" of Reorganized Fine Host within the meaning of the Securities Act, will be unable to freely transfer or sell their securities after the Effective Date, except pursuant to an available exemption from registration under the Securities Act and under equivalent state securities or "blue sky" laws. See Section V.E.3. below, The Plan of Reorganization - Securities to Be Issued Pursuant to the Plan
- Securities Law Matters.

D.       Competitive Conditions

                  Fine Host and its subsidiaries (collectively, the "Enterprise") encounter significant competition in each area of the contract food service market in which it operates. Food service companies compete for clients on the basis of quality and service standards, innovative approaches to food service facilities design and maximization of sales and price (including capital expenditures). Competition may result in price reductions, decreased gross margins and loss of market share. Certain of the Enterprise's competitors compete with the Enterprise on both a national and international basis and have greater financial and other resources than the Enterprise. In addition, existing or potential clients may elect to "self operate" their food service, eliminating the opportunity for the Enterprise to compete for the account. There can be no assurance that the Enterprise will be able to compete successfully in the future or that competition will not have a material adverse effect on the Enterprise's business, financial condition or results of operations.

E.       Dividend Policies

                  Reorganized Fine Host presently intends to retain earnings for working capital and to fund capital expenditure requirements, if any and, therefore, does not anticipate paying any cash dividends on its common stock in the foreseeable future. Certain institutional investors may only invest in dividend-paying or similar current income producing equity securities or may operate under other regulatory or contractual restrictions which may prohibit or limit their ability to invest in Reorganized Fine Host Common Stock and, therefore, impact adversely the market and/or market price for such stock.

F.       Health and Other Governmental Regulations

                  The Enterprise's business is subject to various governmental regulations incidental to its operations, such as environmental, employment and health and safety regulations. Since it serves alcoholic beverages at many convention centers and recreation and leisure facilities, the Enterprise also holds liquor licenses incidental to its contract food service business and is subject to the liquor license requirements of the states in which it holds a liquor license. As of December 31, 1998, the Enterprise held liquor licenses in 22 states. While the application procedures and requirements for a liquor license vary by state, the Enterprise has received an alcoholic beverage license with respect to each application it has submitted, and has never had an alcoholic beverage license revoked or suspended.

                  Typically, liquor licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the Enterprise's operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The Enterprise has not encountered any material problems relating to alcoholic beverage licenses to date. The failure to receive or retain a liquor license in a particular location could adversely affect the Enterprise's ability to obtain such a license elsewhere.

                  The Enterprise is subject to "dram-shop" statutes in the states in which its facilities are located. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment which wrongfully served alcoholic beverages to the intoxicated individual. The Enterprise carries liquor liability coverage as part of its
existing   comprehensive  general  liability  insurance  which  it  believes  is adequate. While the Enterprise maintains such insurance, there can be no assurance that such insurance will be adequate to cover any potential liability or that such insurance will continue to be available on commercially acceptable terms.

                  In addition, various federal and state agencies impose nutritional guidelines and other requirements on the Enterprise at certain of the education, healthcare and corrections facilities it serves. The cost of the Enterprise's compliance with governmental regulations has not been material. However, there can be no assurance that additional federal or state legislation, or changes in regulatory implementation, would not limit the activities of the Enterprise in the future or significantly increase the cost of regulatory compliance.

G.       Certain Tax Matters

                  For a summary of the federal income tax consequences of the Plan to holders of Certain Claims and holders of Equity Interests, and to Fine Host, see Article XIII below, Certain Federal Income Tax Consequences of the Plan.

VII.

                                        VOTING PROCEDURES AND REQUIREMENTS

A.       Holders of Claims

                  IT IS IMPORTANT THAT HOLDERS OF CLAIMS EXERCISE THEIR RIGHT TO VOTE TO ACCEPT OR REJECT THE PLAN. All known holders of Claims entitled to vote on the Plan have been sent a Ballot together with this Disclosure Statement. Such holders should read the Ballot carefully and follow the instructions contained therein. Please use only the Ballot (or Ballots) that accompanies this Disclosure Statement.

                  FOR YOUR VOTE TO COUNT, YOUR BALLOT MUST BE RECEIVED BY THE BALLOT AGENT (AS DEFINED BELOW), NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MAY 7, 1999. IF YOU MUST RETURN YOUR BALLOT TO YOUR BANK OR BROKER, OR THE AGENT OF EITHER, YOU MUST RETURN YOUR BALLOT TO THEM IN SUFFICIENT TIME FOR THEM TO PROCESS IT AND RETURN IT TO THE BALLOT AGENT, BY THE VOTING DEADLINE.

                  ANY BALLOT WHICH IS EXECUTED AND RETURNED BUT WHICH DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED AN ACCEPTANCE OF THE PLAN. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES OR IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE BALLOTING AGENT AT THE ADDRESS SPECIFIED BELOW OR BY TELEPHONING:

                           PRICEWATERHOUSECOOPERS LLP
                           P.O. BOX 958, TIMES SQUARE STATION
                           NEW YORK, NEW YORK 10108
                           ATTENTION:  MR. RONALD ZAZWORSKY
                           PHONE:  (212) 597-3182

                  Additional copies of this Disclosure Statement are available upon written request to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York  10153
                           Attention:  Ms. Kathleen Lee


B.       Parties in Interest Entitled to Vote

                  Subject to the provisions of the Disclosure Order, any holder of a Claim against Fine Host as of March 17, 1999, which Claim has not been disallowed by order of the Bankruptcy Court, and is not disputed is entitled to vote to accept or reject the Plan if (a) such Claim is impaired under the Plan and is not of a class that is deemed to have accepted or rejected the Plan pursuant to section 1126(f) and 1126(g) of the Bankruptcy Code and (b) either
(i) such holder's Claim has been scheduled by Fine Host (and such Claim is not scheduled as disputed, contingent or unliquidated), or (ii) such holder has filed a proof of claim on or before the Bar Date of February 16, 1999. Unless otherwise permitted in the Plan, the holder of any Disputed Claim is not entitled to vote with respect to such Disputed Claim, unless the Bankruptcy Court, upon application by such holder, temporarily allows such Disputed Claim for the limited purpose of voting to accept or reject the Plan. Any such application must be heard and determined by the Bankruptcy Court on or before fifteen (15) days prior to the Confirmation Hearing. A vote on the Plan may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such vote was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C.       Classes Impaired and Entitled to Vote Under the Plan

                  Claims in Classes 3 (Subordinated Note Claims) and 5 (Debenture Rescission Claims) are impaired under the Plan and the holders of such Claims are entitled to vote to accept or reject the Plan. Claims and Equity Interests in Sub-Class 6A and Sub-Class 6B (Statutorily Subordinated Claims and Equity Interests) are impaired under the Plan and are deemed to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code.

D.       Vote Required for Acceptance by Class of Claims

                  The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class which actually cast ballots for acceptance or rejection of the plan. Thus, acceptance by a class of Claims occurs only if at least two-thirds in dollar amount and a majority in number of the holders of Claims voting cast their Ballots in favor of acceptance. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

                  CREDITORS AND OTHER PARTIES IN INTEREST ARE CAUTIONED TO REVIEW THE DISCLOSURE ORDER FOR A FULL UNDERSTANDING OF VOTING REQUIREMENTS, INCLUDING, WITHOUT LIMITATION, USE OF BALLOTS AND MASTER BALLOTS IN CONNECTION WITH THE VOTING OF SUBORDINATED NOTE CLAIMS.

VIII.

                                             CONFIRMATION OF THE PLAN

                  Under the Bankruptcy Code, the following steps must be taken to confirm the Plan.

A.       Confirmation Hearing

                  Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of a plan. By order of the Bankruptcy Court, the Confirmation Hearing has been scheduled for May 18, 1999, at 9:30 a.m., New York City Time, Courtroom of Chief Bankruptcy Judge Peter J. Walsh, Sixth Floor of the United States Court House, 824 North Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement made at the Confirmation Hearing or any adjournment thereof.

                  Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of a plan. Any objection to confirmation of the Plan must be in writing, conform to the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, set forth the name of the objectant, the nature and amount of Claim or Equity Interest held or asserted by the objectant against Fine Host's estate or property, the basis for the objection and the specific grounds therefor, and be filed with the Bankruptcy Court, with a copy to chambers, together with proof of service thereof, and served upon (i) Weil, Gotshal & Manges LLP, Co-Attorneys for Fine Host, 767 Fifth Avenue, New York, New York 10153, Attention: Brian S. Rosen, Esq.; (ii) Richards, Layton & Finger, P.A., Co-Attorneys for Fine Host, One Rodney Square, Wilmington, Delaware 19899, Attention: Thomas L. Ambro, Esq., (iii) Kasowitz, Benson, Torres & Friedman, LLP, Attorneys for the Ad Hoc Committee, 1301 Avenue of the Americas, New York, New York, 10019, Attention: David M. Friedman, Esq. and (iv) The United States Trustee for the District of Delaware, 601 Walnut Street, Curtis Center, Suite 950 West, Philadelphia, Pennsylvania 19106,
Attention: Maria Gianaraikis, Esq., so as to be received no later than 4:00 P.M., New York City Time, on May 7, 1999.

                  Objections to confirmation of the Plan are governed by Federal Rule of Bankruptcy Procedure 9014. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

B.       Requirements for Confirmation of the Plan

                  At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation are that the Plan (a) is accepted by all impaired Classes of Claims and Equity Interests or, if rejected by an impaired Class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such Class, (b) is feasible, and (c) is in the "best interests" of holders of Claims and Equity Interests impaired under the Plan.

1.       Acceptance

                  Claims in Classes 3 and 5 are impaired under and entitled to vote on the Plan and, therefore, must accept the Plan in order for it to be confirmed without application of the "fair and equitable test," described below, to such Classes. As stated above, Classes 3 and 5 will have accepted the Plan if the Plan is accepted by at least two-thirds in dollar amount and a majority in number of the Claims of each such Class of such creditors (other than any such creditor designated under section 1126(e) of the Bankruptcy Code) that have voted to accept or reject the Plan. Claims and Equity Interests in Sub-Class 6A and Sub-Class 6B, respectively, are impaired and are deemed to have rejected the Plan in accordance with section 1126 of the Bankruptcy Code.

2.       Fair and Equitable Test

                  Fine Host may seek to confirm the Plan notwithstanding the nonacceptance of the Plan by any impaired Class of Claims or Equity Interests. To obtain such confirmation, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to such dissenting impaired Class. A plan does not discriminate unfairly if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class receives more than it is entitled to for its claims or equity interests. Fine Host believes that the Plan satisfies this requirement.

                  The Bankruptcy Code establishes different "fair and equitable" tests for unsecured claims and equity interests, as follows:

(a)      Unsecured Claims.

                  Either (i) each holder of an impaired unsecured claim receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

(b)      Equity Interests.

                   Either (i) each equity interest holder will receive or retain under the plan property of a value equal to the greater of (x) the fixed liquidation preference or redemption price, if any, of such stock or (y) the value of the stock, or (ii) the holders of interests that are junior to the stock will not receive any property under the plan.

                  FINE HOST BELIEVES THAT THE PLAN MAY BE CONFIRMED ON A NONCONSENSUAL BASIS (PROVIDED AT LEAST ONE IMPAIRED CLASS OF CLAIMS VOTES TO ACCEPT THE PLAN). ACCORDINGLY, FINE HOST WILL DEMONSTRATE AT THE CONFIRMATION HEARING THAT THE PLAN SATISFIES THE REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AS TO ANY NON-ACCEPTING CLASS.

3.       Feasibility

                  The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by the liquidation or the need for further financial reorganization of a debtor. For purposes of determining whether the Plan meets this requirement, Fine Host has analyzed its ability to meet its obligations under the Plan and has prepared projections for Reorganized Fine Host (the
"Projections") for the each of the four fiscal years in the period ending December 31, 2002. The Projections, and the significant assumptions on which they are based, are annexed hereto as Exhibit "E". Based upon such Projections, Fine Host believes it will have sufficient assets to satisfy its obligations under the Plan and that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization.

                  The Projections include:

                           (1)      Significant Assumptions;
                           (2) Projected Pro Forma Consolidated  Balance Sheets;
                           (3) Projected Pro Forma Consolidated Statements of Operations; (4) Projected Pro Forma Consolidated Statements of Cash Flows; and (5) Projected Pro Forma Capitalization.

                  The Projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date of the Plan will take place no later than April 30, 1999.

4.       "Best Interests" Test

                  With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each such holder either (a) accepts the Plan or (b) receives or retains under the Plan property of a value, as of the Effective Date of the Plan, that is not less than the value such holder would receive or retain if Fine Host was liquidated under Chapter 7 of the Bankruptcy Code.

                  This analysis requires the Bankruptcy Court to determine what the holders of Allowed Claims and Allowed Equity Interests in each impaired class would receive from the liquidation of Fine Host's assets and properties in the context of a Chapter 7 liquidation case. The cash amount which would be available for the satisfaction of Unsecured Claims and Equity Interests of Fine Host would consist of the proceeds resulting from the disposition of the unencumbered assets of Fine Host, augmented by the unencumbered cash held by Fine Host at the time of the commencement of the liquidation case. Such cash amount would be reduced by the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of Fine Host's business and the use of Chapter 7 for the purposes of liquidation.

                  Fine Host's costs of liquidation under Chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those payable to attorneys and other professionals that such a trustee may engage, plus any unpaid expenses incurred by Fine Host during the Chapter 11 Case, such as compensation for attorneys, financial advisors, accountants and costs and expenses of members of any official committees that are allowed in the Chapter 7 case. In addition, claims would arise by reason of the breach or rejection of obligations incurred and executory contracts entered into or assumed by Fine Host during the pendency of the Chapter 11 Case.

                  The foregoing types of Claims and such other claims which may arise in the liquidation case or result from the pending Chapter 11 Case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

                  To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of Fine Host's assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the present value offered to such classes of Claims and Equity Interests under the Plan.

                  In applying the "best interests" test, it is possible that Claims and Equity Interests in the Chapter 7 case may not be classified according to the seniority of such Claims and Equity Interests. In the absence of a contrary determination by the Bankruptcy Court, all pre-Chapter 11 Unsecured Claims which have the same rights upon liquidation would be treated as one class for the purposes of determining the potential distribution of the liquidation proceeds resulting from the Chapter 7 case of Fine Host. The distributions from the liquidation proceeds would be calculated on a pro rata basis according to the amount of the Claim held by each creditor. Therefore, creditors who claim to be third-party beneficiaries of any contractual subordination provisions might have to seek to enforce such contractual subordination provisions in the Bankruptcy Court or otherwise. Fine Host believes that the most likely outcome of liquidation proceedings under Chapter 7 would be the application of the rule of absolute priority of distributions. Under that rule, no junior creditor receives any distribution until all senior creditors are paid in full with interest, and no stockholder receives any distribution until all creditors are paid in full with post-petition interest. Consequently, Fine Host believes that under Chapter 7, holders of Equity Interests would receive no distributions.

                  After consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 case, including: (a) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee; (b) the substantial erosion in value of assets in a Chapter 7 case in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail; (c) the adverse effects on the salability of business segments as a result of the departure of key employees, the loss of customers and suppliers; and (d) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, Fine Host believes that confirmation of the Plan will provide each holder of an Allowed Claim or Allowed Equity Interest with not less than the amount it would receive pursuant to liquidation of Fine Host under Chapter 7 of the Bankruptcy Code.

                  Fine Host also believes that the value of any distributions from the liquidation proceeds to each class of allowed claims in a Chapter 7 case would be less than the value of distributions under the Plan because such distributions in a Chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for at least a year or more after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation were necessary to resolve claims asserted in the Chapter 7 case, the delay could be prolonged.

                  The Debtor's Liquidation Analysis is attached hereto as Exhibit "D". The information set forth in Exhibit "D" provides a summary of the liquidation values of the Debtor's assets assuming a Chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtor's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by management of Fine Host with the assistance of BT Alex. Brown.

                  Underlying the Liquidation  Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of Fine Host and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if Fine Host was, in fact, to undergo such a liquidation. The Chapter 7 liquidation period is assumed to be a period of six to twelve months following the discontinuance of operations. This period would allow for the collection of receivables, selling of assets including service contracts, and the winding down of operations.

IX.

                                                    PROJECTIONS

A.       Introduction

1.       Purpose of the Projections

                  As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of Fine Host. See Section VIII above, Confirmation of the Plan -- Requirements for Confirmation of the Plan. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, Fine Host's management has analyzed the ability of Fine Host to meet its obligations under the Plan. In this regard, Fine Host developed business plans and Projections of earnings, cash flows and financial position for each of the four fiscal years in the period ending December 31, 2002. See Section VIII above, Confirmation of the Plan -- Requirements For Confirmation of the Plan -- Feasibility.

                  The Projections, annexed hereto as Exhibit "E", should be read in conjunction with the assumptions, qualifications, and the footnotes to tables containing the Projections set forth therein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in the Annual Report on Form 10-K and the Quarterly Report on Form 10-Q annexed hereto as Exhibits "F" and "G", respectively, the full texts of which are incorporated herein by reference, and the Selected Financial Data appearing in Article X below, Financial Information. The Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice.

                  THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FINE HOST'S INDEPENDENT ACCOUNTANTS, PRICEWATERHOUSECOOPERS LLP, HAVE NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAVE NOT EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

                  FINE HOST DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS BUSINESS PLANS AND STRATEGIES OR PROJECTIONS OF ITS ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, FINE HOST DOES NOT INTEND, AND DISCLAIMS ANY OBLIGATION TO, (A) FURNISH UPDATED BUSINESS PLANS OR PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF REORGANIZED FINE HOST COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS WHICH MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

                  THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED BY FINE HOST'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH
NUMERICAL SPECIFICITY, NECESSARILY ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE PARTIES' CONTROL. FINE HOST CAUTIONS THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE ABILITY OF REORGANIZED FINE HOST TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE, AND EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED, OR MAY BE UNANTICIPATED AND THUS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

X.

                                               FINANCIAL INFORMATION

A.       General

                  The audited consolidated balance sheets for the fiscal years ended December 25, 1996 and December 31, 1997 and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the three years ended December 31, 1997, December 25, 1996, and December 27, 1995 (unaudited), of Fine Host and its subsidiaries are contained in the Annual Report on Form 10-K, a copy of which is annexed hereto as Exhibit "F", and the full text of which is incorporated herein by reference. In addition, the unaudited consolidated balance sheets for the fiscal quarter ended September 30, 1998, and the related consolidated statements of operations and cash flows for the fiscal quarter ended September 30, 1998 of Fine Host and its subsidiaries are contained in the Quarterly Report on Form 10-Q, a copy of which is annexed hereto as Exhibit "G", and the full text of which is incorporated herein by reference. The aforementioned financial information is provided to permit the holders of Claims and Equity Interests to better understand Fine Host's historical business performance.

B.       Selected Financial Data

                  Reference is made to "Item 6. Selected Financial Data" set forth in the Annual Report on Form 10-K and "Part I. Financial Statements" set forth in the Quarterly Report on Form 10-Q, which are annexed hereto as Exhibits "E" and "F", respectively, and the full texts of which are incorporated herein by reference.

C. Management's Discussion and Analysis of Financial Condition and Results of Operations

                  For a detailed discussion by management of Fine Host's financial condition, most recent results of operations, liquidity and capital resources, reference is made to "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are annexed hereto as Exhibits "F" and "G", and the full texts of which are incorporated herein by reference.

XI.

                                               REORGANIZATION VALUE

                  Fine Host has been advised by BT Alex. Brown, its financial advisor, with respect to the reorganization value of Reorganized Fine Host on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization values of Reorganized Fine Host, after distributions of cash pursuant to the Plan, was assumed to be approximately $95 million to $130 million (with a midpoint value of $112.5 million) as of an assumed Effective Date of April 30, 1999.

                  THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF APRIL 30, 1999, REFLECTS WORK PERFORMED BY BT ALEX. BROWN ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF FINE HOST AVAILABLE TO BT ALEX. BROWN AS OF JANUARY 9, 1999. NEITHER BT ALEX. BROWN NOR FINE HOST HAS UPDATED THE ESTIMATED RANGE OF THE REORGANIZATION VALUE TO REFLECT INFORMATION AVAILABLE TO FINE HOST OR BT ALEX. BROWN SUBSEQUENT TO JANUARY 9, 1999. HOWEVER, BT ALEX. BROWN SUBSEQUENTLY REVIEWED THE RANGE OF THE REORGANIZATION VALUE BASED ON ADDITIONAL INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF FINE HOST AVAILABLE TO BT ALEX. BROWN AS OF FEBRUARY 15, 1999, AND DETERMINED THAT THE RANGE OF REORGANIZATION VALUE MAY IN FACT BE AT OR BELOW THE MID-POINT VALUE OF THE RANGE.

                  Based upon the assumed range of the reorganization value of Reorganized Fine Host of between $95.0 million and $130.0 million and an assumed total debt (including capital lease obligations) of approximately $5.5 million, Fine Host has employed an imputed estimate of the range of equity value for Reorganized Fine Host of between $89.5 million and $124.5 million, with a midpoint value of $107.0 million. Assuming a distribution of 10,000,000 shares of Reorganized Fine Host Common Stock pursuant to the Plan, the imputed estimate of the range of equity value on a per share basis for Reorganized Fine Host is between $8.95 and $12.45 per share, with a midpoint value of $10.70 per share.

                  For purposes of determining reorganization value, BT Alex. Brown assumed that the impact on the equity value of Reorganized Fine Host from the issuance of the New Warrants and the Management Options would be minimal. This assumption is based on among other reasons, the fact that there is minimal economic dilution given (i) the $13.19 exercise price of the New Warrants is higher than the midpoint value of $10.70 per share, and (ii) the strike price of 75% of the Management Options is higher than the midpoint value of $10.70 per share (the remaining 25% of the Management Options have a $10.00 strike price).

                  The foregoing estimates of the reorganization value of Reorganized Fine Host are based on a number of assumptions, including a successful reorganization of Fine Host's business and finances in a timely manner, the implementation of the Reorganized Fine Host's business plan, the achievement of the forecasts reflected in the Projections, market conditions as of February 15, 1999, continuing through the assumed Effective Date of April 30, 1999, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

                  IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE OF REORGANIZED FINE HOST, BT ALEX. BROWN: (I) REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF FINE HOST FOR RECENT YEARS AND INTERIM PERIODS; (II) REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF FINE HOST INCLUDING FINANCIAL PROJECTIONS, PREPARED AND PROVIDED BY MANAGEMENT RELATING TO ITS BUSINESS AND ITS PROSPECTS; (III) MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF FINE HOST TO DISCUSS FINE HOST'S OPERATIONS AND FUTURE PROSPECTS; (IV) REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUES OF PUBLIC COMPANIES WHICH BT ALEX. BROWN DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF FINE HOST; (V) CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND (VI) REVIEWED CERTAIN ANALYSES PREPARED BY OTHER FIRMS RETAINED BY FINE HOST AND CONDUCTED SUCH OTHER STUDIES, ANALYSES INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE. ALTHOUGH BT ALEX. BROWN CONDUCTED A REVIEW AND ANALYSIS OF FINE HOST'S BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED FINE HOST'S BUSINESS PLANS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL (I) FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY FINE HOST AND BY OTHER FIRMS RETAINED BY FINE HOST, AND (II) PUBLICLY AVAILABLE INFORMATION, INCLUDING TO THE EXTENT RELEVANT PRECEDENT TRANSACTIONS. SEE EXHIBIT "H" HERETO FOR A DISCUSSION OF PRECEDENT TRANSACTIONS AND THE APPROPRIATE WEIGHT ACCORDED SUCH TRANSACTIONS. IN ADDITION, BT ALEX. BROWN DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF FINE HOST WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

                  ESTIMATES OF THE REORGANIZATION VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

                  IN THE CASE OF REORGANIZED FINE HOST, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY BT ALEX. BROWN REPRESENT THE HYPOTHETICAL REORGANIZATION ENTERPRISE VALUE OF REORGANIZED FINE HOST. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF A PLAN OF REORGANIZATION AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED FINE HOST THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

                  THE VALUE OF AN  OPERATING  BUSINESS  IS SUBJECT  TO  NUMEROUS
UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT, AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED FINE HOST SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER FINE HOST, BT ALEX. BROWN, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY-ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

                  THE ESTIMATES OF THE REORGANIZATION VALUE DETERMINED BY BT ALEX. BROWN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN THE PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED FINE HOST ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE
POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED FINE HOST ASSOCIATED WITH BT ALEX. BROWN'S VALUATION ANALYSIS.

                  Reorganized Fine Host may, in its discretion, seek to list Reorganized Fine Host Common Stock for trading. There can be no assurance, however, that the stock will be so listed and, if so listed, that an active trading market would develop.

XII.

                                   ALTERNATIVES TO CONFIRMATION AND CONSUMMATION
                                                    OF THE PLAN

                  Fine Host has evaluated several alternatives to the Plan, including the liquidation of Fine Host. After studying these alternatives, Fine Host has concluded that the Plan is the best alternative and will maximize recoveries by parties in interest, assuming confirmation of the Plan. The following discussion provides a summary of Fine Host's analysis leading to its conclusion that a liquidation or alternative plan of reorganization would not provide the highest value to parties in interest.

A.       Liquidation Under Chapter 7

                  If no plan of reorganization can be confirmed, Fine Host's Chapter 11 Case may be converted to a case under Chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of Fine Host for distribution to its creditors in accordance with the priorities established by the Bankruptcy Code. A discussion of the effect that a Chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Allowed Equity Interests is set forth in Section VIII.B.4., Confirmation of the Plan - Requirements for Confirmation of the Plan - Best Interests Test. Fine Host believes that liquidation under Chapter 7 would result in (1) smaller distributions being made to creditors than those provided for in the Plan, (2) no distributions being made to holders of Equity Interests, and (3) the failure to realize the greater going concern value of the Debtor's assets.

B.       Alternative Plan of Reorganization

                  If the Plan is not confirmed, Fine Host or any other party in interest could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of Fine Host's business or an orderly liquidation of its assets. Fine Host believes that the Plan, as described herein, enables holders of Claims and Equity Interests to realize the greatest recovery under the circumstances. In a liquidation under Chapter 11, Fine Host's assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7, probably resulting in somewhat greater recoveries then under Chapter 7. Further, if a trustee were not appointed, because one is not required in a Chapter 11 case, the expenses for professional fees would most likely be lower than in a Chapter 7 case. Although preferable to a Chapter 7 liquidation, Fine Host believes that a liquidation under Chapter 11 is a much less attractive alternative to holders of Claims and Equity Interests than the Plan because the return to holders of Claims and Equity Interests provided for in the Plan is likely to be greater than the returns under a Chapter 11 liquidation.

XIII.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

                  The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to the Debtor and certain holders of Claims and Equity Interests. The following summary does not address the federal income tax consequences to holders of claims that are entitled to payment in full under the Plan (e.g., holders of Allowed General Unsecured Claims, holders of Allowed Priority Tax Claims) and to holders of Allowed Secured Claims).

                  The following summary is based on the IRC, Treasury regulations promulgated and proposed thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

                  The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. The Debtor has not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR EQUITY INTEREST. ALL HOLDERS OF CLAIMS OR EQUITY INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN OF REORGANIZATION.

A.       Consequences to the Debtor

                  The Debtor reported a consolidated net operating loss ("NOL") carryforward for federal income tax purposes of approximately $28.8 million as of the end of its taxable year ended December 31, 1997, and expects to report a further loss for its taxable year ended December 31, 1998. Additional NOLs may be recognized prior to the Effective Date. The amount of such NOL carryforwards and other losses remain subject to adjustment by the IRS. Moreover, as discussed below, such NOL carryforwards (and possibly certain other tax attributes of the Debtor) may be reduced or subject to limitation upon the implementation of the Plan.

1.       Cancellation of Debt

                  In general, the IRC provides that a debtor in a bankruptcy case must reduce certain of its tax attributes -- such as its NOL carryforwards and current year NOLs, tax credits, and tax basis in assets -- by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in exchange therefor. Any reduction in tax attributes generally occurs on a separate company basis, even though the Debtor files a consolidated federal income tax return. As a result of the satisfaction and discharge of Claims pursuant to the Plan (in particular the Subordinated Note Claims), the Debtor will suffer COD and attribute reduction, except to the extent that one or more statutory exceptions to COD and attribute reduction apply (such as where the payment of the Claim would have given rise to a tax deduction). The extent of such COD and resulting attribute reduction will depend primarily on the amount of cash and the fair market value of the Reorganized Fine Host Common Stock distributed in satisfaction of the
Subordinated Note Claims. Based on the midpoint of the range of estimated imputed equity values for the Reorganized Fine Host Common Stock (see Section V, Reorganization Value, above) and approximately $45 million of Creditor Cash, the Debtor anticipates that it will incur approximately $24 million of COD and resulting attribute reduction for federal income tax purposes.

2.       Limitations on NOL Carryforwards
                  and Other Tax Attributes

                  Following the implementation of the Plan, any consolidated NOLs (and carryforwards thereof) and certain other tax attributes of the Debtor allocable to periods prior to the Effective Date will be subject to the limitations imposed by Section 382 of the IRC.

                  Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of Reorganized Fine Host Common Stock pursuant to the Plan will constitute an ownership change of the Debtor.

                  The amount of the annual limitation to which the Debtor would be subject generally should be equal to the product of (i) the lesser of the value of the equity of Reorganized Fine Host immediately after the ownership change or the value of the Debtor's consolidated gross assets immediately before such change (with certain adjustments) and (ii) the "long-term tax exempt rate" in effect for the month in which the ownership change occurs (4.70% for ownership changes occurring in February 1999). However, if the Debtor does not continue its historic business or use a significant portion of its business assets in a new business for two years after the ownership change, the annual limitation would be zero.

                  As stated above, Section 382 also can operate to limit built-in losses recognized subsequent to the date of the ownership change. If a loss corporation has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and all items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as a pre-change loss and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a net unrealized built-in gain at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. It is not known whether the Debtor will be in a net unrealized built-in gain or a net unrealized built-in loss position on the Effective Date.

                  Although an exception to the foregoing annual limitation rules generally applies where so-called "old and cold" creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor, due to the significant accumulations of Subordinated Note Claims the Debtor does not anticipate that it will qualify for this exception.

3.       Alternative Minimum Tax

                  In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of a corporation's taxable income for AMT purposes may be offset by available NOL carryforwards (as recomputed for AMT purposes).

                  In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 of the IRC and is in a net unrealized built-in loss position (as determined for AMT purposes) on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date.

                  Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

4.       Transfer of Litigation Trust Claims

                  Pursuant to the Plan, the Litigation Trust Claims will be treated as transferred to the holders of Claims and Equity Interests in Classes 5 and 6 (and then, on their behalf, to the Litigation Trust). It is possible that the transfer of the Litigation Trust Claims will result in the recognition of income by the Debtor based on the value of such Claims on the Effective Date. Nevertheless, due to available NOL carryforwards, the Debtor does not anticipate that a significant tax liability (if any) will be incurred as a result of such transfer.

B.       Consequences to Certain Holders of Claims and Equity Interests

1.       Subordinated Note Claims

                  Pursuant  to the Plan,  holders of Allowed  Subordinated  Note
Claims will receive, in satisfaction of their Claims, Creditor Cash and Reorganized Fine Host Common Stock. Although certain holders of Subordinated Note Claims may also hold Debenture Rescission Claims, the following discussion does not take into account any amounts that such holder may receive in respect of its Debenture Rescission Claims. Holders of Subordinated Notes who are also holders of Debenture Rescission Claims are urged to consult their tax advisors concerning the consequences of the Plan to them.

                  The federal income tax consequences of the Plan to a holder of an Allowed Subordinated Note Claim depends, in part, on whether such note constitutes "securities" for federal income tax purposes. The term "security" is not defined in the IRC or in the Treasury regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends upon an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of 10 years or more constitute securities. Each holder of a Subordinated Note Claim is urged to consult its tax advisor regarding the status of such notes.

(a)      Subordinated Notes Do Not Constitute "Securities"

                  In general, if the Subordinated Notes do not constitute "securities" for federal income tax purposes, each holder will recognize gain or loss in an amount equal to the difference between (i) the "amount realized" by the holder in satisfaction of its Allowed Subordinated Note Claims (other than any Claim for accrued interest) and (ii) the holder's adjusted tax basis in its Subordinated Note Claims (other than any Claim for accrued but unpaid interest). See "Distributions in Discharge of Accrued Interest", below. The amount realized by a holder will equal the sum of the fair market value of any Reorganized Fine Host Common Stock and the amount of any Creditor Cash received by such holder.

                  Where gain or loss is recognized by a holder of a Subordinated Note Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Subordinated Note constitutes a capital asset in the hands of the holder and how long it has been held, whether the Subordinated Note was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction.

                  A holder's aggregate tax basis in any Reorganized Fine Host Common Stock received in satisfaction of Subordinated Note Claims that do not constitute "securities" for federal income tax purposes will equal the fair market value of such stock and the holding period for such stock generally will begin the day following the issuance of such stock.

(b)      Subordinated Notes Constitute "Securities"

                  If the Subordinated Notes constitute "securities" for federal income tax purposes, the receipt of the Reorganized Fine Host Common Stock and Creditor Cash in satisfaction of the Subordinated Note Claims will constitute a "recapitalization" for federal income tax purposes. Accordingly, no holder will generally be permitted to recognize a loss upon such exchange. However, a holder generally will be required to include in income any gain realized (computed as described in the preceding section), up to the amount of any Creditor Cash received by such holder (other than on account of any Claim for accrued but unpaid interest). See "Distributions in Discharge of Accrued Interest", below. The character of such gain as capital gain or ordinary income will depend on a number of factors as described in the preceding section.

                  A holder's aggregate tax basis in the Reorganized Fine Host Common Stock received in satisfaction of its Subordinated Note Claims will equal the holder's aggregate adjusted tax basis in its Subordinated Notes (including any Claim for accrued but unpaid interest), increased by any gain or interest income recognized in respect of its Subordinated Note Claims and decreased by the amount of cash received and any deduction claimed in respect of any unpaid previously accrued interest. In general, the holder's holding period for the Reorganized Fine Host Common Stock received will include the holder's holding period for the Subordinated Notes, except to the extent the Reorganized Fine Host Common Stock was issued in respect of a Claim for accrued but unpaid interest.

(c)      Distributions in Discharge of Accrued Interest

                  Pursuant to the Plan, all distributions in respect of the Subordinated Notes will be allocated first to the principal amount of the Subordinated Notes, with any excess allocated to unpaid accrued interest. However, there is no assurance that such allocation would be respected by the IRS for federal income tax purposes. In general, to the extent any amount received (whether stock, cash or other property) by a holder of a debt is received in satisfaction of accrued interest during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed was previously included in its gross income and is not paid in full. Each holder of a Subordinated Note is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for tax purposes.

(d)      Future Stock Gains

                  Any gain recognized by a holder upon a subsequent taxable disposition of Reorganized Fine Host Common Stock received pursuant to the Plan in satisfaction of its Subordinated Note Claims (or any stock or other property received for such common stock in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Subordinated Note Claims and any ordinary loss deduction incurred upon satisfaction of such Claims, less any income (other than interest income) recognized by the holder upon satisfaction of such Claims, and (ii) with respect to a cash-basis holder, also any amounts which would have been included in its gross income if the holder's Subordinated Note Claims had been satisfied in full but which was not included by reason of the cash method of accounting.

                  In addition, the Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan and if the Subordinated Notes constitute "securities", any holder of a Subordinated Note which has accrued market discount would carry over such accrued market discount to the Reorganized Fine Host Common Stock received pursuant to the Plan, such that any gain recognized by the holder upon a subsequent disposition of such Reorganized Fine Host Common Stock also would be treated as ordinary income to the extent of any accrued market discount not previously included in income. In general, a Subordinated Note will have accrued "market discount" if such note was acquired after its original issuance at a discount to its adjusted issue price.

2.       Equity Interests

                  Pursuant to the Plan, holders of Allowed Equity Interests will receive, in cancellation of their interests, Litigation Trust Interests, Reorganized Fine Host Common Stock and New Warrants (unless the Plan is not accepted by Class 3 or Class 5, in which event no distributions of any kind shall be made to such holders). The Reorganized Fine Host Common Stock and the New Warrants will not be distributed until the Final Distribution Date. Such holders may be treated as receiving additional distributions of Litigation Trust Interests as Disputed Claims and Disputed Equity Interests in Classes 5 and 6 are resolved.

                  In general, no holder of an Allowed Equity Interest will be permitted to recognize any loss in respect of its Equity Interest. However, a holder generally will be required to include in income any gain realized (computed as described below) to the extent of the fair market value of its interest in the Litigation Trust Claims (other than any amount treated as imputed interest as a result of the subsequent receipt of additional interests in the Litigation Trust Claims upon the disallowance of any Disputed Claims or Disputed Equity Interests). In addition, because the Reorganized Fine Host Common Stock and New Warrants are not distributed until delayed until the Final Distribution Date, the original issue discount and imputed interest provisions of the IRC may apply to treat a portion of such distribution as imputed interest for federal income tax purposes. Such imputed interest may accrue over time using the constant interest method and holders of Equity Interests may be forced to include such imputed interest in income as it accrues.

                  A holder will realize gain in an amount equal to the excess, if any, of (i) the "amount realized" by the holder in cancellation of its Equity Interests over (ii) the holder's adjusted tax basis in its Equity Interests. The amount realized by a holder will equal the aggregate fair market value of the holder's interest in the Litigation Trust Claims and the Reorganized Fine Host Common Stock and New Warrants received by such holder (other than any such amounts characterized as imputed interest for federal income tax purposes). The character of any gain recognized as capital gain or ordinary (dividend) income will be determined as described below.

                  In accordance with the Plan, all parties are required to treat the transfer of Litigation Trust Claims to the Litigation Trust for all federal income tax purposes as a direct transfer to the holders of Claims and Equity Interests in Classes 5 and 6, followed by a transfer by such holders to the Litigation Trust in exchange for Litigation Trust Interests. In addition, for all federal income tax purposes, the holders are required to use as the value of such Litigation Trust Claims at the time of transfer the value determined by the Board of Directors of Reorganized Fine Host. Holders will be apprised, in writing, of such valuation. See "Tax Treatment of the Litigation Trust," below.

                  A holder's aggregate tax basis in the Reorganized Fine Host Common Stock and New Warrants received in cancellation of its Equity Interests will equal the holder's aggregate adjusted tax basis in its Equity Interests, increased by any gain or imputed interest income recognized in respect of its Equity Interests and decreased by the amount of boot received. Such aggregate adjusted tax basis will be allocated between the Reorganized Fine Host Common Stock and the New Warrants based on their relative fair market values. In general, the holder's holding period for the Reorganized Fine Host Common Stock and New Warrants received will include the holder's holding period for the Equity Interests, except to the extent the receipt of the Reorganized Fine Host Common Stock and New Warrants was required to be characterized as imputed interest.

                  For a discussion of the consequences of the ownership and disposition of the New Warrants that such holders will receive, see "Ownership and Disposition of New Warrants," below.

(a)      Potential Dividend Characterization

                  In general, any gain recognized by holders of Equity Interests shall be treated as dividend income to the extent of the Debtor's current or accumulated earnings and profits (if any), but as to each holder, only if the distributions received by such holder in respect of its Equity Interests are not
(i) "substantially disproportionate" with respect to the shareholder within the meaning of section 302(b)(2) of the IRC, or (ii) are "essentially equivalent to a dividend" with respect to the shareholder within the meaning of section 302(b)(1) of the IRC. In determining whether either of these tests have been met, the shareholder must take into account not only stock it actually owns (including any stock acquired pursuant to the Plan), but also stock constructively owned within the meaning of section 318 of the IRC. Under section 318(a)(4), if a person has an option to acquire stock, such stock shall be considered as owned by such person. Warrants are treated as options for this purpose. Also, any other purchases or sales of Reorganized Fine Host Common Stock or New Warrants by a holder may, under certain circumstances, be taken into account in determining the holder's post-distribution ownership.

                  A  distribution  to a  shareholder  will  not be  "essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholders' interest in the Debtor. If, as a result of the distribution, a shareholder of the Debtor whose relative stock interest in the Debtor is minimal and who exercises no control over corporate affairs suffers a reduction in his proportionate interest in the Debtor, that shareholder should be regarded as having suffered a meaningful reduction in his interest in the Debtor. Accordingly, the debtor anticipates that distributions to most holders of Equity Interests will not be "essentially equivalent to a dividend."

                  Dividends received by corporate shareholders will be eligible for the 70% dividends-received deduction, subject to certain holding period and debt financing limitations under the IRC. Furthermore, section 1059 of the IRC requires a corporate shareholder to reduce its basis (but not below zero) in any New Common Stock owned immediately after the exchange (ignoring any stock constructively owned) by the "nontaxed portion" of any "extraordinary dividend" if the holder has not held its stock for more than two years as of the date the amount or payment of such dividend is announced, declared or agreed to. Generally, the nontaxed portion of an extraordinary dividend is the amount of the dividends-received deduction. The extent (if any) by which the nontaxed portion of an extraordinary dividend exceeds the holders' tax basis in its stock is treated as current gain from the sale or exchange of such stock. Also, in the case of any amounts which would not have been treated (in whole or in part) as a dividend if any options had not been taken into account under section 318(a)(4), such amounts will be treated as an extraordinary dividend without regard to the period the taxpayer held such stock.

                  Due to the highly factual nature of the section 302 tests, holders of Equity Interests should consult their tax advisors as to the tax consequences of the Plan to them.

(b)      Capital Gain Treatment

                  In general, if any gain recognized is not treated as dividend income, such gain will be considered gain from the sale or exchange of the holder's Equity Interests. The character of such gain as long-term or short-term capital gain or as ordinary income will be determined by a number of factors, including the tax status of the holder, whether the Equity Interests constitute a capital asset in the hands of the holder, and whether the Equity Interests have been held for more than one year at the Effective Date.

3.       Debenture Rescission Claims and Statutorily Subordinated Claims

                  Pursuant to the Plan, holders of Allowed Debenture Rescission Claims and Allowed Statutorily Subordinated Claims will receive, in satisfaction of their claims, Litigation Trust Interests, Reorganized Fine Host Common Stock and New Warrants (unless the Plan is not accepted by Class 3, or, in the case of holders of Statutorily Subordinated Claims, by Class 3 or Class 5, in which event no distributions of any kind shall be made to such holders). The Reorganized Fine Host Common Stock and the New Warrants will not be distributed until the Final Distribution Date. Such holders may receive additional distributions of Litigation Trust Interests as the Disputed Claims in Classes 5 and 6 are resolved.

                  The federal income tax consequences of the Plan to holders of Debenture Rescission Claims and Statutorily Subordinated Claims are uncertain, particularly as to whether the receipt of all or part of the distributions would be treated as a tax-free exchange, and the timing, amount and character of any loss incurred or gain realized with respect to its Claim. Because the Reorganized Fine Host Common Stock and New Warrants is not distributed until the Final Distribution Date, the original issue discount and imputed interest provisions of the IRC may apply to treat a portion of such distribution as imputed interest for federal income tax purposes. Such imputed interest may accrue over time using the constant interest method and holders of Equity
Interests may be forced to include such imputed interest in income as it accrues.

                  In the case of the Litigation Trust Interests to be received, the Plan provides that all parties are required to treat the transfer of Litigation Trust Claims to the Litigation Trust for all federal income tax purposes as a transfer to the holders of Claims and Equity Interests in Classes 5 and 6, followed by a transfer by such holders, to the Litigation Trust in exchange for Litigation Trust Interests. In addition, for all federal income tax purposes, the holders are required to use as the value of such Litigation Trust Claims at the time of transfer the value determined by the Board of Directors of Reorganized Fine Host. Holders will be apprised, in writing, of such valuation. However, the tax treatment of the Litigation Trust, and the tax implications to holders of Allowed Debenture Rescission Claims, may differ in the event that such class rejects the Plan and are entitled to receive one hundred percent (100%) of the Litigation Trust Interests. See "Tax Treatment of the Litigation Trust," below.

                  For a discussion of the consequences of the ownership and disposition of the New Warrants that such holders will receive, see "Ownership and Disposition of New Warrants," below. In the case of holders of Debenture Rescission Claims, see also "Subordinated Note Claims -- Future Stock Gains," above.

                  Holders of Debenture Rescission Claims are urged to consult their tax advisor regarding the tax implications of the Plan to them, including the tax treatment of the Litigation Trust.

4.       Ownership and Disposition of the New Warrants

                  A holder of a New Warrant will not recognize gain or loss upon the exercise of the New Warrant. The holder's tax basis in the Reorganized Fine Host Common Stock received upon exercise of a New Warrant would be equal to the sum of the holder's tax basis in the New Warrant and the exercise price. The holding period of the Reorganized Fine Host Common Stock received upon exercise of a New Warrant would commence on the date of the exercise of such New Warrant. Upon the lapse or disposition of the New Warrant, the holder generally should recognize gain or loss equal to the difference between the amount received (nothing in the case of a lapse) and its tax basis in the warrant. In general, such gain or loss should be a capital gain or loss, long-term or short-term depending on whether the requisite holding period was satisfied.

5.       Tax Treatment of the Litigation Trust

                  Upon the Effective Date, the Litigation Trust shall be established for the benefit of all holders of Allowed Claims and Equity interests in Classes 5 and 6 (including any such Claim or Equity Interest allowed after the Effective Date). Pursuant to the Plan, and in partial satisfaction of Claims and Equity Interests in Classes 5 and 6, all Litigation Trust Claims will be transferred to such holders of Claims and Equity Interests (to be held by the debtor on their behalf), and immediately thereafter, transferred on their behalf to the Litigation Trust in exchange for Litigation Trust Interests.

(a)      Classification of Litigation Trust

                  Except as otherwise discussed below (see "-- Tax Treatment In the Event of No Distribution to Class 6," below), the Litigation Trust is intended to qualify as a liquidating trust for federal income tax purposes. In general, a liquidating trust is not a separate taxable entity but rather is treated for federal income tax purposes as a "grantor" trust (i.e., a pass-through entity). However, merely establishing a trust as a liquidating trust does not ensure that it will be treated as a grantor trust for federal income tax purposes. The IRS, in Rev. Proc. 94-45, 1994-28 I.R.B. 124, set forth the general criteria for obtaining an IRS ruling as to the grantor trust status of a liquidating trust under a chapter 11 plan. The Litigation Trust has been structured with the intention of complying with such guidelines. Accordingly, except as otherwise discussed below, and absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary, the Plan provides that all parties (including the Debtor, the Litigation Trustee and the holders of Litigation Trust Interests) are required to treat, for federal income tax purposes, the Litigation Trust as a grantor trust of which the holders of Allowed Class 5 and 6 Claims and Equity Interests are the owners and grantors. The following discussion therefore assumes that the Litigation Trust would be so treated for federal income tax purposes except as otherwise indicated. See "-- Tax Treatment In the Event of No Distribution to Class 6," below. However, no ruling has been requested from the IRS concerning the tax status of the Litigation Trust as a grantor trust. Because of the uncertainty that exists in this area of the tax law, there can be no assurance as to the federal income tax classification of the Litigation Trust.

(b)      Tax Reporting

                  For all federal income tax purposes, all parties (including the Debtor, the Litigation Trustee and the holders of Litigation Trust Interests) must treat the transfer of the Litigation Trust Claims to the Litigation Trust, in accordance with the terms of the Plan, as a transfer of the such Claims directly to the holders of Allowed Class 5 and 6 Claims and Equity Interests followed by the transfer of such Litigation Trust Claims by such holders to the Litigation Trust. Consistent with the treatment of the Litigation Trust as a grantor trust of which such holders are the owners and grantors, each such holder shall be treated as the direct owners of an undivided interest in the assets of the Litigation Trust for all federal income tax purposes (which assets will have a tax basis equal to their fair market value on the Effective Date, as determined in accordance with the Plan). Accordingly, each holder of a Litigation Trust Interest will be required to report on its federal income tax return(s) its allocable share of any income, gain, loss, deduction or credit recognized or incurred by the Litigation Trust. See "Allocation of Taxable Income and Loss" and "Escrow on Account of Disputed Claims and Disputed Equity Interests," below. The character of items of income, deduction and credit to any holder and the ability of such holder to benefit from any deduction or losses may depend on the particular situation of such holder.

                  The federal income tax reporting obligation of a holder of a Litigation Trust Interest is not dependent upon the Litigation Trust distributing any cash or other proceeds. Therefore, a holder of a Litigation Trust Interest may incur a federal income tax liability regardless of the fact that the Litigation Trust has not made, or will not make, any concurrent or subsequent distributions to the holder. If a holder incurs a federal tax liability but does not receive distributions commensurate with the taxable income allocated to it, the holder may be entitled to a subsequent or offsetting loss.

                  As soon as possible after the Effective Date, but in no event later than thirty (30) days thereafter, the Board of Directors of Reorganized Fine Host will inform, in writing, the Litigation Trustee of the value of the assets transferred to the Litigation Trust, and the Litigation Trustee will apprise, in writing, the holders of Litigation Trust Interests of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Litigation Trustee and the holders of Litigation Trust Interests) for all federal income tax purposes.

                  The Litigation Trustee will file with the IRS returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a). The Litigation Trustee will also send to each holder of a Litigation Trust Interest a separate statement setting forth the holder's share of items of income, gain, loss, deduction or credit and will instruct the holder to report such items on its federal income tax return. The Litigation Trustee shall also file all appropriate tax returns with respect to the escrow maintained on account of Disputed Claims and Disputed Equity Interests, and supply to the recipients of any distributions from the escrow any information required under applicable law.

(c)      Allocation of Taxable Income and Loss

                  The Plan provides that allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein or in the Plan) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the holders of Litigation Trust Interests (treating any holder of a Disputed Claim or a Disputed Equity Interest, for this purpose, as a current holder entitled to distributions), taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in escrow pending the resolution of Disputed Claims and Equity Interests). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Litigation Trust assets. The tax book value of the Litigation Trust assets for this purpose shall equal their fair market value on the Effective Date or, if later, the date such assets were acquired by the Trust, adjusted in either case in accordance with tax accounting principles prescribed by the IRC, the regulations and other applicable administrative and judicial authorities and pronouncements.

(d)      Escrow on Account of Disputed Claims and Disputed Equity Interests

                  Pursuant to the Plan, any distributable amounts retained by the Litigation Trustee pending resolution of Disputed Claims and Disputed Equity Interests shall be set aside in an escrow on account of Disputed Claims and Disputed Equity Interests.

                  Under section 468B(g) of the IRC, amounts earned by an escrow account, settlement fund or similar fund must be subject to current tax. Although certain Treasury Regulations have been issued under this section, no Treasury Regulations have as yet been promulgated to address the tax treatment of accounts in a bankruptcy setting. Thus, depending on the facts, such accounts possibly could be treated as a separately taxable trust, as a grantor trust treated as owned by the holders of Disputed Claims or Disputed equity Interests or by the Debtor, or otherwise. On February 1, 1999, the IRS issued proposed Treasury Regulations that would establish, if finalized in their current form, the tax treatment of escrows of the type here involved that are established after the date such Treasury Regulations become final. In general, such Treasury Regulations would tax such an escrow (the assets of which include an interest in non-passive assets, including litigation causes of action) similar to a corporation. As to previously established escrows, such Treasury Regulations would provide that the IRS would not challenge any reasonably, consistently applied method of taxation for income earned by the escrow, and any reasonable, consistently applied method for reporting such income.

                  Absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), and except as otherwise discussed below (see "-- Tax Treatment In the Event of No Distribution to Class 6," below), the Litigation Trustee shall:

(i) treat the escrow as a discreet trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim or Disputed Equity Interest, in accordance with the trust provisions of the IRC (Sections 641 et seq.),

(ii) treat as taxable income or loss of the escrow with respect to any given taxable year the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of such Disputed Claims and Disputed Equity Interests had such Claims and Equity Interests been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims or Equity Interests are unresolved),

(iii) treat as a distribution from the escrow any increased amounts distributed by the Litigation Trust as a result of any Disputed Claims or Disputed Equity Interests resolved earlier in the taxable year, to the extent such distribution relates to taxable income or loss of the escrow determined in accordance with the provisions hereof, and

(iv) to the extent permitted by applicable law, report consistently for state and local income tax purposes.

In addition, pursuant to the Plan, all holders of Claims are required to report consistently with such treatment. Accordingly, subject to issuance of definitive guidance and except as discussed in the next section, the Litigation Trustee will report on the basis that any amounts earned by the escrow and any taxable income of the Litigation Trust allocable to the escrow are subject to a separate entity level tax, except to the extent such earnings are distributed during the same taxable year. In such event, any amounts earned by the escrow, and any taxable income of the Litigation Trust allocated to the escrow, that is distributed to a holder during the same taxable year will be includible in such holder's gross income.

                  Distributions from the escrow will be made (1) to holders of Disputed Claims or Equity Interests to the extent such Claims or Equity Interests are subsequently Allowed and (2) to holders of previously Allowed Claims and Allowed Equity Interests (whether such Claims or Equity Interests were Allowed on or after the Effective Date) to the extent any Disputed Claims or Disputed Equity Interests are disallowed. Accordingly, each holder of a Claim or Equity Interest in Class 5 or 6 is urged to consult its tax advisor regarding the potential tax treatment of such escrow and the resulting tax consequences to such holder.

(e)      Alternative Tax Reporting If No Distribution to Class 6

                  In the event that all Litigation Trust Interests are distributable to holders of Allowed Debenture Rescission Claims, the Litigation Trust (inclusive of the escrow to described in the preceding section with respect to Disputed Claims and Disputed Equity Interests) shall be treated as a "qualified settlement fund" within the meaning of Treasury Regulation Section 1.468B-1, absent definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee). Accordingly, the federal income tax treatment of the Litigation Trust would be governed by Treasury Regulation Section 1.468B-1 et seq. Qualified settlement funds are subject to a separate entity level tax.

                  If properly treated as a qualified settlement fund, the holders of Allowed Debenture Rescission Claims should not be considered for federal income tax purposes as having a taxable event on account of their interest in the Litigation Trust except to the extent they receive distributions from the Litigation Trust. Such distributions should be treated in such event as additional amounts received by the holders in respect of their Allowed Claims (other than to the extent required to be treated as imputed interest for federal income tax purposes).

                  In the event that the Litigation Trust is definitively determined by the IRS or a court of competent jurisdiction not to be a "qualified settlement fund", the earlier described treatment of the Litigation Trust as a liquidating trust for federal income tax purposes shall apply (unless similarly determined to be inapplicable) and the Litigation Trustee shall so notify in writing all relevant parties (including, without limitation, Reorganized Fine Host and all holders of Allowed Rescission Claims).

6.       Withholding

                  All distributions to holders of Subordinated Notes under the Plan are subject to any applicable withholding. Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

     THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN OF REORGANIZATION.
XIV.

                                           CONCLUSION AND RECOMMENDATION

                  Fine Host believes that the Plan is in the best interests of all Creditors and holders of Equity Interest and urges the holders of impaired Claims in Classes 3 and 5 to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be actually received on or before 5:00 p.m., New York City Time, on May 7, 1999.

Dated:        Greenwich, Connecticut
              March 17, 1999
                                                     Respectfully submitted,

                                                     FINE HOST CORPORATION



                                            By:
                                            Name:       William D. Forrest
                                            Title:      President and Chief
                                                        Executive Officer

-----------------------------
Stephen Karotkin (SK  7357)                            Thomas L. Ambro (No. 677)
Brian S. Rosen (BR  0571)                              A Member of the Firm
Members of the Firm

WEIL, GOTSHAL & MANGES LLP                       RICHARDS, LAYTON & FINGER, P.A
767 Fifth Avenue                                 One Rodney Square
New York, New York  10153                        Wilmington, Delaware  19899
(212) 310-8000                                   (302) 658-6541

Attorneys for Debtor and Debtor in Possession           Attorneys for Debtor and
                                                            Debtor in Possession

     THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT. THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

                                          UNITED STATES BANKRUPTCY COURT
                                               DISTRICT OF DELAWARE

-----------------------------------------------------
                                                    x

In re                                               :        Chapter 11 Case No.
                                                                   99 - 20 (PJW)
                                                    :
FINE HOST CORPORATION,
                                                    :
                                Debtor.
                                                    x
-----------------------------------------------------










                 SECOND AMENDED DISCLOSURE STATEMENT FOR PLAN OF
                      REORGANIZATION FOR DEBTOR PURSUANT TO
                 CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE


















    WEIL, GOTSHAL & MANGES LLP                  RICHARDS, LAYTON & FINGER, P.A.
    767 Fifth Avenue                                          One Rodney Square
    New York, New York  10153                       Wilmington, Delaware  19899
    (212) 310-8000                                               (302) 658-6541

    Attorneys for Debtor and                           Attorneys for Debtor and
      Debtor in Possession                                 Debtor in Possession

                                       A-1
                                                     EXHIBIT A

                                              Plan of Reorganization

                                       B-1
                                                     EXHIBIT B

                                             Form of Disclosure Order

                                       C-1
                                                     EXHIBIT C

                                        Form of Litigation Trust Agreement

                                       D-1
                                                     EXHIBIT D

                                               Liquidation Analysis

                                       D-1
                                               FINE HOST CORPORATION
                                           Notes to Liquidation Analysis


     The Liquidation Analysis reflects Fine Host's estimate of the proceeds that would be realized if Fine Host were to be liquidated in accordance with Chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management and BT Alex. Brown, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of Fine Host and its management, and upon assumptions with respect to the liquidation decisions which could be subject to change. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF FINE HOST WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

         The Liquidation Analysis assumes a liquidation period of twelve months during which a two-phase approach to the liquidation would occur.

         Phase I would entail a six month period in which contracts, leases, inventory, property and equipment, and employees at all operating units would be transferred through sale or otherwise to other contract food service providers or liquidated and/or terminated as appropriate. Unit level operations would be expected to substantially cease in any event within a six month period. This time period would allow for an orderly transfer of food service operations and could be expected to minimize litigation from customers for breach of contract.

         Phase II would entail a six month wrap-up period following cessation of operations. Fine Host's remaining assets including receivables, property and equipment, and miscellaneous assets would be collected and/or liquidated. Certain corporate personnel, such as those in Financial, Treasury and Management Information System areas would be retained as necessary to support the completion of the liquidation process.

         The following notes describe the significant assumptions reflected in the Liquidation Analysis.

Note A - Book Values as of December 31, 1998

                  The book values used in this Liquidation Analysis are the book values as of December 31, 1998, and are assumed to be representative of Fine Host's assets and liabilities as of the Effective Date.


Note B - Cash and Cash Equivalents

                  The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. It is assumed that cash and cash equivalents of approximately $65 million held in corporate accounts would be 100% collectable. The remaining cash consisting of petty cash, interest funds, and vending machine funds is assumed to be between 50% and 75% collectable. The discount provides for likely shortages in the collection and deposit of these funds during the liquidation process.

Note C - Accounts Receivable

                  Trade accounts receivables have been discounted by approximately 50% and a small amount of other non-trade accounts receivable have been discounted by approximately 75% due to risks inherent in collectibility during a liquidation process.

Note D - Notes Receivable

                  Notes Receivable primarily represents funds loaned by Fine Host to clients in connection with the signing or renewing of contracts. These loans are often used by clients to fund construction and/or working capital needs. Approximately $19 million represents a note receivable from one significant customer of Fine Host.

Note E - Inventory

                  Inventory consist primarily of food, alcoholic and non-alcoholic beverages, supplies and other miscellaneous inventory. Such items generally have a short shelf life and are subject to spoilage and pilferage. The liquidation recovery as a percentage of cost was assumed to be the following: food (25%), alcoholic and non-alcoholic beverages (60%), and supplies and other miscellaneous (25%).

Note F - Prepaid Expenses, Deposits, Goodwill and Other Assets

                  Prepaid expenses, deposits, goodwill and other assets have been estimated to have no liquidation recovery value. The major items included in other assets are capitalized deferred financing costs, non-compete covenants, and capitalized organizational costs.

Note G - Contract Rights

                  Contract rights are comprised of two categories: advances, grants and related investments in primarily recreation and leisure service accounts, and value attributable to contracts acquired pursuant to Fine Host's acquisition of various businesses. Management believes that a portion of the advances, grants, and related investments are covered by buy-back protection language included in a number of the contracts in the event of early termination.

Note H - Fixed Assets, Net

                  Fixed  Assets  consist  primarily  of  furniture  &  fixtures,
vending  equipment,  office  equipment,   leasehold  improvements,   smallwares,
vehicles and software. A significant portion of these assets are located at various client locations across the country. It is assumed that customers, competitors (including successor food service providers), equipment brokers would be the principal buyers for such equipment at distressed liquidation values of between 10% and 20% of net book value. In many cases, the cost of removal and relocation would be prohibitive. No liquidation recovery has been assumed for leasehold improvements and software.

Note I - Other Items Available for Distribution

                  The Liquidation Analysis assumes available cash would be distributed to claimants at the end of Phase II. During the liquidation period, interest income would be generated on an average balance of cash and cash equivalents after liquidation expenses at a rate of 4% per annum.

Note J - Costs Associated with Liquidation

                  During Phase I, contracts, leases, inventory, property and equipment, and employees at all operating units would be transferred or liquidated through sale or during the initial six month period. Although the operations have generally been operated profitably at the unit contribution level (before corporate overhead), it is assumed that the uncertainty caused by the liquidation process would result in diminished unit profitability. Management estimates that unit operations would be expected to generate a loss of approximately $3.0 million during this six month period.

                  Corporate payroll and operating costs during liquidation are based upon the assumption that corporate functions would be required to oversee the Phase I liquidation process, but would be significantly toward the end of Phase I. Any remaining corporate functions would phase out over the Phase II wind-down.

                  Chapter 7 Trustee Fees include those fees associated with the appointment of a Chapter 7 trustee in accordance with Section 326 of the Bankruptcy Code. Trustee fees are estimated based on historical experience in other similar cases and are calculated at 3% of the total cash generated during the liquidation and 1% of the cash on-hand as of the commencement of the Chapter 7.

                  Chapter 7 Professional Fees include legal and accounting fees incurred during the twelve month liquidation period. Monthly professional fees are assumed to be $300,000 per month during the beginning of the Chapter 7 and decline to $100,000 per month by the end of the case.

Note K - Secured Creditor Claims

                  For purposes of the Liquidation Analysis,  management believes
that  the  only  significant   secured  claims  are  related  to  capital  lease
obligations.

Note L - Administrative and Priority Claims

                  For purposes of the Liquidation Analysis, management made several assumptions with respect to estimating Administrative Expense Claims and Priority Claims. Pursuant to Fine Host's First Day Orders approved by the Bankruptcy Court, pre-petition trade creditors and employees are being paid in the normal course of business. As of an assumed Effective Date of April 30, 1999, management believes that significantly all of the pre-petition trade claims and pre-petition accrued wages & benefits will have been paid in the normal course of business. As a result, significantly all of Fine Host's trade payables and accrued wages and benefits are assumed to represent Administrative Expense Claims of Fine Host as of April 30, 1999. Additionally, management estimates a limited amount of professional fees and Priority Tax Claims.

Note M - Pre-Petition Unsecured Claims

                  For purposes of the Liquidation Analysis, management has assumed that pre-petition unsecured claims will consist of Subordinated Note Claims, claims related to Acquisition Debt, and other accrued expense Claims.

                                       E-1
                                                     EXHIBIT E

                                          Projected Financial Information

                                                     EXHIBIT E

                                                    PROJECTIONS


1.       Summary of Significant Assumptions

         (a)      Effective Date and Plan Terms

                  The Projections assume an Effective Date of April 30, 1999, with Allowed Claims and Allowed Equity Interests treated in accordance with the treatment provided in the Plan with respect to such Allowed Claims and Allowed Equity Interests. The Projections consider the ongoing operations of Reorganized Fine Host and its proposed strategies for managing its operations. With respect to the expenses incurred as a result of the Chapter 11 Case, management has assumed that Fine Host will confirm a Chapter 11 Plan of Reorganization and emerge from bankruptcy by April 30, 1999. If Fine Host does not emerge from Chapter 11 by April 30, 1999, additional bankruptcy expenses will be incurred until such time as a Plan of reorganization is confirmed. These expenses could significantly impact Fine Host's results of operations and cash flows.

                  This projected financial information was prepared to show the estimated consolidated financial position, results of operations and cash flows, and capitalization of Reorganized Fine Host following January 1, 1999. The assumptions are based on the assumptions discussed below and should be read in conjunction with the Disclosure Statement, including Article VI, Certain Factors to be Considered. Additionally, all projections are based upon an evolutionary review of Fine Host's operations, including an analysis of infrastructure defects and acquisition integration difficulties. Furthermore, the projections take into account the loss of certain profitable contracts during the preceding calendar year and the discontinuance of certain unprofitable contracts.

                  The Projections included herein are:

1. Pro Forma Consolidated Balance Sheet of Reorganized Fine Host as of December 31, 1998, based on the unaudited estimated balance sheet as of December 31, 1998, updated to reflect the projected accounting effects of the Plan's consummation and of "fresh start" accounting as promulgated by the AICPA Statement of Position 90-7 entitled "Financial
                           Reporting by Entities in Reorganization Under the Bankruptcy Code" (SOP 90-7).

2. Projected Consolidated Balance Sheets of Reorganized Fine Host as of January 1, 1999; January 1, 2000; January 1, 2001; and January 1, 2002.

3.                         Projected    Consolidated    Income   Statements   of
                           Reorganized Fine Host for each of the four fiscal years in the period from January 1, 1999 to December 31, 2002.

4. Projected Consolidated Statements of Cash Flows of Reorganized Fine Host for each of the four fiscal years in the period from January 1, 1999 to December 31, 2002.

                  The projections have been prepared on the basis of generally accepted accounting principles consistent with those currently utilized by Fine Host in the preparation of its consolidated financial statements except as noted in the accompanying assumptions. The Projections should be read in conjunction with the significant assumptions, qualifications, and notes set forth below and with the audited annual consolidated financial statement for the fiscal year ended December 31, 1997 and the quarterly financial statements for the fiscal quarter ended September 30, 1998.

         (b)      Reorganized Fine Host's Business

                  Reorganized Fine Host will continue to operate as a contract food service management company serving six distinct markets and providing food services at more than 900 facilities located in 41 states. Reorganized Fine Host will have approximately 3,250 full-time employees and 11,000 employees hired on a part-time or event-by-event basis. All major management decisions concerning inventory purchases, advertising, capital expenditures, human resource policies and other matters will be made centrally from the Reorganized Fine Host executive offices in Greenwich, Connecticut. It is assumed that Reorganized Fine Host will not acquire any contract food service management companies or related businesses for the foreseeable future.

         (c)      Operational Improvements

                  Key operational improvements encompassed in these Projections include:

o Fine Host will continue to improve and develop its corporate infrastructure in order to more effectively and efficiently "serve" its operating units. Inefficient and/or redundant overhead structures will be eliminated with corresponding cost savings.

                  These corporate infrastructure improvements will be focused within the following functional areas: Human Resources, Risk Management, Accounting, Information Technology, and Purchasing.

o Significant improvements to the Company's financial reporting systems and processes will result in a variety of operational improvements and cost efficiencies primarily through improved management decisions resulting from timely and accurate financial information.

o Fine Host will continue its program to improve its purchasing power resulting in higher gross margins.

o Fine Host will improve its control over food costs by adopting uniform control practices at the unit level.


         (d)      Consolidation

                  The  Projections   include   Reorganized  Fine  Host  and  its
consolidated subsidiaries.

         (e)      Economic Assumptions

                  The overall economic assumptions with respect to expenses is a 3% annual inflation rate.

         (f)      Revenue Assumptions

                  Revenue growth has been developed by line of business. Fiscal year 1999 reflects the Fine Host Business Plan and was developed through a bottom-up budgeting approach. Fiscal years 2000, 2001 and 2002 have been projected using Fiscal year 1999 as a base. The Projections are based upon the following key assumptions:

o                     No  new  service   contracts  are  obtained   through  the
                      acquisition of businesses which operate in the contract food service industry.

o                     No material loss of service contracts due to the Company's
                      current  financial  situation  and  resulting   bankruptcy
                      filing.

o Recreation & Leisure - The Projections do not project growth in FY 1999 but rather focus on contract renewals and preservation of the existing client base during this period. FY 1999 Revenues are projected to be 12% lower than those of the previous year. FY 2000 forecasts no future growth for the Company, while FY 2001 and FY 2002 contemplate perspective growth of 8% per annum.

o Education, Business & Industry - FY 1999 revenues are projected to have a net decrease of 4%. The Projections in FY 2000, FY 2001 and FY 2002 contemplate growth of 11%, 10%, and 10% per annum, respectively.

o Healthcare & Corrections - The Corrections business has been expanding and forecasts strong growth of 22% in 1999. FY 2002 growth is forecasted at 35%, while FY 2001 and FY 2002 growth is projected to be 20%. The Healthcare business has been expanding at a slower rate with growth estimates of 13%, 25%, 15% and 15% in FY 1999 through FY 2002, respectively.

         (g)      Gross Margin

                  A significant portion of the Company's growth in the past was derived from acquisitions. From April 1993 through October 1997, the Company acquired 12 companies. As a result of this rapid growth and expansion, there were numerous management and infrastructure deficiencies which resulted in a reduced level of gross margin performance. Over the past year, management with the assistance of Buccino & Associates has implemented numerous operational changes and centralized the purchasing function which have had a positive impact on gross margin performance. Gross profit in FY 1998 was 7.5% with expected improvements in FY 1999 to 2002 to 9%, 11%, 12% and 13%, respectively.

                  Significant programs positively impacting gross margin over the projection period include (i) Improved purchasing power due to consolidation of the purchasing function at the corporate level, (ii) Elimination and rationalization of districts and personnel managing those districts; and (iii) Risk management programs to manage workers compensation, unemployment and other costs.

         (h)      Operating Expenses

                  Operating expenses are expected to improve from 10.2% to 9.9% in FY 1998, and 1999, respectively. As Fine Host undergoes a restructuring process to centralize and improve Human Resources, Accounting, Information
Technology and other corporate functions, cuts in overhead expenses and rationalization of processes will occur. Many of these improvements will occur and their associated costs will be incurred in 1999 for a slight improvement in operating expenses. The benefits of these improvements will be significantly realized in FY 2000 and onwards with estimated operating expenses declining to 8% and 7.3% in FY 2002.

         (i)      Interest Expense

                  The Projections include interest expense of $0.47 million, $1.02 million and $0.3 million in FY 1999, FY 2000 and FY 2001, respectively.

         (j)      Income Taxes

                  The projected provisions for income taxes have been calculated in accordance with FASB Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). A combined federal and state income tax rate of 40% has been assumed in calculating the income taxes to be paid for each of the four years in the period ending December 31, 2002. Fine Host has Net Operating Losses of approximately $40 million at the end of FY 1998. As a result of Change of Control and extinguishing debt, the annual NOL limitation on Fine Host income taxes is approximately $900,000.

         (k)      Capital Expenditures

                  The Projections assume aggregate capital expenditures of $13.9 million in FY 1999 and $10.8 million thereafter for the fiscal years in the period ending December 31, 2002. These amounts are estimated to be sufficient to finance investment requirements under new service contracts and maintain and upgrade Fine Host's existing fixed assets.

         (l)      Accounts Payable

                  These   Projections   contemplate   trade   credit   terms  of
approximately 30 days outstanding with respect to trade payables as of the Effective Date.

2.       Significant Balance Sheet Adjustments

         A. The confirmation and consummation will be accomplished according to the terms of the Plan as described in the Disclosure Statement herein.

         B. "Fresh start" accounting adjustments have been made to reflect the estimated adjustments necessary to adopt "fresh start" reporting in accordance with SOP 90-7. "Fresh start" reporting requires that the reorganization value of Reorganized Fine Host be allocated to its assets in conformity with Accounting Principles Bulletin ("APB") Opinion No. 16, "Business Combinations," for transactions reported on the basis of the purchase method. Any reorganization value less than the fair value of specific tangible or identified intangible assets is to be allocated back to its non-current tangible assets on a pro rata basis after offsetting the intangible assets. The reorganization value used in preparing the Pro Forma Consolidated Balance Sheet of Reorganized Fine Host as of January 9, 1999 was assumed to be in a range of $95.0 million to $130.0 million, after cash distributions in the Plan. Based upon the assumed total debt (including capital lease obligations) of $5.5 million, the estimated imputed range of equity value of Reorganized Fine Host is between $89.5 million and $124.5 million, with a midpoint value of approximately $107.0 million for purposes of "fresh start" reporting.

                  The reorganization value is subject to adjustment to reflect any fluctuation in these Projections on which the valuation is based. The allocation of the reorganization value to individual assets and liabilities is subject to change after the Effective Date and could result in material differences to the allocated values estimated in these Projections.

         C. The significant "fresh start" accounting adjustments are summarized as follows:

o Other Assets which include various intangibles such as Organizational Costs, Acquisition Costs and Deferred Financing Costs are eliminated through the application of "fresh start" accounting.


o The fair value of the identifiable assets in excess of the reorganization value ("negative goodwill") is allocated to reduce the fair values of certain non-current assets in accordance with generally accepted accounting principles.

3.       Long-term Debt and Exit Financing

                  Pursuant to the Plan, it is contemplated that Reorganized Fine Host will assume existing capital leases with a net present value of approximately $750 thousand, and will assume other existing long-term debt of approximately $4.7 million under substantially the same terms and conditions as are presently available.

                  Reorganized Fine Host, solely to the extent determined by Fine Host to be in the best interests of Reorganized Fine Host (See Section V.D., The Plan of Reorganization - Reorganized Fine Host Matters), will enter into a working capital agreement to provide for general corporate purposes. For purposes of the Projections, no borrowings under the working capital facility are assumed as of the Effective Date.

                                       F-1
                                                     EXHIBIT F

            Fine Host Corporation Annual Report on Form 10-K For the
                       Fiscal Year Ended December 31, 1997

                                       G-1
                                                     EXHIBIT G

           Fine Host Corporation Quarterly Report on Form 10-Q For the
                     Fiscal Quarter Ended September 30, 1998

                                       H-1
                                                     EXHIBIT H

                                          Precedent Transaction Analysis

                                       I-1
                                                     EXHIBIT I

                Agreement Concerning Vote, dated January 6, 1999

                                                 TABLE OF CONTENTS
                                                    (continued)


                                        i
                                                 TABLE OF CONTENTS



                                        i

                                                                                                              Page

I.       INTRODUCTION............................................................................................1

         A.       General........................................................................................1

II.      OVERVIEW OF PLAN........................................................................................3

         A.       Summary of Classification and Treatment of Claims and Equity Interests Under the Plan..........4

III.     GENERAL INFORMATION....................................................................................11

         A.       Fine Host's Business..........................................................................11

         B.       Organizational Structure of Fine Host.........................................................11

         C.       Description of Business.......................................................................12

                  1.       Fine Host's Business.................................................................12

                  2.       Food Service Contracts...............................................................13

         D.       Fine Host Common Stock........................................................................14

         E.       Employees.....................................................................................14

         F.       Leases........................................................................................14

         G.       Fine Host's Significant Debt..................................................................14

                  1.       The Subordinated Notes...............................................................14

                  2.       Intercompany Indebtedness............................................................14

                  3.       Acquisition Debt.....................................................................15

IV.      FINE HOST'S CHAPTER 11 CASE............................................................................15

         A.       Events Preceding the Filing of the Chapter 11.................................................15

                  1.       The Accounting Irregularities and Commencement of the Audit Committee
                           Investigation........................................................................15

                  2.       Negotiation of the Restructuring and the Plan........................................16

                  3.       Management...........................................................................16

         B.       Events During the Chapter 11 Case.............................................................17

                  1.       Administration of the Chapter 11 Case................................................17

                  2.       Creditors' Committee/Equity Committee................................................17

                  3.       Bar Date.............................................................................17

         C.       Pending Litigation and Other Legal Proceedings................................................18

                  1.       Class Actions........................................................................18

                  2.       Subordinated Note Action.............................................................18

                  3.       Other Legal Proceedings and Investigations...........................................19

                  4.       Insurance............................................................................20





V.       THE PLAN OF REORGANIZATION.............................................................................20

         A.       Introduction..................................................................................20

         B.       Classification and Treatment of Claims and Equity Interests Under the Plan....................21

                  1.       Classification.......................................................................21

                  2.       Administrative Expense Claims........................................................21

                  3.       Priority Tax Claims..................................................................22

                  4.       Priority Non-Tax Claims (Class 1)-- Unimpaired.......................................22

                  5.       Secured Claims (Class 2) - Unimpaired................................................22

                  6.       Subordinated Note Claims (Class 3)-- Impaired........................................23

                  7.       General Unsecured Claims (Class 4)-- Unimpaired......................................24

                  8.       Debenture Rescission Claims (Class 5)-- Impaired.....................................24

                  9.       Class 6 - Statutorily Subordinated Claims (Sub-Class 6A) and Equity Interests
                           (Sub-Class 6B) -- Impaired...........................................................26

         C.       Merger of Corporate Entities..................................................................27

         D.       Reorganized Fine Host Matters.................................................................27

                  1.       Governance and Management of Reorganized Fine Host...................................27

                  2.       Board of Directors of Reorganized Fine Host..........................................27

                  3.       Management...........................................................................27

                  4.       Employment Contracts.................................................................28

                  5.       Management Options...................................................................28

                  6.       Reorganized Fine Host Credit Agreement...............................................31

         E.       Securities to Be Issued Pursuant to Plan......................................................31

                  1.       Reorganized Fine Host Common Stock...................................................31

                  2.       New Warrants.........................................................................31

                  3.       Securities Law Matters...............................................................31

         F.       Summary of Other Provisions of the Plan.......................................................35

                  1.       Conditions Precedent to the Effective Date of the Plan...............................35

                  2.       Executory Contracts and Unexpired Leases.............................................35

                  3.       Provisions Governing Distributions...................................................36

                  4.       Treatment of Disputed Claims or Disputed Equity Interests............................39

                  5.       Committees...........................................................................40

                  6.       The Litigation Trust.................................................................41

                  7.       Effect of Confirmation...............................................................45

                  8.       Modification; Revocation or Withdrawal of Plan.......................................46

                  9.       Exculpation/Limitation of Liability in Connection with the Plan, Disclosure
                           Statement and Related Documents......................................................46

                  10.      Supplemental Documents...............................................................46

         G.       Articles of Incorporation and By-Laws of Fine Host; Corporate Action..........................47

                  1.       Amendment of Articles of Incorporation and By-Laws...................................47

                  2.       Corporate Action.....................................................................47

VI.      CERTAIN FACTORS TO BE CONSIDERED.......................................................................47

         A.       Variances from Projections....................................................................47

         B.       Significant Holders...........................................................................48

         C.       Lack of Trading Market........................................................................48

         D.       Competitive Conditions........................................................................48

         E.       Dividend Policies.............................................................................48

         F.       Health and Other Governmental Regulations.....................................................49

         G.       Certain Tax Matters...........................................................................49

VII.     VOTING PROCEDURES AND REQUIREMENTS.....................................................................49

         A.       Holders of Claims.............................................................................49

         B.       Parties in Interest Entitled to Vote..........................................................50

         C.       Classes Impaired and Entitled to Vote Under the Plan..........................................50

         D.       Vote Required for Acceptance by Class of Claims...............................................50

VIII.    CONFIRMATION OF THE PLAN...............................................................................51

         A.       Confirmation Hearing..........................................................................51

         B.       Requirements for Confirmation of the Plan.....................................................51

                  1.       Acceptance...........................................................................51

                  2.       Fair and Equitable Test..............................................................52

                  3.       Feasibility..........................................................................52

                  4.       "Best Interests" Test................................................................53

IX.      PROJECTIONS............................................................................................54

         A.       Introduction..................................................................................54

                  1.       Purpose of the Projections...........................................................54

X.       FINANCIAL INFORMATION..................................................................................55

         A.       General.......................................................................................55

         B.       Selected Financial Data.......................................................................55

         C.       Management's Discussion and Analysis of Financial Condition and Results of Operations.........55

XI.      REORGANIZATION VALUE...................................................................................56

XII.     ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..............................................58

         A.       Liquidation Under Chapter 7...................................................................58

         B.       Alternative Plan of Reorganization............................................................58

XIII.    CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN....................................................58

         A.       Consequences to the Debtor....................................................................59

                  1.       Cancellation of Debt.................................................................59

                  2.       Limitations on NOL Carryforwards and Other Tax Attributes............................59

                  3.       Alternative Minimum Tax..............................................................60

                  4.       Transfer of Litigation Trust Claims..................................................60

         B.       Consequences to Certain Holders of Claims and Equity Interests................................61

                  1.       Subordinated Note Claims.............................................................61

                  2.       Equity Interests.....................................................................62

                  3.       Debenture Rescission Claims and Statutorily Subordinated Claims......................64

                  4.       Ownership and Disposition of the New Warrants........................................65

                  5.       Tax Treatment of the Litigation Trust................................................65

                  6.       Withholding..........................................................................68

XIV.     CONCLUSION AND RECOMMENDATION..........................................................................68

EXHIBIT A      Plan of Reorganization..........................................................................A-1

EXHIBIT B      Form of Disclosure Order........................................................................B-1

EXHIBIT C      Form of Litigation Trust Agreement..............................................................C-1

EXHIBIT D      Liquidation Analysis............................................................................D-1

EXHIBIT E      Projected Financial Information.................................................................E-1

EXHIBIT F      Fine Host Corporation Annual Report on Form 10-K For the  Fiscal Year
               Ended December 31, 1997.........................................................................F-1

EXHIBIT G      Fine Host Corporation Quarterly Report on Form 10-Q For the  Fiscal Quarter
               Ended September 30, 1998........................................................................G-1

EXHIBIT H      Precedent Transaction Analysis..................................................................H-1

EXHIBIT I      Agreement Concerning Vote, dated January 6, 1999................................................I-1






1 This Disclosure Statement may not be relied upon by any persons for any purpose other than by holders of Claims or Equity Interests entitled to vote for the purpose of determining whether to vote to accept or reject the Plan, and nothing contained herein shall constitute an admission of any fact or liability by any party, or be admissible in any proceeding involving Fine Host or any other party, or be deemed conclusive evidence of the tax or other legal effects of the reorganization on Fine Host or on holders of Claims or Equity Interests.

2 Many of such Claims already have been paid pursuant to an order of the Bankruptcy Court, dated January 7, 1999.

3 The allocation of Fine Host Common Stock is subject to dilution on account of the Management Options and the exercise of New Warrants. This distribution assumes that Classes 3 and 5 vote to accept the Plan.

4 This chart is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

5 "Reorganization value" is a term of art imputing a value to the reorganized entity that may be achieved over time after the impact of the chapter 11 case on the business and results of operations have been overcome, the business has been stabilized and the business has demonstrated its ability to produce results consistent with projections. "Reorganization value" is not intended to mean trading value.

6 Inclusive of projected amounts of compensation and reimbursement of expenses of professionals to be awarded by the Bankruptcy Court.

7 Does not include interest accrued on the Subordinated Notes through the Petition Date.

8  Assumes that Creditor Cash is approximately $45 million.

9 Assumes all of such Claims already have been paid pursuant to an order of the Bankruptcy Court, dated January 7, 1999.

10 As of February 16, 1999, the bar date established by the Bankruptcy Court, Debenture Rescission Claims in excess of $175,000,000 were filed with the Bankruptcy Court. Without the commencement of a claims reconciliation process, including, without limitation, determining whether Debenture Recission Claims were validly assigned to holders of Subordinated Note Claims, Fine Host is unable to estimate or quantify these claims at this time, and therefore is unable to estimate the percentage recovery for these Claims. In addition, if Class 3 does not vote to accept the Plan, the Class of Debenture Rescission Claims will receive no distribution under the Plan.

11 Fine Host is unable to estimate the percentage recovery for Sub-Class 6A or Sub-Class 6B. In addition, if either Class 3 or Class 5 does not vote to accept the Plan, the Class of Statutorily Subordinated Claims and Equity Interests will receive no distribution under the Plan.

12 Fine Host is unable to estimate the percentage recovery for Sub-Class 6A or Sub-Class 6B. In addition, if either Class 3 or Class 5 does not vote to accept the Plan, the Class of Statutorily Subordinated Claims and Equity Interests will receive no distribution under the Plan.

13 References to Fine Host in this Article III include Fine Host and its subsidiaries and affiliates.

14 By separate letter, dated March 1, 1999, the United States Trustee denied a similar request of Frank Wood. Fine Host was never served with Mr. Wood's request.

15 On or about May 1, 1998, the Special Committee, by and through its counsel, Schulte, Roth & Zabel LLP, completed its investigation and prepared a report in connection therewith. Such report was shared with, among others, the Lead Plaintiffs in the Class Action. Based upon, among other things, such information, certain officers and directors of Fine Host were dismissed, without prejudice, from the Class Action.

16 This amount may include amounts owed by affiliates of Fine Host.